FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-05

Dated December 3, 2025	BBCMS 2025-C39
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-C39
$806,624,116 (Approximate Mortgage Pool Balance)

$721,928,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, SERIES 2025-C39

Barclays Capital Real Estate Inc.

Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

German American Capital Corporation

Wells Fargo Bank, National Association

Goldman Sachs Mortgage Company

BSPRT CMBS Finance, LLC

UBS AG New York Branch

Zions Bancorporation, N.A.

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
Goldman Sachs & Co. LLC	UBS Securities LLC	Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated December 3, 2025	BBCMS 2025-C39

This material is for your information, and none of Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Academy Securities, Inc. or Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C39 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2025-C39
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
A-1	AAA(sf)/AAAsf/AAA(sf)	$16,918,000	$16,283,000	$635,000	30.000%	2.86	1/26-12/30	37.7%	18.9%
A-4	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	37.7%	18.9%
A-5	AAA(sf)/AAAsf/AAA(sf)	(7)	(7)	(7)	30.000%	(7)	(7)	37.7%	18.9%
A-SB	AAA(sf)/AAAsf/AAA(sf)	$25,463,000	$24,508,000	$955,000	30.000%	7.38	12/30-6/35	37.7%	18.9%
X-A	AAA(sf)/AAAsf/AAA(sf)	$564,636,000(8)	$543,461,000	$21,175,000	N/A	N/A	N/A	N/A	N/A
A-S	NR/AAAsf/AAA(sf)	$86,712,000	$83,460,000	$3,252,000	19.250%	9.94	11/35-12/35	43.5%	16.3%
B	NR/AA-sf/AA(sf)	$40,332,000	$38,819,000	$1,513,000	14.250%	9.98	12/35-12/35	46.2%	15.4%
C	NR/A-sf/A(sf)	$30,248,000	$29,113,000	$1,135,000	10.500%	9.98	12/35-12/35	48.2%	14.7%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Available Certificate Balance or Notional Amount(1)	Approximate Initial Retained Certificate Balance or Notional Amount(1)(2)	Approximate Initial Credit Support(3)	Expected Weighted Avg. Life (years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
X-B	NR/A-sf/AAA(sf)	$157,292,000(10)	$151,392,000	$5,900,000	N/A	N/A	N/A	N/A	N/A
X-D	NR/BBB-sf/BBB(sf)	$23,191,000(11)	$22,321,000	$870,000	N/A	N/A	N/A	N/A	N/A
X-E	NR/BB-sf/BB+(sf)	$16,132,000(12)	$15,527,000	$605,000	N/A	N/A	N/A	N/A	N/A
X-F	NR/B-sf/BB-(sf)	$10,083,000(13)	$9,704,000	$379,000	N/A	N/A	N/A	N/A	N/A
D	NR/BBB-sf/BBB(sf)	$23,191,000	$22,321,000	$870,000	7.625%	9.98	12/35-12/35	49.8%	14.3%
E	NR/BB-sf/BB+(sf)	$16,132,000	$15,527,000	$605,000	5.625%	9.98	12/35-12/35	50.9%	14.0%
F	NR/B-sf/BB-(sf)	$10,083,000	$9,704,000	$379,000	4.375%	9.98	12/35-12/35	51.5%	13.8%
G-RR	NR/NR/NR	$35,290,115	$33,966,000	$1,324,115	0.000%	9.98	12/35-12/35	53.9%	13.2%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing, the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	On the Closing Date, Starwood Mortgage Capital LLC (a sponsor and an affiliate of the special servicer) will cause a majority-owned affiliate to purchase from the underwriters the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, as set forth in the table above under “Approximate Initial Retained Certificate Balance or Notional Amount.” The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 3.7500% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R Certificates) as of the Closing Date.
(3)	The credit support percentages set forth for the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(4)	Assumes 0% CPR / 0% CDR and a December 23, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated December 3, 2025 (the “Preliminary Prospectus”).
(5)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $522,255,000, subject to a variance of plus or minus 5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2025-C39
Indicative Capital Structure
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approximate Initial Available Certificate Balance	Expected Range of Approximate Initial Retained Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 - $200,000,000	$0 - $192,500,000	$0 - $7,500,000	N/A – 9.71	N/A / 6/35-10/35
Class A-5	$322,255,000– $522,255,000	$310,170,000– $502,670,000	$12,085,000– $19,585,000	9.87 – 9.81	10/35-11/35 / 6/35-11/35
(8)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(9)	The Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F and Class G-RR Certificates are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.
(10)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(11)	The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time.
(12)	The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time.
(13)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2025-C39
Summary of Transaction Terms
Securities Offered:	$721,928,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Citi Real Estate Funding Inc. (“CREFI”) (36.3%), Starwood Mortgage Capital LLC (“SMC”) (13.3%), Barclays Capital Real Estate Inc. (“Barclays”) (9.6%), German American Capital Corporation (“GACC”) (9.4%), Wells Fargo Bank, National Association (“WFB”) (8.4%), Goldman Sachs Mortgage Company (“GSMC”) (8.2%), BSPRT CMBS Finance, LLC (“BSPRT”) (6.8%), UBS AG New York Branch (“UBS AG”) (5.1%) and Zions Bancorporation, N.A. (“Zions”) (3.0%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	LNR Partners, LLC.
Directing Certificateholder:	LNR Securities Holdings, LLC or its affiliate.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Party:	LNR Securities Holdings, LLC.
U.S. Credit Risk Retention:

SMC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirements (i) through the purchase by Starwood Conduit CMBS Vertical Retention II LLC, a “majority-owned affiliate,” of an “eligible vertical interest” (each as defined in Regulation RR), which will consist of approximately 3.7500% of the certificate balance or notional amount of each class of certificates (other than the Class R Certificates) (the “VRR Interest”) issued by the issuing entity and (ii) through the purchase by Starwood CMBS Horizontal Retention BBCMS 2025-C39 LLC, a “majority-owned affiliate,” of an “eligible horizontal residual interest” (each as defined in Regulation RR), which will consist of the portion of the Class G-RR Certificates not included in the VRR Interest.

SMC, in its capacity as the “retaining sponsor” for this transaction, will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the credit risk retention rules, which generally prohibit the transfer of the applicable certificates except to a “majority-owned affiliate” of the “retaining sponsor”. The restrictions on hedging and transfer under the credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates (other than the Class R Certificates) has been reduced to 33% of the aggregate total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date.

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about December 23, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in December 2025, or in the case of any mortgage loan that has its first due date after December 2025, the date that would have been its due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in January 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in January 2026.
Assumed Final Distribution Date:	The Distribution Date in December 2035 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in December 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class X-D, Class X-E, Class X-F, Class D, Class E, Class F, Class G-RR, Class S and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2025-C39
Summary of Transaction Terms
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in December 2035 and the U-Haul Portfolio mortgage loan (3.7%) is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, CRED iQ and Recursion Co.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Roll-up Aggregate Cut-off Date Balance	% of IPB
CREFI	7	20	$292,628,972	36.3%
SMC	6	6	$107,021,306	13.3%
Barclays	7	7	$77,530,000	9.6%
GACC	6	6	$75,920,000	9.4%
WFB	2	2	$67,500,000	8.4%
GSMC	4	24	$66,023,838	8.2%
BSPRT	1	1	$55,000,000	6.8%
UBS AG	2	2	$41,000,000	5.1%
ZBNA	1	1	$24,000,000	3.0%
Total:	36	69	$806,624,116	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$806,624,116
Number of Mortgage Loans:	36
Number of Mortgaged Properties:	69
Average Cut-off Date Balance per Mortgage Loan:	$22,406,225
Weighted Average Current Mortgage Rate:	6.15257%
10 Largest Mortgage Loans as % of IPB:	57.0%
Weighted Average Remaining Term to Maturity/ARD:	119 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.92x
Weighted Average UW NOI Debt Yield(1):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	53.9%
Weighted Average Maturity Date/ARD LTV(1)(3):	50.9%
Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(4):	16.0%
% of Mortgage Loans secured by Multiple Properties:	15.1%
Amortization
Weighted Average Original Amortization Term(5):	311 months
Weighted Average Remaining Amortization Term(5):	311 months
% of Mortgage Loans with Interest-Only:	70.2%
% of Mortgage Loans with Interest-Only followed by Amortizing Balloon:	14.7%
% of Mortgage Loans with Amortizing Balloon:	11.4%
% of Mortgage Loans with Amortization followed by ARD-Structure:	3.7%
Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	57.2%
% of Mortgage Loans with Springing Lockboxes:	27.8%
% of Mortgage Loans with Soft Lockboxes:	9.5%
% of Mortgage Loans with No Lockbox:	5.4%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	75.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	13.4%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	58.7%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	47.8%

(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(5)	Excludes mortgage loans that are interest-only for the entire term.
(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date/ARD LTV(1)
1	525 7th Avenue	New York, NY	CREFI	1	$75,000,000	9.3%	508,875	Office	1.84x	12.3%	53.2%	53.2%
2	Brandywine Regency Warehouse & Distribution Center	Brandywine, MD	CREFI	1	$60,000,000	7.4%	624,502	Industrial	1.27x	10.5%	55.0%	43.4%
3	Renaissance Phoenix Downtown	Phoenix, AZ	BSPRT	1	$55,000,000	6.8%	521	Hospitality	3.51x	24.4%	35.0%	35.0%
4	Haverford Retail Partners Portfolio	Various, Various	CREFI	3	$51,900,000	6.4%	767,546	Retail	2.04x	12.9%	59.7%	59.7%
5	Sonwil Distribution Center	Buffalo, NY	SMC	1	$43,500,000	5.4%	323,260	Industrial	1.34x	10.9%	56.9%	49.2%
6	ExchangeRight Net Leased Portfolio #73	Various, Various	CREFI	11	$39,750,000	4.9%	241,595	Various	2.08x	12.8%	49.4%	49.4%
7	Market Place Center	Irvine, CA	WFB	1	$35,000,000	4.3%	1,154,250	Office	2.96x	17.7%	50.9%	50.9%
8	Capitol Hill Hotel	Washington, DC	CREFI	1	$34,500,000	4.3%	153	Hospitality	1.78x	13.6%	54.2%	54.2%
9	Denton Center	Denton, TX	Barclays	1	$33,000,000	4.1%	334,347	Retail	1.98x	12.1%	57.9%	57.9%
10	4 Union Square South	New York, NY	WFB	1	$32,500,000	4.0%	204,189	Retail	2.42x	14.2%	41.4%	41.4%

	Top 3 Total/Weighted Average			3	$190,000,000	23.6%			2.14x	15.2%	48.5%	44.8%
	Top 5 Total/Weighted Average			7	$285,400,000	35.4%			2.00x	14.1%	51.8%	48.2%
	Top 10 Total/Weighted Average			22	$460,150,000	57.0%			2.09x	14.1%	51.4%	49.2%
	Non-Top 10 Total/Weighted Average(2)			47	$346,474,116	43.0%			1.70x	12.1%	57.3%	53.2%
(1)	In the case of Loan Nos. 1, 2, 4, 7 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	525 7th Avenue	CREFI	$75,000,000	$125,000,000	BBCMS 2025-C39	Midland	LNR	Future Securitization(s)	$50,000,000
2	Brandywine Regency Warehouse & Distribution Center	CREFI	$60,000,000	$76,000,000	BBCMS 2025-C39	Midland	LNR	Future Securitization(s)	$16,000,000
4	Haverford Retail Partners Portfolio	CREFI	$51,900,000	$81,900,000	BBCMS 2025-C39	Midland	LNR	Future Securitization(s)	$30,000,000
7	Market Place Center	WFB	$35,000,000	$135,000,000	WFCM 2025-C65	Midland	Argentic	WFCM 2025-C65 Future Securitization(s)	$60,000,000 $40,000,000
10	4 Union Square South	WFB	$32,500,000	$120,000,000	WFCM 2025-C65	Midland	Argentic	WFCM 2025-C65 Future Securitization(s)	$60,000,000 $27,500,000
13	U-Haul Portfolio	GSMC	$29,953,838	$78,822,526	(1)	(1)	(1)	Future Securitization(s)	$48,944,000
24	Rentar Plaza	UBS AG	$11,000,000	$160,000,000	BBCMS 2025-C35	Midland	CWCapital	BBCMS 2025-C35 BMARK 2025-B41 BMO 2025-C13	$79,000,000 $60,000,000 $10,000,000
30	Honolulu FBI Office	GSMC	$5,000,000	$47,200,000	MSBAM 2025-C35	Midland	Argentic	MSBAM 2025-C35 BMARK 2025-B41	$27,200,000 $15,000,000
(1)	In the case of Loan No. 13, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2025-C39 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Additional Debt Summary

None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Anchored	10	$206,300,000	25.6%	1.93x	12.2%	58.1%	58.1%
	Single Tenant	8	24,340,000	3.0	2.08x	12.8%	49.4%	49.4%
	Shadow Anchored	1	13,450,000	1.7	1.46x	10.2%	63.1%	63.1%
	Unanchored	1	4,420,000	0.5	1.38x	11.6%	38.8%	36.7%
	Subtotal:	20	$248,510,000	30.8%	1.91x	12.2%	57.2%	57.1%
Office	CBD	2	$110,000,000	13.6%	2.20x	14.0%	52.5%	52.5%
	Suburban	4	69,021,306	8.6	1.76x	14.2%	57.3%	47.5%
	Flex / Lab	1	32,000,000	4.0	1.85x	12.9%	50.2%	50.2%
	Medical	3	15,410,000	1.9	2.08x	12.8%	49.4%	49.4%
	Subtotal:	10	$226,431,306	28.1%	2.01x	13.8%	53.4%	50.4%
Industrial	Warehouse / Distribution	2	$103,500,000	12.8%	1.30x	10.7%	55.8%	45.8%
	Subtotal:	2	$103,500,000	12.8%	1.30x	10.7%	55.8%	45.8%
Self Storage	Self Storage	29	$89,653,838	11.1%	1.47x	10.5%	57.0%	49.5%
	Subtotal:	29	$89,653,838	11.1%	1.47x	10.5%	57.0%	49.5%
Hospitality	Full Service	1	$55,000,000	6.8%	3.51x	24.4%	35.0%	35.0%
	Extended Stay	1	34,500,000	4.3	1.78x	13.6%	54.2%	54.2%
	Subtotal:	2	$89,500,000	11.1%	2.84x	20.2%	42.4%	42.4%
Multifamily	Mid Rise	2	$20,000,000	2.5%	1.41x	8.7%	66.9%	66.9%
	Student Housing	1	11,478,972	1.4	2.68x	19.9%	37.9%	32.2%
	Subtotal:	3	$31,478,972	3.9%	1.87x	12.8%	56.3%	54.2%
Mixed Use	Retail / Industrial	1	$11,000,000	1.4%	2.92x	17.8%	32.7%	32.7%
	Subtotal:	1	$11,000,000	1.4%	2.92x	17.8%	32.7%	32.7%
Manufactured Housing	RV Park	1	$3,350,000	0.4%	2.08x	13.7%	64.1%	64.1%
	Manufactured Housing	1	3,200,000	0.4	1.28x	9.4%	52.5%	52.5%
	Subtotal:	2	$6,550,000	0.8%	1.69x	11.6%	58.4%	58.4%
Total / Weighted Average:		69	$806,624,116	100.0%	1.92x	13.2%	53.9%	50.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	10	$195,520,000	24.2%	1.86x	12.3%	52.0%	50.3%
California	9	128,425,839	15.9%	1.97x	13.1%	56.1%	53.8%
Texas	4	61,531,068	7.6%	1.95x	12.0%	58.3%	57.7%
Maryland	1	60,000,000	7.4%	1.27x	10.5%	55.0%	43.4%
Arizona	1	55,000,000	6.8%	3.51x	24.4%	35.0%	35.0%
DC	1	34,500,000	4.3%	1.78x	13.6%	54.2%	54.2%
West Virginia	1	30,000,000	3.7%	1.46x	10.3%	66.6%	66.6%
Florida	4	28,666,188	3.6%	1.65x	10.8%	56.1%	55.6%
Utah	1	26,650,000	3.3%	2.28x	17.4%	64.2%	60.3%
Pennsylvania	4	26,510,844	3.3%	1.87x	12.5%	55.3%	53.6%
Colorado	2	26,301,306	3.3%	1.38x	12.9%	51.7%	30.0%
Ohio	2	25,846,337	3.2%	2.05x	13.0%	60.3%	60.3%
New Jersey	2	13,845,934	1.7%	2.05x	12.9%	57.0%	57.0%
Virginia	2	13,761,032	1.7%	1.39x	10.1%	58.0%	50.4%
Missouri	1	13,450,000	1.7%	1.46x	10.2%	63.1%	63.1%
Georgia	1	11,478,972	1.4%	2.68x	19.9%	37.9%	32.2%
Tennessee	2	10,632,603	1.3%	1.94x	13.6%	52.4%	51.1%
Wisconsin	3	10,400,880	1.3%	2.03x	12.6%	49.6%	48.5%
North Carolina	2	6,338,040	0.8%	1.33x	9.1%	57.6%	55.7%
Hawaii	1	5,000,000	0.6%	1.62x	12.3%	54.0%	54.0%
Idaho	2	4,663,357	0.6%	1.89x	12.2%	50.1%	46.3%
Kentucky	2	4,020,000	0.5%	2.08x	12.8%	49.4%	49.4%
Michigan	2	3,617,754	0.4%	1.30x	9.6%	52.4%	51.0%
Connecticut	1	2,741,772	0.3%	1.47x	11.0%	51.6%	39.5%
Indiana	1	2,361,581	0.3%	1.47x	11.0%	51.6%	39.5%
Massachusetts	1	1,226,702	0.2%	1.47x	11.0%	51.6%	39.5%
South Carolina	1	1,126,911	0.1%	1.47x	11.0%	51.6%	39.5%
Minnesota	1	826,402	0.1%	1.47x	11.0%	51.6%	39.5%
Alabama	1	786,941	0.1%	1.47x	11.0%	51.6%	39.5%
New Mexico	1	737,235	0.1%	1.47x	11.0%	51.6%	39.5%
Oklahoma	1	400,300	0.0%	1.47x	11.0%	51.6%	39.5%
Illinois	1	256,116	0.0%	1.47x	11.0%	51.6%	39.5%
Total / Weighted Average:	69	$806,624,116	100.0%	1.92x	13.2%	53.9%	50.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$3,180,000	-	$9,999,999	12	$63,370,000	7.9%	6.32864%	118	1.63x	11.4%	55.8%	53.9%
$10,000,000	-	$14,999,999	4	47,428,972	5.9%	6.07812%	118	2.07x	14.2%	49.0%	46.0%
$15,000,000	-	$19,999,999	3	52,700,000	6.5%	5.89930%	118	1.72x	11.1%	58.6%	56.4%
$20,000,000	-	$29,999,999	5	120,975,143	15.0%	6.24323%	118	1.59x	12.2%	60.2%	51.6%
$30,000,000	-	$39,999,999	7	236,750,000	29.4%	6.06924%	118	2.09x	13.4%	52.7%	52.7%
$40,000,000	-	$54,999,999	2	95,400,000	11.8%	6.17115%	120	1.72x	12.0%	58.4%	54.9%
$55,000,000	-	$75,000,000	3	190,000,000	23.6%	6.21947%	119	2.14x	15.2%	48.5%	44.8%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.54600	-	5.99900	13	$312,173,838	38.7%	5.72918%	118	2.33x	15.1%	50.5%	48.4%
6.00000	-	6.49900	15	329,508,972	40.9%	6.26512%	119	1.79x	12.4%	55.8%	54.3%
6.50000	-	6.99900	5	152,321,306	18.9%	6.69750%	119	1.42x	11.5%	57.2%	48.8%
7.00000	-	7.25300	3	12,620,000	1.6%	7.11008%	118	1.45x	11.3%	48.3%	47.6%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
120	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Remaining Term to Maturity or ARD in Months

							Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
115	-	116	4	$45,500,000	5.6%	6.43101%	116	1.87x	12.6%	56.4%	56.4%
117	-	118	17	269,050,278	33.4%	6.03505%	118	1.97x	13.3%	55.5%	51.6%
119	-	120	15	492,073,838	61.0%	6.19109%	119	1.90x	13.3%	52.8%	50.0%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$566,330,000	70.2%	6.09497%	118	2.10x	13.8%	53.3%	53.3%
180	1	20,371,306	2.5%	6.75000%	118	1.18x	12.9%	52.4%	24.3%
300	3	133,453,838	16.5%	6.32627%	120	1.34x	10.7%	54.9%	44.4%
360	8	86,468,972	10.7%	6.12100%	118	1.86x	13.9%	57.0%	51.4%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Remaining Amortization Term in Months

					Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$566,330,000	70.2%	6.09497%	118	2.10x	13.8%	53.3%	53.3%
178	1	20,371,306	2.5%	6.75000%	118	1.18x	12.9%	52.4%	24.3%
299	1	29,953,838	3.7%	5.58000%	119	1.47x	11.0%	51.6%	39.5%
300	2	103,500,000	12.8%	6.54225%	120	1.30x	10.7%	55.8%	45.8%
358	1	11,478,972	1.4%	6.00000%	118	2.68x	19.9%	37.9%	32.2%
360	7	74,990,000	9.3%	6.13952%	118	1.74x	13.0%	59.9%	54.4%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	24	$566,330,000	70.2%	6.09497%	118	2.10x	13.8%	53.3%	53.3%
Interest Only, Amortizing Balloon	8	118,490,000	14.7%	6.24800%	119	1.59x	12.2%	58.8%	52.5%
Amortizing Balloon	3	91,850,278	11.4%	6.57135%	119	1.43x	12.2%	52.3%	37.8%
Amortizing Balloon - ARD	1	29,953,838	3.7%	5.58000%	119	1.47x	11.0%	51.6%	39.5%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.18x	-	1.29x	3	$83,571,306	10.4%	6.66720%	120	1.25x	11.0%	54.3%	39.1%
1.30x	-	1.49x	12	209,873,838	26.0%	6.23916%	118	1.42x	10.3%	60.5%	55.9%
1.50x	-	1.79x	6	71,650,000	8.9%	6.56739%	118	1.71x	12.4%	54.6%	53.9%
1.80x		1.99x	4	145,500,000	18.0%	6.16720%	118	1.87x	12.4%	53.8%	53.8%
2.00x	-	2.49x	7	183,550,000	22.8%	5.93966%	119	2.15x	13.7%	54.7%	54.1%
2.50x	-	3.51x	4	112,478,972	13.9%	5.67293%	118	3.20x	21.2%	40.0%	39.4%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
32.7%	-	49.9%	6	$154,148,972	19.1%	5.82170%	118	2.75x	18.1%	40.2%	39.7%
50.0%	-	54.9%	10	261,525,143	32.4%	6.24275%	119	1.87x	13.1%	52.4%	48.8%
55.0%	-	59.9%	11	234,620,000	29.1%	6.20500%	119	1.60x	11.3%	57.4%	52.2%
60.0%	-	64.9%	5	79,150,000	9.8%	6.09959%	119	1.89x	13.2%	62.6%	59.8%
65.0%	-	67.6%	4	77,180,000	9.6%	6.40283%	118	1.45x	9.9%	67.0%	67.0%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
24.3%	-	49.9%	11	$312,174,116	38.7%	6.09941%	119	2.03x	14.5%	47.5%	40.9%
50.0%	-	59.9%	17	353,920,000	43.9%	6.14317%	118	1.92x	12.7%	55.2%	54.4%
60.0%	-	64.9%	4	63,350,000	7.9%	6.16219%	119	2.01x	14.0%	62.7%	61.1%
65.0%	-	67.6%	4	77,180,000	9.6%	6.40283%	118	1.45x	9.9%	67.0%	67.0%
Total / Weighted Average:			36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	27	$630,354,116	78.1%	6.19869%	119	1.90x	13.3%	53.2%	49.8%
Yield Maintenance	3	97,350,000	12.1%	6.17290%	120	1.90x	12.5%	57.0%	57.0%
Defeasance or Yield Maintenance	6	78,920,000	9.8%	5.75913%	117	2.12x	13.6%	55.7%	51.8%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	28	$606,944,116	75.2%	6.16116%	119	1.84x	12.9%	53.3%	49.4%
Acquisition	4	152,800,000	18.9%	6.23441%	119	2.03x	13.8%	56.6%	55.9%
Recapitalization	4	$46,880,000	5.8%	5.77463%	117	2.61x	15.8%	53.8%	53.8%
Total / Weighted Average:	36	$806,624,116	100.0%	6.15257%	119	1.92x	13.2%	53.9%	50.9%
(1)	In the case of Loan Nos. 1, 2, 4, 7, 10, 13, 24 and 30, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 13, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2025-C39
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
3	BSPRT	Renaissance Phoenix Downtown	Phoenix, AZ	Hospitality	$55,000,000	6.8%	WFCM 2015-NXS4
9	Barclays	Denton Center	Denton, TX	Retail	$33,000,000	4.1%	GSMS 2015-GC34
15	ZBNA	Broadstone Plaza II	Folsom, CA	Retail	$24,000,000	3.0%	CFCRE 2016-C4
16	SMC	Raytheon Aurora	Aurora, CO	Office	$20,371,306	2.5%	JPMCC 2017-JP6
18	Barclays	H-Mart Town Center	Plano, TX	Retail	$19,900,000	2.5%	MSBAM 2016-C28
19	SMC	PGA Financial Plaza	Palm Beach Gardens, FL	Office	$17,000,000	2.1%	JPMCC 2016-JP4
20	GACC	Security Public Storage – Richmond	Richmond, CA	Self Storage	$15,800,000	2.0%	WFCM 2015-C31
22	GACC	Security Public Storage – Herndon	Herndon, VA	Self Storage	$11,500,000	1.4%	MSC 2015-UBS8
24	UBS AG	Rentar Plaza	Middle Village, NY	Mixed Use	$11,000,000	1.4%	WFCM 2016-NXS6, CSMC 2016-NXSR, CGCMT 2017-P7
26	GACC	Security Public Storage – Vacaville	Vacaville, CA	Self Storage	$8,720,000	1.1%	WFCM 2015-LC22
32	GACC	Security Public Storage – Roseville	Roseville, CA	Self Storage	$4,200,000	0.5%	WFCM 2015-LC22
33	GACC	Security Public Storage – Sacramento II	Sacramento, CA	Self Storage	$3,700,000	0.5%	WFCM 2015-LC22
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
■ Securities:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E, Class X-F, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class D Certificates for the related Distribution Date

The pass-through rate for the Class X-E Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class E Certificates for the related Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, and fifth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D Certificates, the notional amount of the Class X-E Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D Certificates as described above, (5) to the Class X-E Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class E Certificates as described above, and (6) to the Class X-F Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-E and Class X-F Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan exceeds the amount by which (i) the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows and letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan exceeds (ii) the outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class G-RR Certificates for certain purposes, including certain

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

voting rights and the determination of the Controlling Class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class G-RR Certificates, second, to the Class F Certificates, third, to the Class E Certificates, fourth to the Class D Certificates, fifth, to the Class C Certificates, sixth, to the Class B Certificates, seventh, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each serviced pari passu Whole Loan, the Appraisal Reduction Amount will be notionally allocated, pro rata, between the related mortgage loan and the related serviced Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan immediately prior to the related Distribution Date. The Master Servicer will not make any principal or interest advances with respect to any companion loan.
■ Whole Loans:

Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts; second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property; provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on either REMIC of the trust fund or Grantor Trust or cause either REMIC of the trust fund to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2025-C39 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes E, F and G-RR.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each mortgage loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan, any Excluded Loan or any Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans with respect to this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	LNR Securities Holdings, LLC (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the servicing shift mortgage loan or any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate principal balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class G-RR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
■ Control Termination Event:

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

The “Cumulative Appraisal Reduction Amount” as of any date of determination with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The master servicer, the operating advisor and the Certificate Administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce its Certificate Balance until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to the Class G-RR Certificates, second, to the Class F certificates, third, to the Class E certificates, fourth, to the Class D certificates, fifth, to the Class C certificates, sixth, to the Class B certificates, and finally, to the Class A-S certificates). In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class G-RR Certificates, second, to the Class F certificates, third, to the Class E certificates, and fourth, to the Class D certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this paragraph.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event will be deemed to have occurred and be continuing and a Consultation Termination Event will be deemed to have occurred, in each case, with respect to an Excluded Loan.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:

The Risk Retention Consultation Party will be the party selected by Starwood Mortgage Capital LLC as the Retaining Sponsor. For so long as LNR Partners, LLC is the Special Servicer, it will not be required to consult with, or provide any information or reports to the Risk Retention Consultation Party. The initial Risk Retention Consultation Party is expected to be LNR Securities Holdings, LLC.

■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. The Operating Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced loans. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to the specially serviced loans. The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Non-Serviced Whole Loans or any related REO Property.

With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a non-serviced mortgage loan), the Operating Advisor will be responsible for:

■                after the occurrence and during the continuance of a Control Termination Event, consulting (on a non-binding basis) with the Special Servicer with respect to each asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

status report prepared by the Special Servicer and recommending proposed alternative courses of action.

■                after the occurrence and during the continuance of a Control Termination Event, preparing an annual report addressing the Operating Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement with respect to the resolution and/or liquidation of specially serviced loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

■               prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan to the Operating Advisor after such calculations have been finalized. The Operating Advisor will be required to review such calculations (with respect to Appraisal Reduction Amounts, if the Special Servicer has calculated such amounts) but will not opine on or take any affirmative action with respect to such Appraisal Reduction Amount calculations and/or net present value calculations.

■                after the occurrence and during the continuance of a Control Termination Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations performed by the Special Servicer. In the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. If there is any disagreement with respect to such calculations that the Operating Advisor and the Special Servicer are unable to resolve, the Certificate Administrator will determine which calculation is to apply.

In addition, the Operating Advisor is required to promptly review all information available to Privileged Persons on the Certificate Administrator’s website related to specially serviced loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Operating Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the servicing standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus. Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets. Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.
■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) an additional Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the voting rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced for cause at any time and without cause if either (i) LNR Partners, LLC or its affiliate is no longer the Special Servicer or (ii) LNR Securities Holdings LLC or its affiliate owns less than 15% of the certificate balance (excluding any portion that compromises the VRR Interest) of the Controlling Class by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder or the Controlling Class certificateholder on its behalf will be required to appoint (and may remove and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Operating Advisor may also recommend the replacement of the Special Servicer as described above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such certificates) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Classes of Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2025-C39 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview
■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-C39

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan.

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BBCMS 2025-C39
Structural Overview

in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	9.3%	Net Rentable Area (SF):	508,875
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	525 Delaware LLC	Year Built / Renovated:	1925 / 2024
Borrower Sponsors:	Samuel W. Rosenblatt and MSGT LLC	Occupancy:	96.3%
Interest Rate:	6.28000%	Occupancy Date:	10/1/2025
Note Date:	11/4/2025	4th Most Recent NOI (As of):	$12,745,413 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$13,416,996 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$13,989,220 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$15,022,759 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$25,559,273
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$10,203,790
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,355,483
Additional Debt(1):	Yes	UW NCF:	$14,617,614
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per SF:	$235,000,000 / $462
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/3/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$246
Taxes:	$2,567,313	$513,463	N/A	Maturity Date Loan / SF:	$246
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.2%
Replacement Reserves:	$0	$8,481	N/A	Maturity Date LTV:	53.2%
TI/LC:	$0	$53,007	N/A	UW NCF DSCR:	1.84x
Other Reserves(4):	$2,668,436	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	75.6%	Loan Payoff	$158,877,539	96.1%
Equity Contribution	40,299,328	24.4	Upfront Reserves	5,235,749	3.2
			Closing Costs	1,186,041	0.7
Total Sources	$165,299,328	100.0%	Total Uses	$165,299,328	100.0%
(1)	The 525 7th Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $125.0 million (the “525 7th Avenue Whole Loan”). The Financial Information in the chart above reflects the 525 7th Avenue Whole Loan.
(2)	Defeasance of the 525 7th Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 525 7th Avenue Whole Loan to be securitized and (b) November 4, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Other Reserves are comprised of (i) an upfront free rent reserve of $2,026,411 and (ii) an upfront unfunded obligations reserve of $642,025. See “Escrows and Reserves” below.

The Loan. The 525 7th Avenue mortgage loan (the “525 7th Avenue Mortgage Loan”) is part of the 525 7th Avenue Whole Loan, which is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000 and is secured by the borrower’s fee interest in a 508,875 square foot office property located in the Penn Plaza/Garment submarket of New York, New York (the “525 7th Avenue Property”). The 525 7th Avenue Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.28000% per annum on an Actual/360 basis. The 525 7th Avenue Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $75,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The table below identifies the promissory notes that comprise the 525 7th Avenue Whole Loan. The relationship between the holders of the 525 7th Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 525 7th Avenue Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	BBCMS 2025-C39	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
A-3(1)	$20,000,000	$20,000,000	CREFI	No
Whole Loan	$125,000,000	$125,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 525 7th Avenue Property is comprised of a 24-story, 508,875 square foot office property with ground floor retail located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is commonly referred to as “The Fashion Center” and features 494,497 square feet of office space accounting for 90.6% of total underwritten base rent, and 14,378 square feet of ground floor retail space accounting for 9.4% of total underwritten base rent. The 525 7th Avenue Property was originally constructed in 1925 and was most recently renovated in 2024. From 2015 to 2025, the borrower sponsors invested approximately $37.7 million into tenant improvements and capital expenditures at the 525 7th Avenue Property. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

The tenant mix at the 525 7th Avenue Property includes 87 office tenants and four retail tenants, with a large concentration of fashion-related tenants. As of October 1, 2025, the 525 7th Avenue Property was 96.3% leased. As of the Cut-off Date, the tenants at the 525 7th Avenue Property had been in occupancy for a weighted average of 9.9 years and had a weighted average lease term remaining of 4.5 years.

Major Tenants. The three largest tenants based on net rentable area are Reflex Performance Resources, Betsy & Adam Ltd. (“Betsy & Adam”), and PR 525 7th Ave. LLC (“Studio Nazar”).

Reflex Performance Resources (34,901 square feet; 6.9% of net rentable area; 6.4% of underwritten base rent). Reflex Performance Resources is a global manufacturer with 25 years of experience in garment production. Reflex Performance Resources operates multiple Activewear brands including 90 Degree by Reflex, Yogalicious, Bootyful and Velocity. Reflex Performance Resources operates its main showroom out of the 525 7th Avenue Property and has been a tenant at the 525 7th Avenue Property since January 2008, expanding multiple times, most recently in December 2024. Reflex Performance Resources has executed a lease for an additional 2,102 square feet of space that is scheduled to begin in February 2026 (which is included in the total square feet above). Reflex Performance Resources has a current lease term through November 2032 for 15,561 square feet of its space and through November 2034 for 19,340 square feet of its space with no renewal or termination options remaining. Reflex Performance Resources has partial monthly rent abatements of $34,476 through May 2026.

Betsy & Adam (27,008 square feet; 5.3% of net rentable area; 6.8% of underwritten base rent). Founded in 1982, Betsy & Adam is a family owned and operated boutique retailer of women’s formalwear that provides a wide range of women’s dressing including wedding dresses, cocktail dresses, gala dresses, and summer dresses. Betsy & Adam has been a tenant at the 525 7th Avenue Property since November 2017 and has a current lease term through October 2035 with no renewal option or termination options. Betsy & Adam has partial monthly rent abatements of approximately $12,958 through October 2027.

Studio Nazar (24,474 square feet; 4.8% of net rentable area; 3.1% of underwritten base rent). Founded in 1993, Studio Nazar is operated by Joseph Nazar, a mid-market fashion designer, and specializes in the wholesale distribution of women’s, children’s, and infants’ clothing and accessories. Studio Nazar has been a tenant at the 525 7th Avenue Property since June 2023 and has a current lease term through May 2033 with no renewal or termination options remaining. Studio Nazar has partial monthly rent abatements of approximately $9,921 through May 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

Appraisal. The 525 7th Avenue Property had an “as-is” appraised value of $235,000,000 as of September 3, 2025. Based on the “as-is” value of $235,000,000, the Cut-off Date LTV and Maturity Date LTV for the 525 7th Avenue Whole Loan are each 53.2%.

525 7th Avenue Appraised Value(1)
Property	Value	Capitalization Rate
525 7th Avenue	$235,000,000	5.15%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the 525 7th Avenue Property dated September 8, 2025 identified a recognized environmental condition related to the onsite operation of a dry cleaning facility through 2016. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the 525 7th Avenue Property:

Occupancy
Property	12/31/2022(1)	12/31/2023(1)	12/31/2024(1)	Current(2)
525 7th Avenue	87.2%	95.4%	96.9%	96.3%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The following table presents certain information relating to the major tenants at the 525 7th Avenue Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Reflex Performance Resources	NR/NR/NR	34,901	6.9%	$1,644,126	6.4%	$47.11	Various(3)	N	N
Betsy & Adam	NR/NR/NR	27,008	5.3%	$1,738,689	6.8%	$64.38	10/31/2035	N	N
Studio Nazar	NR/NR/NR	24,474	4.8%	$790,642	3.1%	$32.31	5/31/2033	N	N
Cameron Industries, Inc.	NR/NR/NR	24,473	4.8%	$1,101,285	4.3%	$45.00	6/30/2026	N	N
Jamari International LTD	NR/NR/NR	24,472	4.8%	$1,560,698	6.1%	$63.77	4/30/2029	N	N
Beyond Inc.	NR/NR/NR	20,661	4.1%	$1,026,264	4.0%	$49.67	6/30/2032	1 x 4.5 yr	Y(4)
ADPL, LLC	NR/NR/NR	19,158	3.8%	$869,731	3.4%	$45.40	2/29/2028	N	Y(5)
B & J Fabrics, Inc.	NR/NR/NR	18,334	3.6%	$1,125,936	4.4%	$61.41	6/30/2030	N	N
Simpson, Gumpertz & Heger, Inc	NR/NR/NR	16,967	3.3%	$973,876	3.8%	$57.40	11/30/2033	1 x 5 yr	N
I Apparel Brands LLC	NR/NR/NR	15,624	3.1%	$673,637	2.6%	$43.12	9/30/2033	N	N
Major Tenants Subtotal/Wtd. Avg.		226,072	44.4%	$11,504,886	44.8%	$50.89
Other Tenants		263,848	51.8%	$14,177,775	55.2%	$53.73
Occupied Subtotal/Wtd. Avg.		489,920	96.3%	$25,682,661	100.0%	$52.42
Vacant Space		18,955	3.7%
Total/Wtd. Avg.		508,875	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Each of the following tenants has abated rent as follows: Reflex Performance Resources (monthly abatement of $34,476 through May 2026), Betsy & Adam (monthly abatement of $12,958.46 through and including November 30, 2026 and $18,465.77 per month commencing on November 1, 2025 and through October 31, 2027.), Studio Nazar (monthly abatement of $9,921.48 through May 31, 2028, and $7,330.12 from June 1, 2028 through and including May 31, 2033), Cameron Industries, Inc., (monthly abatement of $7,648 from January through June 2026) ADPL, LLC (abatement of $74,290 in November 2026 and $37,145 in November 2027) , B&J Fabrics, Inc. (monthly abatement of $1,869 through March 2028), and I Apparel Brands LLC (monthly abatement of $4,649 through May 2026 and of $20,862 in October 1, 2027 through and including January 31, 2028, $21,918.05 for the months October 1, 2029 through and including December 31, 2029, and $10,899 for the month of August 1, 2030).
(3)	Reflex Performance Resources occupies 15,561 square feet set to expire November 30, 2032 and 19,340 square feet set to expire November 30, 2034. Includes 2,102 square feet of space as to which the lease is scheduled to begin in February 2026.
(4)	Beyond Inc. has the option to terminate its lease effective as of July 1, 2027, or effective as of July 1, 2029, provided it gives 9 months prior written notice and pays an early termination fee.
(5)	ADPL, LLC has the option to terminate its lease effective as of November 1, 2026, provided it gives 90 days prior written notice and pays an early termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The following table presents certain information relating to the lease rollover schedule at the 525 7th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,955	3.7%	NAP	NAP	18,955	3.7%	NAP	NAP
2025 & MTM(3)	5	10,295	2.0%	$468,369	1.8%	29,250	5.7%	$468,369	1.8%
2026	18	69,148	13.6%	$3,581,096	13.9%	98,398	19.3%	$4,049,465	15.8%
2027	17	57,658	11.3%	$2,556,744	10.0%	156,056	30.7%	$6,606,209	25.7%
2028	22	87,994	17.3%	$3,958,590	15.4%	244,050	48.0%	$10,564,799	41.1%
2029	14	67,168	13.2%	$3,842,911	15.0%	311,218	61.2%	$14,407,711	56.1%
2030	5	40,503	8.0%	$2,201,901	8.6%	351,721	69.1%	$16,609,611	64.7%
2031	1	5,630	1.1%	$1,252,351	4.9%	357,351	70.2%	$17,861,962	69.5%
2032	2	36,222	7.1%	$1,702,534	6.6%	393,573	77.3%	$19,564,496	76.2%
2033	5	64,384	12.7%	$2,766,619	10.8%	457,957	90.0%	$22,331,115	87.0%
2034	2	20,788	4.1%	$1,312,857	5.1%	478,745	94.1%	$23,643,972	92.1%
2035 & Beyond	2	28,608	5.6%	$2,038,689	7.9%	507,353	99.7%	$25,682,661	100.0%
Other(4)	1	1,522	0.3%	$0	0.0%	508,875	100.0%	$25,682,661	100.0%
Total	94	508,875	100.00%	25,682,661	100.00%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2025 & MTM includes one lease to which 2,213 SF of NRA and $89,215 in UW Base Rent are attributable that is on a month-to-month basis.
(4)	Other includes a lease to the management office, which accounts for 1,522 SF of NRA and $0 of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The following table presents certain information relating to the operating history and underwritten net cash flows of the 525 7th Avenue Property:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	TTM 9/30/2025	Underwritten	Per Square Foot	%(2)
Base Rent	$21,248,009	$21,833,189	$22,060,506	$22,545,918	$24,802,830	$48.74	87.7%
Contractual Rent Steps	$0	$0	$0	$0	$879,831	$1.73	3.1%
Potential Income from Vacant Space	$0	$0	$0	$0	$983,840	$1.93	3.5%
Reimbursements	$1,973,191	$2,090,826	$1,748,697	$1,640,669	$1,627,908	$3.20	5.8%
Gross Potential Income	$23,221,200	$23,924,015	$23,809,203	$24,186,587	$28,294,409	$55.60	100.0%
Other Income(3)	$4,748	$61,157	$71,611	$94,305	94,305	$0.19	0.3%
Economic Vacancy & Credit Loss	$0	$0	$0	$0	(2,829,441)	($5.56)	(10.0%)
Effective Gross Income	$23,225,948	$23,985,172	$23,880,814	$24,280,892	$25,559,273	$50.23	90.3%

Real Estate Taxes	$6,970,523	$6,809,364	$5,982,581	$4,973,195	$5,867,283	$11.53	23.0%
Management Fee	$698,922	$731,108	$725,807	$736,988	$766,778	$1.51	3.0%
Insurance	$217,473	$278,031	$325,814	$399,027	$369,277	$0.73	1.4%
Utilities	$1,253,073	$1,123,183	$1,192,672	$1,346,953	$1,321,968	$2.60	5.2%
Other Expenses(4)	$1,340,544	$1,626,490	$1,664,720	$1,801,970	$1,878,484	$3.69	7.3%
Total Operating Expenses	$10,480,535	$10,568,176	$9,891,594	$9,258,133	$10,203,790	$20.05	39.9%

Net Operating Income	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$15,355,483	$30.18	60.1%
Replacement Reserves	$0	$0	$0	$0	$101,775	$0.20	0.4%
TI/LC	$0	$0	$0	$0	$636,094	$1.25	2.5%
Net Cash Flow	$12,745,413	$13,416,996	$13,989,220	$15,022,759	$14,617,614	$28.73	57.2%
(1)	Based on the underwritten rent roll dated October 1, 2025 and inclusive of $879,831 of contractual rent steps through October 1, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Income includes tenant billbacks and various other sources of miscellaneous income.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance, and general and administrative expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The Market. The 525 7th Avenue Property is located at the northeast corner of 38th Street and 7th Avenue in the Penn Plaza/Garment submarket of New York, New York. The 525 7th Avenue Property is close to Times Square, Bryant Park, Madison Square Garden, Herald Square, and the Empire State Building. According to the appraisal, the immediate area surrounding the 525 7th Avenue Property is comprised of high rise and residential buildings and is directly adjacent to the Garment District which is known for its history as a fashion center. Primary access to the 525 7th Avenue Property is provided by the A, C, E, N, R, S, 1, 2, 3, and 7 subway trains with nearby access to New Jersey Transit, the New Jersey PATH, Long Island Railroad, Amtrak, and Metro-North provided by Penn Station, Grand Central Station, and the Port Authority Bus Terminal.

According to a third-party market research report, the 525 7th Avenue Property is located in the Penn Plaza/Garment office and retail submarket of New York City. As of October 25, 2025, the Penn Plaza/Garment office submarket had a total inventory of 88,771,211 square feet, an overall vacancy rate of 13.3%, market asking rent of $76.25 per square foot and positive net absorption of 609,425 square feet. As of October 25, 2025, the Penn Plaza/Garment retail submarket had a total inventory of 5,802,911, a vacancy rate of 10.2% and market asking rent of $129.13 per square foot.

The following table presents information relating to comparable office leases for the 525 7th Avenue Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
525 7th Avenue New York, NY	-	1925 / 2024	Cameron Industries, Inc.(2)	24,473(2)	Oct-18(2)	7.7(2)	$37.35(2)
1385 Broadway New York, NY	0.1 mi	1926 / NAP	New York Health Foundation (NYHealth)	17,000	May-25	16.3	$42.00
469 Seventh Avenue New York, NY	0.1 mi	1920 / 2012	Situation Interactive	17,058	May-25	9.0	$51.00
499 Seventh Avenue New York, NY	0.1 mi	1925 / 2004	Greystone	8,000	Feb-25	8.6	$45.00
501 Seventh Avenue New York, NY	0.1 mi	1924 / NAP	Carolina Herrera	33,873	Apr-25	9.8	$50.00
530 Seventh Avenue New York, NY	0.4 mi	1974 / NAP	Tailored Brands	18,500	Mar-25	10.7	$53.00
1441 Broadway New York, NY	0.5 mi	1930 / NAP	Style Theory	14,634	Apr-25	10.5	$55.00
1430 Broadway New York, NY	0.5 mi	1956 / NAP	Vanguard Construction	13,296	Apr-25	8.4	$38.50
1040 Avenue of the Americas New York, NY	0.6 mi	1925 / NAP	Meirowitz & Wasserberg LLP	24,014	Apr-25	10.8	$55.00

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 1, 2025. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

The Borrower. The borrower is 525 Delaware LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 525 7th Avenue Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Samuel W. Rosenblatt and MSGT LLC. Samuel W. Rosenblatt is the president of Olmstead Properties, Inc. (“Olmstead Properties”), a full-service real estate company founded in 1930 that focuses on the management, leasing, and development of office properties in New York City. Olmstead Properties currently owns and/or manages a portfolio of over thirty income-producing properties, totaling approximately four and a half million square feet. MGST LLC is an affiliate of the borrower through its manager, Enterprise Asset Management, Inc. (“Enterprise Manager”) and as of December 31, 2024 had interests in five commercial buildings, but does not own an interest in the borrower. One of the borrower sponsors was subject to a prior foreclosure. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Enterprise Manager is owned 20% each by the Estate of Robert G. James, Lois Zaro, Carol S. Weisman, Bonnie Englebart and Susan Zizes (and trusts for the latter four of these owners own MSGT LLC). Richard Marotto is the President of, and has operational management control of Enterprise Manager. Enterprise Manager is also the manager of Enterprise NYC Holdings, LLC, which has an approximately 36% interest in the borrower and is a 50% owner and joint manager of the indirect manager of the borrower. Enterprise NYC Holdings, LLC is owned 72.89% by Steinberg Investment, LP (which is owned approximately 11.26% by Danielle Englebardt and 10.0% by Brett Heyman) and 11.845% by The University of Nebraska Foundation.

Property Management. The 525 7th Avenue Property is managed by Olmstead Properties, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the 525 7th Avenue Whole Loan, the borrower deposited approximately: (i) $2,567,313 into a real estate tax reserve, (ii) $2,026,411 into a free rent reserve and (iii) $642,025 into a reserve for unfunded obligations for tenant improvement costs.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $8,481 for replacements to the 525 7th Avenue Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $53,007 into a reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $513,463).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

Lockbox / Cash Management. The 525 7th Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to establish a lender-controlled lockbox account on the origination date, and was required to deliver direction letters to each tenant at the 525 7th Avenue Property directing them to pay rent and other sums due to the lockbox account. The borrower is required to (or cause the property manager to) immediately deposit all revenue derived from the 525 7th Avenue Property and received by the borrower or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 525 7th Avenue Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 525 7th Avenue Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 1 – 525 7th Avenue

the 525 7th Avenue Whole Loan (provided that if there are insufficient funds in the TI/LC reserve to pay for future tenant improvements and leasing commissions for any lease approved in accordance with the 525 7th Avenue Whole Loan documents, the lender is required, upon the borrower’s request, to disburse funds to the borrower from the excess cash flow reserve account for such purpose) or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 525 7th Avenue Whole Loan documents, the lender may apply funds to the 525 7th Avenue Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, and (ii) the debt service coverage ratio falling below 1.20x; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, and (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter..

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Industrial - Warehouse / Distribution
% of IPB:	7.4%	Net Rentable Area (SF):	624,502
Loan Purpose:	Refinance	Location:	Brandywine, MD
Borrowers:	7900 Cedarville Road, LLC, SB Brandywine, LLC and Trisun Brandywine, LLC	Year Built / Renovated:	1991 / 2004
Borrower Sponsors:	Abdelrahman Ayyad and Sara Ayyad	Occupancy:	100.0%
Interest Rate:	6.62000%	Occupancy Date:	11/20/2025
Note Date:	11/20/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$8,244,198
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$247,326
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,996,872
Additional Debt(1):	Yes	UW NCF:	$7,934,422
Additional Debt Balance(1):	$16,000,000	Appraised Value / Per SF:	$138,300,000 / $221
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/15/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$122
Taxes:	$254,365	$84,788	N/A	Maturity Date Loan / SF:	$96
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$0	$5,204	N/A	Maturity Date LTV:	43.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.27x
Deferred Maintenance:	$2,500	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$76,000,000	100.0%	Loan Payoff(5)	$73,486,348	96.7%
			Closing Costs	1,593,975	2.1
			Return of Equity	662,811	0.9
			Upfront Reserves	256,865	0.3
Total Sources	$76,000,000	100.0%	Total Uses	$76,000,000	100.0%
(1)	The Brandywine Regency Warehouse & Distribution Center Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $76.0 million (the “Brandywine Regency Warehouse & Distribution Center Whole Loan”). The Financial Information in the chart above reflects the Brandywine Regency Warehouse & Distribution Center Whole Loan.
(2)	Defeasance of the Brandywine Regency Warehouse & Distribution Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the last securitization of any portion of the Brandywine Regency Warehouse & Distribution Center Whole Loan and (b) November 20, 2028. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Historical Financial information is not available because at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan the sole tenant, which is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, signed a new 15-year triple net lease.
(5)	Loan Payoff is comprised of approximately (i) $38,746,388 to payoff the prior loan on the property and (ii) $34,739,960 to pay off mortgages on other properties in the borrower sponsor’s portfolio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The Loan. The Brandywine Regency Warehouse & Distribution Center mortgage loan (the “Brandywine Regency Warehouse & Distribution Center Mortgage Loan”) is part of the Brandywine Regency Warehouse & Distribution Center Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $76,000,000 and is secured by the borrowers’ fee interest in a 624,502 square foot industrial warehouse and distribution center located in Brandywine, Maryland (the “Brandywine Regency Warehouse & Distribution Center Property”). The Brandywine Regency Warehouse & Distribution Center Whole Loan has an initial term of ten years, amortizes on a 300-month schedule and accrues interest at a fixed rate of 6.62000% per annum on an Actual/360 basis. The Brandywine Regency Warehouse & Distribution Center Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $60,000,000.

The table below identifies the promissory notes that comprise the Brandywine Regency Warehouse & Distribution Center Whole Loan. The relationship between the holders of the Brandywine Regency Warehouse & Distribution Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Brandywine Regency Warehouse & Distribution Center Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2025-C39	Yes
A-2(1)	$16,000,000	$16,000,000	CREFI	No
Whole Loan	$76,000,000	$76,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Brandywine Regency Warehouse & Distribution Center Property is comprised of a 624,502 square foot single-story industrial warehouse and distribution center located at 7900 Cedarville Road in Brandywine, Maryland. The Brandywine Regency Warehouse & Distribution Center Property is situated on an approximately 55.7-acre site and is located approximately 23.0 miles southeast of Washington D.C. The Brandywine Regency Warehouse & Distribution Center Property was originally constructed in 1991 and most recently renovated in 2004. The Brandywine Regency Warehouse & Distribution Center Property features 30’ clear heights, two grade level doors, 134 dock high doors, and 478 surface parking spaces, resulting in a parking ratio of 0.77 spaces per 1,000 square feet. The Brandywine Regency Warehouse & Distribution Center Property also contains 12,490 square feet of office space which accounts for 2.0% of net rentable area.

As of November 20, 2025, the Brandywine Regency Warehouse & Distribution Center Property was 100.0% leased to Regency Furniture, which commenced a new 15-year triple net lease in December 2025. Regency Furniture has been a tenant at the Brandywine Regency Warehouse & Distribution Center Property since 2003 and uses its space at the Brandywine Regency Warehouse & Distribution Center Property as a warehouse, showroom and distribution center.

Sole Tenant. The Brandywine Regency Warehouse & Distribution Center Property is 100.0% leased to Regency Furniture of Brandywine, Inc. (“Regency Furniture”).

Regency Furniture (624,502 square feet; 100.0% of total net rentable area; 100.0% of total underwritten base rent). Founded in 1999, Regency Furniture is a privately held furniture retail brand that has served the Washington D.C. metro area for over two decades. Regency Furniture operates large distribution centers that house and supply furniture to all 14 of its showrooms in the region, enabling the company to deliver purchased merchandise on a near-daily basis to each location. Regency Furniture is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, and has been a tenant at the Brandywine Regency Warehouse & Distribution Center Property since 2003. Regency Furniture has expanded its space at the Brandywine Regency Warehouse & Distribution Center Property from 456,016 square feet in 2003 to now 100.0% of the Brandywine Regency Warehouse & Distribution Center Property. Regency Furniture has a current lease term through November 2040 with no renewal or termination options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

Appraisal. The Brandywine Regency Warehouse & Distribution Center Property had an “as-is” appraised value of $138,300,000 as of November 15, 2025. The appraisal also concluded to a “go dark” value of $94,600,000, resulting in a Cut-off Date loan to dark value ratio of 80.3% and a maturity date loan to dark value ratio of 63.5%. Based on the “as-is” value of $138,300,000, the Cut-off Date LTV and Maturity Date LTV for the Brandywine Regency Warehouse & Distribution Center Whole Loan are each 55.0% and 43.4% respectively.

Brandywine Regency Warehouse & Distribution Center Appraised Value(1)
Property	Value	Capitalization Rate
Brandywine Regency Warehouse & Distribution Center	$138,300,000	5.75%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Brandywine Regency Warehouse & Distribution Center Property dated October 20, 2025 identified a recognized environmental condition related to the long-time use of the Brandywine Regency Warehouse & Distribution Center Property for auto repair activities. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the Brandywine Regency Warehouse & Distribution Center Property:

Occupancy(1)
Property	Current(2)
Brandywine Regency Warehouse & Distribution Center	100.0%
(1)	Historical Occupancies are not available because the sole tenant at the property recently signed a new 15-year triple net lease at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan.
(2)	Based on the underwritten rent roll dated October 3, 2025.

The following table presents certain information relating to the sole tenant at the Brandywine Regency Warehouse & Distribution Center Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Regency Furniture	NR/NR/NR	624,502	100.0%	$8,430,777	100.0%	$13.50	11/18/2040	N	N
Occupied Subtotal/Wtd. Avg.		624,502	100.0%	$8,430,777	100.0%	$13.50
Vacant Space		0	0.0%
Total/Wtd. Avg.		624,502	100.0%
(1)	Based on the underwritten rent roll dated October 3, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The following table presents certain information relating to the lease rollover schedule at the Brandywine Regency Warehouse & Distribution Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035 & Beyond	1	624,502	100.0%	$8,430,777	100.0%	624,502	100.0%	$8,430,777	100.0%
Total	1	624,502	100.00%	$8,430,777	100.0%
(1)	Based on the underwritten rent roll dated October 3, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The following table presents certain information relating to the underwritten net cash flows of the Brandywine Regency Warehouse & Distribution Center Property:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Base Rent	$8,430,777	$13.50	97.2%
Contractual Rent Steps	$0	$0.00	0.0%
Reimbursements	$247,326	$0.40	2.9%
Gross Potential Income	$8,678,103	$13.90	100.0%
Economic Vacancy & Credit Loss	(433,905)	($0.69)	(5.3)%
Effective Gross Income	$8,244,198	$13.20	100.0%

Management Fee	$247,326	$0.40	3.0%
Other Expenses	$0	$0.00	0.0%
Total Operating Expenses(4)	$247,326	$0.40	3.0%

Net Operating Income	$7,996,872	$12.81	97.0%
Replacement Reserves	$62,450	$0.10	0.8%
Net Cash Flow	$7,934,422	$12.71	96.2%
(1)	Based on the underwritten rent roll dated October 3, 2025.
(2)	Historical financial information is not available because at origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan the sole tenant, which is 100% owned by Abdelrahman Ayyad, one of the borrower sponsors, signed a new 15-year triple net lease.
(3)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(4)	Total Expenses are underwritten based on the Brandywine Regency Warehouse & Distribution Center Property triple-net lease. As a result, there are no underwritten real estate taxes or insurance costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

The Market. The Brandywine Regency Warehouse & Distribution Center Property is located at 7900 Cedarville Road in Brandywine, Maryland, within Prince George’s County. The Brandywine Regency Warehouse & Distribution Center Property is situated 23.0 miles southeast of Washinton D.C. According to the appraisal, the city of Brandywine is an outlying community of the Washington metropolitan area with a strategic location that is connected to economic hubs and has a stable economy supported by ongoing residential development and the retail sector. Primary access to the Brandywine Regency Warehouse & Distribution Center Property is provided by Cedarville Road with nearby access to major transportation arterials including U.S. Route 301 and State Route 5, which provide access to the surrounding area. The Brandywine Regency Warehouse & Distribution Center Property is also located approximately 24.0 miles southeast of Ronald Reagan Washington National Airport.

According to the appraisal, the Brandywine Regency Warehouse & Distribution Center Property is located in the Brandywine/Prince George’s South industrial submarket of the overall Washington D.C. industrial market. As of June 30, 2025, the Brandywine/Prince George’s South industrial submarket had a total inventory of 6,043,934 square feet, an overall vacancy rate of 18.1%, and market asking rent of $15.98 per square foot.

According to the appraisal, estimated 2024 population within a one-, two- and three-mile radius from the Brandywine Regency Warehouse & Distribution Center Property is 2,696, 24,002 and 70,807 and the 2024 average estimated household income within the same radii is $114,595, $133,084 and $128,411.

The following table presents information relating to comparable industrial leases for the Brandywine Regency Warehouse & Distribution Center Property:

Comparable Industrial Leases Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	NNN Rent (PSF)
Brandywine Regency Warehouse & Distribution Center Brandywine, MD 20613	-	1991 / 2004	Regency Furniture	624,502(2)	Nov-25(2)	15.0(2)	$13.50(2)
ELP DC Building 1 14900 Elion Way Brandywine, MD 20613	1.5 mi	2024 / NAP	Industrial Tenant	402,000	Oct-25	5.0	$12.50
Queens Court West Queens Court Brock Hall, MD 20774	15.7 mi	2025 / NAP	The Severn Group	301,392	Aug-25	10.0	$17.50
Airport 100 Warehouse 1020 Airport 100 Way Hanover, MD 21076	35.7 mi	2001 / NAP	Peapod	321,600	Mar-23	5.0	$13.50
Prologis Park Cranbury 7 Santa Fe Way Cranbury, NJ 08512	170.1 mi	2000 / NAP	Anixter international	501,400	Mar-24	10.0	$15.85
Lehigh Valley Industrial Park 2600 Brodhead Road Bethlehem, PA 18020	160.8 mi	1998 / NAP	The Hershey Company	528,670	Mar-25	5.0	$11.55
Delco Logistics Center 1500 East 2nd Street Eddystone, PA 19022	116.3 mi	2022 / NAP	Barry Callebaut USA	350,000	Feb-23	7.0	$14.65
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated October 3, 2025. Base Rent (PSF) excludes rent steps.

The Borrowers. The borrowers are 7900 Cedarville Road, LLC, a Nevada limited liability company, SB Brandywine, LLC, a Maryland limited liability company and Trisun Brandywine, LLC, a Maryland limited liability company, as tenants-in-common. Each of the borrowers is a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Abdelrahman Ayyad and his wife Sara Ayyad, who together own 100% of each of the borrowers. Abdelrahman Ayyad is the owner and Chief Executive Officer of Regency Furniture. See “Sole Tenant” for more information on Regency Furniture.

Property Management. The Brandywine Regency Warehouse & Distribution Center Property is self-managed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

Escrows and Reserves. At origination of the Brandywine Regency Warehouse & Distribution Center Whole Loan, the borrowers deposited approximately: (i) $254,365 into a real estate tax reserve and (ii) $2,500 into a reserve for immediate repairs.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $5,204 for replacements to the Brandywine Regency Warehouse & Distribution Center Property.

TI/LC Reserve – On each monthly payment date occurring on and after the occurrence and continuance of a Trigger Period (as defined below), the borrowers are required to deposit approximately $26,021 into a reserve for future tenant improvements and leasing commissions.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $84,788).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

Lockbox / Cash Management. The Brandywine Regency Warehouse & Distribution Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers established a lender-controlled lockbox account on the origination date and were required to deliver direction letters to the tenant at the Brandywine Regency Warehouse & Distribution Center Property directing them to pay rent and other sums due to the lockbox account. The borrowers are required to (or cause the property manager to) immediately deposit all revenue derived from the Brandywine Regency Warehouse & Distribution Center Property and received by the borrowers or property manager into the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brandywine Regency Warehouse & Distribution Center Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brandywine Regency Warehouse & Distribution Center Whole Loan documents are required to (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the Brandywine Regency Warehouse & Distribution Center Whole Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrowers. Upon the cure of all Trigger Periods, provided no event of default is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Brandywine Regency Warehouse & Distribution Center Whole Loan documents, the lender may apply funds to the Brandywine Regency Warehouse & Distribution Center Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period (as defined below) and (iv) the occurrence of the failure by the borrower to deliver to the lender any of the Specified Tenant (as defined below) financial statements within the applicable time periods set forth in the Brandywine Regency Warehouse & Distribution Center Whole Loan documents (“Required Records Failure”); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two calendar quarters, (y) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, and (z) clause (iv) above, the date that is 30 days after the cure of such Required Records Failure.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 2 – Brandywine Regency Warehouse & Distribution Center

and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any assignment of the Specified Tenant lease and/or sublease of all or any portion of the Specified Tenant Space, in each case, in violation of the Brandywine Regency Warehouse & Distribution Center Whole Loan documents, (vii) any bankruptcy or similar insolvency of a Specified Tenant, (viii) any of the provisions of the Specified Tenant lease are amended, modified, cancelled, terminated, surrendered, withdrawn or waived without lender’s prior written consent, including, without limitation, in connection with any case, proceeding or other action under any creditors rights laws, or any insolvency or bankruptcy proceedings, in each case, involving Specified Tenant; and (ix) the Debt to EBITDAR Ratio (as defined below) being greater than 3.00x based on a trailing 12 month period and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the Brandywine Regency Warehouse & Distribution Center Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each lease have expired or been satisfied, and each lease has commenced and the applicable tenant(s) under such lease(s) are paying full unabated rent.

“Debt to EBITDAR Ratio” means a ratio calculated by the lender (on a trailing 12-month basis) of (i) the current total Specified Tenant indebtedness to (ii) Specified Tenant EBITDAR (as defined in the related loan agreement). The Debt to EBITDAR Ratio is required to be calculated (x) using the Specified Tenant’s financial statements delivered to the lender in accordance with the terms of the Brandywine Regency Warehouse & Distribution Center Whole Loan documents and (y) in accordance with an exhibit to the related loan agreement.

“Specified Tenant” means (i) Regency Furniture of Brandywine, Inc., a Maryland corporation, together with any successors and/or assigns, (ii)  any other lessee(s) of the Specified Tenant space (or any portion thereof), and (iii) solely with respect to calculations of Specified Tenant indebtedness and Specified Tenant EBITDAR, certain consolidated retail entities identified in the Brandywine Regency Warehouse & Distribution Center Whole Loan agreement.

“Specified Tenant Cure Conditions” means each of the following, as applicable, that the applicable Specified Tenant (i) has cured all events of default as defined under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (v) is paying full, unabated rent under the applicable Specified Tenant lease and (vi) the Debt to EBITDAR Ratio being less than 3.00x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 3 – Renaissance Phoenix Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 3 – Renaissance Phoenix Downtown

PHOENIX
West Glen
Central Arts District
Downtown Phoenix
MARICOPA COUNTY
Central City
Southside
Arizona Industrial Park
W. Osborn Rd
Osborn Rd
E. Osborn Rd
W. Thomas Rd
Thomas Rd
E. Thomas Rd
W. Encanto Blvd
Encanto
E. McDowell Rd
McDowell
Roosevelt
W. Van Buren St
Van Buren
E. Van Buren St
E. Washington St
E. Jefferson St
W. Buckeye Rd
E. Buckeye Rd
N. 19th Ave
N. 7th Ave
N. 7th St
N. 16th St
N. Central Ave.
S. 19th Ave
S. 17th Ave
S. 7th Ave
S. Central Ave
S. 7th St
S. 16th St
METRO LIGHT RAIL
Piestewa Fwy
Papago Frwy
Papago Frwy
Maricopa Frwy
Phoenix-Wickenburg Hwy
Grand Ave
10
17
51
202
St. Joseph's Hospital & Medical Center
Park Central
Phoenix College
Phoenix Country Club
Abrazo Arizona Heart Hospital
Phoenix Children's Hospital
Encanto 9 Hole Golf Course
Enchanted Island Amusement Park
Encanto Park
AZ Veterans Memorial Coliseum
Arizona Exposition & State Fair
Heard Museum
Arizona Opera
Phoenix Art Museum
Grunow Memorial Medical Ctr.
Banner-University Medical Center Phoenix
Phoenix Trolley Museum
Burton Barr Central Library
Japanese Garden of Friendship
ROOSEVELT ROW
Phoenix Center for the Arts
Desert Sun Plaza
Arizona Center
Univ. of Arizona College of Medicine
Children's Museum of Phoenix
ASU Downtown Campus
St. Luke's Behavioral Health
Arizona Financial Theatre
Phoenix Conv. Ctr.
Arizona Science Center
State Capitol
Arizona State Library
Arizona Supreme Court
Bank of America Tower
Chase Field
Mortgage Matchup Ctr.
Renaissance Phoenix Downtown
100 North 1st Street
Phoenix, AZ 85004
Honeywell Aerospace Global HQ
Phoenix Sky Harbor International Airport
Phoenix Memorial Center
American Beverage Corporation
Rio Salado Habitat Restoration Area
Collins Aerospace
Salt River (Dry)
Amazon Distribution Center
UTC Aerospace Systems
Deer Valley
Sun City
Peoria
Glendale
El Mirage
Avondale
Tolleson
Laveen
Scottsdale
MC DOWELL MTS.
Paradise Valley
PHOENIX
Tempe
Mesa
Gilbert
Chandler
MARICOPA COUNTY
SOUTH MTS.
South Mountain
Komatke
PINAL COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 3 – Renaissance Phoenix Downtown

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$55,000,000	Title(2):	Leasehold
Cut-off Date Principal Balance:	$55,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	6.8%	Net Rentable Area (Rooms):	521
Loan Purpose:	Refinance	Location:	Phoenix, AZ
Borrower:	PHXHotel LLC	Year Built / Renovated:	1975 / 2024
Borrower Sponsor:	Steven Cohn	Occupancy / ADR / RevPAR:	60.7% / $234.06 / $142.14
Interest Rate:	5.70000%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	10/15/2025	4th Most Recent NOI (As of):	$10,504,408 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$12,129,809 (12/31/2023)
Interest-only Term:	120 months	2nd Most Recent NOI (As of)(3):	$13,141,908 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(3) (4):	$12,364,063 (TTM 7/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	65.8% / $234.06 / $154.05
Amortization Type:	Interest Only	UW Revenues:	$45,804,633
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$32,371,322
Lockbox / Cash Management:	Springing	UW NOI(4):	$13,433,311
Additional Debt(1):	No	UW NCF:	$11,143,080
Additional Debt Balance(1):	N/A	Appraised Value / Per Room:	$157,000,000 / $301,344
Additional Debt Type(1):	N/A	Appraisal Date:	8/19/2025

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$105,566
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$105,566
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	35.0%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	35.0%
Debt Service Reserves:	$0	Springing	N/A	UW NCF DSCR:	3.51x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	24.4%
Ground Rent Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$55,000,000	100.0%	Loan Payoff	$40,239,768	73.2%
			Sponsor Equity	13,749,613	25.0
			Closing Costs	1,010,619	1.8
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Permitted Future Subordinate and Mezzanine Debt” below for further discussion of future additional debt permitted.
(2)	Most of the Renaissance Phoenix Downtown Property (as defined below) is subject to a temporary ground lease (through November 1, 2031) related to GPLET (as defined below) treatment in lieu of ad valorem taxation. See “Ground Leases and Air Rights Leases” below.
(3)	The decrease in Most Recent NOI from the 2nd Most Recent NOI is attributed to operations working toward remediation of guestroom showers in renovated guestrooms. The work was completed in October 2025 and all impacted rooms were back online as of the origination of the Renaissance Phoenix Downtown Mortgage Loan (as defined below).
(4)	Underwritten NOI exceeds Most Recent NOI primarily due to temporary occupancy disruptions. Between May and December 2024, approximately 7,719 room nights were displaced (averaging 36 rooms per month), and an additional 100 rooms were impacted between May and September 2025. As a result, occupancy penetration declined from 97.1% in 2023 to 86.7% in the T-12 through July 2025. Underwriting is based on the prior year’s 2024 occupancy penetration index.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Renaissance Phoenix Downtown mortgage loan (the “Renaissance Phoenix Downtown Mortgage Loan”) is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $55,000,000 and is secured by the borrower’s leasehold interest (as described below under “Ground Leases and Air Rights Leases”) in a 521-room, full-service hotel located in Phoenix, Arizona (the “Renaissance Phoenix Downtown Property”). The Renaissance Phoenix Downtown Mortgage Loan has a ten-year term, is interest-only for the full term and accrues interest at a rate of 5.70000% per annum on an Actual/360 basis.

The Property. The Renaissance Phoenix Downtown Property is a 521-room, 18-story full-service hotel under a long-term management agreement with Renaissance Hotel Operating Company, an affiliate of Marriott International, Inc. (“Marriott

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 3 – Renaissance Phoenix Downtown

International”) that expires December 2041. The Renaissance Phoenix Downtown Property was originally built in 1975, underwent full guest room renovations between 2019 and 2022, and most recently received additional upgrades in 2024. The Renaissance Phoenix Downtown Property is situated on an approximately 1.26 acre site with 307 parking spaces in an on-site parking garage. The Renaissance Phoenix Downtown Property includes 51,910 square feet of meeting space, 1,850 square feet of retail space leased to FedEx and a gift shop.

The Renaissance Phoenix Downtown Property contains 223 king rooms, 210 double queen rooms, 13 double queen studio suites, 33 king executive rooms, 28 king junior suites, and 14 accessible rooms. Amenities include an outdoor pool, fitness center, member’s lounge and sundry shop. The food and beverage outlets at the Renaissance Phoenix Downtown Property include the Dust Cutter restaurant that offers breakfast, lunch and dinner, and Starbucks. The borrower sponsor has owned the Renaissance Phoenix Downtown Property for over 30 years and has invested approximately $37.4 million on capital improvements, including full guest room renovations, public areas, building façade, infrastructure, and lobby, restaurant and bar renovations, since 2015.

The following table presents certain information relating to the 2024 demand analysis with respect to the Renaissance Phoenix Downtown Property based on market segmentation as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting &Group	Leisure
Renaissance Phoenix Downtown	521	25.0%	55.0%	20.0%
(1)	Source: Appraisal.

The following table presents certain information relating to the performance of the Renaissance Phoenix Downtown Property:

Historical Occupancy, ADR, RevPAR
	Renaissance Phoenix(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	64.6%	$186.34	$120.40	62.3%	$188.10	$117.19	103.7%	99.1%	102.7%
2023	64.7%	$221.34	$143.26	66.7%	$206.44	$137.67	97.1%	107.2%	104.1%
2024	62.9%	$237.03	$149.06	68.6%	$209.97	$144.06	91.7%	112.9%	103.5%
TTM 7/31/2025	60.7%	$234.06	$142.14	70.1%	$210.23	$147.32	86.7%	111.3%	96.5%
(1)	Occupancy, ADR and RevPAR for the Renaissance Phoenix Downtown Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Renaissance Phoenix Downtown Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2022-TTM 7/31/2025 includes Hyatt Regency Phoenix, Embassy Suites by Hilton Phoenix Downtown North, Best Western Downtown Phoenix, Sheraton Phoenix Downtown, Hilton Garden Inn Phoenix Downtown, Westin Phoenix Downtown and Kimpton Hotel Palomar Phoenix.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated September 4, 2025, there was evidence of a recognized environmental condition at the Renaissance Phoenix Downtown Property associated with regional groundwater contamination but no further investigation was warranted. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Renaissance Phoenix Downtown Property is located at 100 North 1st Street in downtown Phoenix, Arizona, which location offers direct access to the light rail system and is approximately four miles from the Phoenix Sky Harbor International Airport. Other demand drivers in the area include Chase Field, PHX Arena, the Orpheum Theatre, Phoenix Convention Center, Arizona State University, and the Phoenix Art Museum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Renaissance Phoenix Downtown

The following table presents certain information relating to the primary hotel competition for the Renaissance Phoenix Downtown Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Renaissance Phoenix Downtown(2)	-	1975	521	60.7%	$234.06	$142.14
100 North 1st Street Phoenix, AZ
Hyatt Regency Phoenix	< 0.25 mi	1976	693	70-75%	$220-$230	$160-$170
122 North 2nd Street, Phoenix, AZ
Sheraton Hotel Phoenix Downtown	0.50 mi	2008	1,003	60-65%	$195-$205	$120-$130
340 North 3rd Street, Phoenix, AZ
Westin Phoenix Downtown	< 0.25 mi	2011	242	75-80%	$225-$235	$170-$180
333 North Central Avenue, Phoenix, AZ
Kimpton Hotel Palomar Phoenix	0.50 mi	2012	242	70-75%	$220-$230	$155-$165
2 East Jefferson Street, Phoenix, AZ
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Renaissance Phoenix Downtown Property metrics are based on the underwriting as of July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Renaissance Phoenix Downtown

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Renaissance Phoenix Downtown Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 7/31/2025	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	64.6%	64.7%	62.9%	60.7%	65.8%
ADR	$186.34	$221.34	$237.03	$234.06	$234.06
RevPAR	$120.40	$143.26	$149.06	$142.14	$154.05

Room Revenue	$22,895,570	$27,243,896	$28,422,888	$27,029,281	$29,294,890	$56,228	64.0%
Food & Beverage Revenue	$10,378,228	$11,348,610	$13,771,356	$12,919,471	$14,373,899	$27,589	31.4%
Parking Revenue	$289,044	$353,518	$264,151	$312,926	$275,708	$529	0.6%
Other Departmental Revenue(3)	$1,444,641	$1,447,354	$1,782,161	$1,870,140	$1,860,136	$3,570	4.1%
Total Revenue	$35,007,483	$40,393,378	$44,240,556	$42,131,819	$45,804,633	$87,917	100.0%
Room Expense	$5,380,046	$6,285,116	$6,347,087	$6,487,599	$6,541,813	$12,556	22.3%
Food & Beverage Expense	$7,530,614	$8,920,711	$9,813,362	$9,237,165	$10,242,729	$19,660	71.3%
Other Departmental Expenses	-$10	-$1,024	$0	$0	$0	$0	0.0%
Departmental Expenses	$12,910,649	$15,204,802	$16,160,449	$15,724,764	$16,784,542	$32,216	36.6%
Departmental Profit	$22,096,833	$25,188,576	$28,080,107	$26,407,055	$29,020,091	$55,701	63.4%
Management Fee(4)	$1,050,223	$1,344,369	$1,385,113	$999,222	$1,686,436	$3,237	3.7%
Marketing	$3,210,306	$3,530,757	$4,235,256	$3,901,286	$4,235,256	$8,129	9.2%
Other Undistributed Expenses(5)	$6,621,888	$7,313,984	$8,463,973	$8,179,673	$8,463,973	$16,246	18.5%
Total Undistributed Expenses	$10,882,418	$12,189,109	$14,084,342	$13,080,181	$14,385,664	$27,612	31.4%
Real Estate Taxes(6)	$200,113	$210,984	$223,021	$141,697	$384,620	$738	0.8%
Property Insurance	$281,844	$356,529	$310,131	$375,624	$402,628	$773	0.9%
Equipment Lease Expense	$137,060	$172,271	$63,875	$71,437	$71,437	$137	0.2%
Ground Lease Payment	$85,555	$75,726	$202,450	$320,466	$288,050	$553	0.6%
Other Fixed Expenses	$5,435	$54,147	$54,380	$53,588	$54,380	$104	0.1%
Total Fixed Expenses	$710,008	$869,657	$853,857	$962,811	$1,201,115	$2,305	2.6%
Net Operating Income(7) (8)	$10,504,408	$12,129,809	$13,141,908	$12,364,063	$13,433,311	$25,784	29.3%
FF&E	$1,750,372	$2,022,033	$2,215,967	$2,111,612	$2,290,232	$4,396	5.0%
Net Cash Flow	$8,754,036	$10,107,777	$10,925,942	$10,252,451	$11,143,080	$21,388	24.3%
(1)	Per Room is based on 521 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Other Departmental Revenue includes proceeds from cancellation fees, retail rent, and miscellaneous income.
(4)	The management agreement provides for a 3% base fee and a 20% incentive fee based on the excess of operating profit over the owner’s priority amount defined in the management agreement. The owner’s priority is currently set at $9,893,891 and increases by 10% of any sponsor-funded capital expenditure exceeding the Property Improvement Plan.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, utilities, and information and telecommunication.
(6)	The Development Lease (as defined below) provides for (i) a fixed rent payment per the schedule in the Development Lease (shown below under “Ground Leases and Air Rights Leases)” in lieu of real estate taxes through 2031 and (ii) a contingent payment equal to the amount, if any, in which $791,468.12 (the property taxes before the GPLET was put in place) exceeds the sum of fixed annual rent, GPLET (as defined below) payments, and all other taxes relating to the Renaissance Phoenix Downtown Property. Thereafter, the Renaissance Phoenix Downtown Property will revert to full taxes. Underwritten amounts are based on the average of the scheduled GPLET payments and property taxes during the term of the Renaissance Phoenix Downtown Mortgage Loan.
(7)	The decrease in TTM 7/31/2025 NOI from 2024 NOI is attributed to disruption caused by remediation of guestroom showers in renovated guestrooms. The work was completed in October 2025 and all impacted rooms were back online as of the origination of the Renaissance Phoenix Downtown Mortgage Loan.
(8)	Underwritten NOI exceeds TTM 7/31/2025 NOI primarily due to temporary occupancy disruptions. Between May and December 2024, approximately 7,719 room nights were displaced (averaging 36 rooms per month), and an additional 100 rooms were impacted between May and September 2025. As a result, occupancy penetration declined from 97.1% in 2023 to 86.7% in the T-12 through July 2025. Underwriting is based on the prior year’s 2024 occupancy penetration index.

The Borrower. The borrower is PHXHotel LLC, a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Phoenix Downtown Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve out guarantor is Steven Cohn. Mr. Cohn serves on the Board of Directors for the Greater Phoenix Convention and Visitors Bureau and has participated in shaping regional development initiatives. Over his career, he has built a diverse portfolio of hotel and commercial real estate investments across the United States. Notable assets previously owned by the borrower sponsor include the Sheraton International at O’Hare, the Sheraton Airport Hotel in Burlingame, California, the Radisson Read House in Chattanooga, Tennessee, the Vendue Inn in Charleston, South Carolina, and the Hamilton Turner Inn in Savannah, Georgia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Renaissance Phoenix Downtown

Property Management. The Renaissance Phoenix Downtown Property is managed by Renaissance Hotel Operating Company, an affiliate of Marriott International (the “Property Manager”) pursuant to an agreement (the “Management Agreement”) with the borrower dated October 11, 2011. The Management Agreement has an initial term of 30 years (through 2041), and a renewal option for an additional 10 years. There is no separate franchise agreement.

Escrows and Reserves. No upfront reserves were required at origination of the Renaissance Phoenix Downtown Mortgage Loan. Springing reserves are required as follows:

Tax Escrows – If the Property Manager fails to pay all taxes due, the borrower will be required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Escrows – If the Property Manager fails to pay all insurance premiums due or fails to obtain and maintain the insurance required under the management agreement, the borrower will be required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies.

FF&E Reserve – If the Property Manager is no longer required to make payments into the FF&E reserve under the management agreement, the borrower will be required to deposit into an FF&E reserve, on a monthly basis, an amount equal to 1/12th of 5% of the gross revenues for the Renaissance Phoenix Downtown Property.

PIP Reserve – On the date that any PIP is imposed by the Property Manager pursuant to the Management Agreement, the borrower will be required to deposit an amount equal to 125% of the sum required to pay for the budgeted portion of such PIP required to be completed within the subsequent 12-month period.

Ground Rent Reserve – If the Property Manager is no longer required to make ground rent payments to the ground lessors, the borrower will be required to deposit, on each monthly payment date, 1/12th of the amount sufficient to pay the ground rent payable during the next ensuing 12 months.

Debt Service Reserve – If a Cash Sweep Period has commenced, the borrower will be required to deposit, on or before each monthly payment date, an amount sufficient to pay the debt service due on or before each monthly payment date.

Lockbox / Cash Management. The Renaissance Phoenix Downtown Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), the borrower is required to deposit the Borrower’s Remittance Amount (as defined below) directly into the lender-controlled lockbox account as and when payable to the borrower under the management agreement. Upon the occurrence and during the continuance of a Cash Sweep Period, (i) all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender, which funds will be applied and disbursed in accordance with the Renaissance Phoenix Downtown Mortgage Loan documents, and (ii) all excess cash flow funds remaining in the cash management account will be transferred to the excess cash flow reserve account and held by lender as additional collateral for the Renaissance Phoenix Downtown Mortgage Loan. To the extent that no Cash Sweep Period is continuing, all amounts in the excess cash flow reserve are required to be disbursed to the borrower.

“Borrower’s Remittance Amount” means, for so long as the Management Agreement is in full force and effect, the excess funds distributed to the borrower after the Property Manager has made all permitted disbursements and/or funded all reserves in accordance with the Management Agreement, including all operating expenses paid and all fees due.

“Cash Sweep Period” means a period (A) commencing upon any of (i) the occurrence and continuance of an event of default or (ii) notification by the Property Manager of its intent to terminate or cancel the Management Agreement and (B) expiring upon, with regard to (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, either (1) the Property Manager revokes such notice of termination, cancellation, or surrender of such Management Agreement and delivers to the lender a “good standing” letter or (2) the lender receives evidence, that borrower has entered into a management agreement with a Qualified Manager (as defined below), and that an amount of funds is on deposit (either in the PIP Reserve Account or a reserve account maintained for such purposes by such manager pursuant to the Management Agreement, or a combination thereof) and allocable pursuant to the terms and conditions of the Renaissance Phoenix Downtown Mortgage Loan documents (or such Management Agreement, as applicable) to cover at least 125% of the anticipated costs of all PIP work required to be performed in connection therewith. Such person or entity will be subject to the lender’s receipt of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Renaissance Phoenix Downtown

“Qualified Manager” means a replacement property manager approved by the lender and subject to (i) the lender’s receipt of a rating agency confirmation and (ii) if such replacement property manager is affiliated with the borrower or the borrower sponsor, delivery of a new non-consolidation opinion with respect to such person or entity.

Subordinate Debt and Mezzanine Debt. None.

Permitted Future Subordinate and Mezzanine Debt. The Renaissance Phoenix Downtown Mortgage Loan documents permit future mezzanine financing, subject to the satisfaction of certain conditions, including among others: (i) the debt yield occurring at the time of the mezzanine financing is no less than the debt yield as of the Renaissance Phoenix Downtown Mortgage Loan note date, (ii) the loan-to-value ratio at the time of the mezzanine financing is no greater than the loan-to-value ratio as of the Renaissance Phoenix Downtown Mortgage Loan note date and (iii) delivery of, among other things, (a) drafts of such financing documentation for the lender’s review and reasonable approval, (b) a market standard intercreditor agreement reasonably satisfactory to the lender, and (c) such opinions, title endorsements, documents and/or instruments relating to the Renaissance Phoenix Downtown Property and other materials as may be reasonably required by the lender, and any and all other documentation that the lender may reasonably require in connection such financing.

Upon the occurrence and during the continuance of a Market Disruption, the Renaissance Phoenix Mortgage Loan documents permit (i) the Borrower and its indirect equity owners to incur future unsecured and secured subordinate indebtedness (provided such debt is not secured by the Renaissance Phoenix Downtown Property) upon terms and conditions no less favorable to the borrower than those that the lender affords other mortgage borrowers during such period with respect to a loan secured by a hospitality property (subject to adjustment to reflect any differences in loan size, property value and loan and property performance) and (ii) delivery of any and all documentation that the lender may reasonably require in connection such financing. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

“Market Disruption” means a disruption in any of the national or Phoenix metropolitan area real estate, hospitality or financial markets due to unforeseen circumstances outside of the control of the borrower, such as occurred by way of example but not of limitation, following the terrorist attacks of September 11, 2001, during the financial crisis of 2007-2008 and during the COVID-19 pandemic.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Renaissance Phoenix Downtown

Ground Leases and Air Rights Leases. The borrower’s ownership interest consists of four leasehold interests: (i) the temporary development ground lease with the city of Phoenix (the “Development Ground Lease”); (ii) a partial ground lease with a third-party ground lessor for a small portion of the Renaissance Phoenix Downtown Property (the “Partial Ground Lease”); and (iii) the Air Rights Lease (as defined below) and (iv) the Drop Off Lease (as defined below).

The Development Ground Lease. The borrower entered into a redevelopment agreement on October 6, 2011 with the City of Phoenix (the “City”), pursuant to which the borrower conveyed the Renaissance Phoenix Downtown Property to the City and the City leased the Renaissance Phoenix Downtown Property back to the borrower pursuant to the Development Ground Lease. This structure rendered the Renaissance Phoenix Downtown Property eligible for Government Property Lease Excise Tax (“GPLET”) treatment in lieu of ad valorem taxation. The Development Ground Lease expires on November 1, 2031, at which time the fee interest will revert to the borrower upon, among other things, the borrower’s payment of a purchase price equal to $50,000. The Development Ground Lease provides for (i) a fixed rent payment per the following schedule and (ii) a contingent payment equal to the amount, if any, by which $791,468.12 (the property taxes before the GPLET was put in place) exceeds the sum of fixed annual rent, GPLET payments, and all other taxes relating to the Renaissance Phoenix Downtown Property. The contingent payment has historically been offset by occupancy taxes resulting in only the fixed rent payments being due. After expiration of the Development Ground Lease, full taxes will be due. The lender underwrote taxes based on the average of the scheduled GPLET payments and property taxes during the term of the Renaissance Phoenix Downtown Mortgage Loan.

GPLET Fixed Payments
Year	Payment
2025	$145,000
2026	$165,000
2027	$185,000
2028	$205,000
2029	$225,000
2030	$245,000
2031	$265,000
2032	-
2033	-
2034	-

The Partial Ground Lease. The borrower also leases a portion of the Renaissance Phoenix Downtown Property covering a 6,886 square foot parcel pursuant to a ground lease with a third party (the “Partial Ground Lease”) dated June 20, 1973. The Partial Ground Lease is scheduled to expire on December 31, 2049 with one, 25-year extension option. The current annual rent is $144,550, which resets every five years to an amount equal to 7% of the as-vacant fair value of the land, subject to a minimum rent of $40,000. The portion of the Renaissance Phoenix Downtown Property that is subject to the Partial Ground Lease is not subject to GPLET treatment.

Air Rights Lease and Drop Off Lease. The borrower is a party to two air rights leases, one of which covers certain air rights and subsurface rights above and below the sidewalks surrounding the hotel (the “Air Rights Lease”) and the other air rights lease allows a street curb cut for valet parking services and delivery vehicles (the “Drop Off Lease”), each of which is between the City and the borrower.

The Air Rights Lease commenced on August 3, 1973 and was recently extended through August 3, 2073. The current annual rent is $2,165 and such rent does not increase through lease expiration. The Air Rights Lease allows the hotel to offer covered outdoor seating, install lighting and add landscaping on the public right of way adjacent to the hotel building.

The Drop Off Lease commenced on April 27, 2001 and was automatically extended through August 3, 2073. The current annual rent is $42,402.62, and the annual rent payment increases by a consumer price index multiple every three years, subject to a maximum increase of 112.0% of the preceding year’s annual rent, with the next rent increase scheduled to occur on August 1, 2028. The Drop Off Lease covers the First Street drop-off location, (7,667 square feet),and the air space above it extending up to a maximum of 50 feet above the surface situated on the north side of Adams Street between Central Avenue and First Street in Phoenix, Arizona.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

SOUTHMONT PLAZA

LOWE'S
DICK'S SPORTING GOODS
BEST BUY
STAPLES
JACUZZI HOTTUBS OF SOUTHERN PA
LA SALON & DAY SPA
FRANK'S PIZZA AND ITALIAN RESTAURANT
KUNG FU II
T-Mobile
ROSS DRESS FOR LESS
Michaels
BARNES & NOBLE
MATTRESS FIRM
DUCK DONUTS
HOLIDAY HAIR
PET SUPPLIES PLUS
TEXAS ROADHOUSE
FRIDAYS
DOLLAR TREE
PNC
Panera BREAD
HOPE ROAD
FREEMANSBURG AVENUE
Anchor / Major
Non Anchor / Inline
Vacant
Not Part of Collateral
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$51,900,000	Title:	Fee
Cut-off Date Principal Balance(1):	$51,900,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	6.4%	Net Rentable Area (SF):	767,546
Loan Purpose:	Acquisition	Location(6):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(6):	Various / Various
Borrower Sponsors:	Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey	Occupancy:	97.6%
Interest Rate:	5.95000%	Occupancy Date:	10/6/2025
Note Date:	11/21/2025	4th Most Recent NOI (As of):	$9,317,964 (12/31/2022)
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of):	$9,744,758 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$9,655,549 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$10,549,082 (TTM 9/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,797,813
Call Protection(3):	L(24),YM1(89),O(7)	UW Expenses:	$4,194,943
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,602,870
Additional Debt(1):	Yes	UW NCF:	$10,097,432
Additional Debt Balance(1):	$30,000,000	Appraised Value / Per SF:	$137,300,000 / $179
Additional Debt Type(1):	Pari Passu	Appraisal Date(7):	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$107
Taxes:	$722,894	$180,723	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$9,594	N/A	Maturity Date LTV:	59.7%
TI/LC:	$0	$31,981	$1,500,000	UW NCF DSCR:	2.04x
Other Reserves(5):	$1,068,632	Springing	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$81,900,000	62.9%	Purchase Price	$126,000,000	96.8%
Equity Contribution	48,273,742	37.1	Closing Costs	2,382,216	1.8
			Upfront Reserves	1,791,526	1.4
Total Sources	$130,173,742	100.0%	Total Uses	$130,173,742	100.0%
(1)	The Haverford Retail Partners Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of as of the Cut-off Date of $81.9 million (the “Haverford Retail Partners Portfolio Whole Loan”). The Financial Information in the chart above reflects the Haverford Retail Partners Portfolio Whole Loan.
(2)	The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property (as defined below), (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property (as defined below) and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property (as defined below).
(3)	Prepayment of the Haverford Retail Partners Portfolio Whole Loan with a prepayment fee equal to the greater of 1.00% and a yield maintenance premium is permitted at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028. The assumed prepayment lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve information.
(5)	Other Reserves consist of (i) an initial unfunded obligations reserve of $829,382, (ii) an initial stormwater reserve of $239,250, and (iii) a springing monthly condominium assessments reserve.
(6)	See “Portfolio Summary” below.
(7)	The Appraised Value is as of the Appraisals dated from August 12, 2025 through August 15, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The Loan. The Haverford Retail Partners Portfolio mortgage loan (the “Haverford Retail Partners Portfolio Mortgage Loan”) is part of the Haverford Retail Partners Portfolio Whole Loan, which is evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81,900,000 and is secured by the borrowers’ fee interests in three anchored retail properties totaling 767,546 square feet located in Ohio, Pennsylvania, and New Jersey (the “Haverford Retail Partners Portfolio Properties”). The Haverford Retail Partners Portfolio Whole Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an Actual/360 basis. The Haverford Retail Partners Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance of $51,900,000.

The table below identifies the promissory notes that comprise the Haverford Retail Partners Portfolio Whole Loan. The relationship between the holders of the Haverford Retail Partners Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Haverford Retail Partners Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2025-C39 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$51,900,000	$51,900,000	BBCMS 2025-C39	Yes
A-2(1)	$30,000,000	$30,000,000	CREFI	No
Whole Loan	$81,900,000	$81,900,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Haverford Retail Partners Portfolio Properties are comprised of a 418,587 square foot anchored retail property located in Stow, Ohio (the “Stow Community Center Property”), a 250,939 square foot anchored retail property located in Easton, Pennsylvania (the “Southmont Plaza Property”) and a 98,020 square foot anchored retail property located in East Hanover, New Jersey (the “East Hanover Plaza Property”). As of October 6, 2025, the Haverford Retail Partners Portfolio was 97.6% occupied by 56 tenants with a weighted average tenant tenure of 17.0 years. The Haverford Retail Partners Portfolio Properties feature a diverse tenant roster with no individual tenant accounting for more than 11.8% of net rentable area or 8.1% of underwritten base rent.

The following table presents certain information relating to the Haverford Retail Partners Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value	U/W NOI(2)	% of U/W NOI
Stow Community Center	Stow, OH	1968, 1996-1998, 2008, and 2013/ NAP	418,587	$22,496,337	43.3%	$62,850,000	45.8%	$5,033,027	47.5%
Southmont Plaza	Easton, PA	2004 / 2021-2024	250,939	$19,137,729	36.9%	$47,750,000	34.8%	$3,778,660	35.6%
East Hanover Plaza	East Hanover, NJ	1994 / NAP	98,020	$10,265,934	19.8%	$26,700,000	19.4%	$1,791,183	16.9%
Total			767,546	51,900,000	100.0%	137,300,000	100.0%	10,602,870	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

Stow Community Center Property

The Stow Community Center Property is an eight building, 418,587 square foot, anchored retail property located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio. The Stow Community Center Property was constructed in phases over several decades in 1968, 1996-1998, 2008, and 2013 and is situated on a 50.02-acre site. As of October 6, 2025, the Stow Community Center Property was 96.2% occupied by 32 tenants with a weighted average tenant tenure of 19.1 years as of the Cut-off Date. The Stow Community Center Property is anchored by Giant Eagle, Kohls and Hobby Lobby and is also shadow anchored by Target.

Southmont Plaza Property

The Southmont Plaza Property is an eight building, 250,939 square foot, anchored retail center along Route 33 in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania. The Southmont Plaza Property was constructed in 2004, most recently renovated from 2021 to 2024, and is situated on a 45.98-acre site. As of October 6, 2025, the Southmont Plaza Property was 99.0% occupied by 21 tenants with a weighted average tenant tenure of 16.7 years as of the Cut-off Date. The Southmont Plaza Property is anchored by Dick’s Sporting Goods and Best Buy and is also shadow anchored by Lowe’s. The Southmont Plaza Property is subject to a horizontal condominium regime in which the related borrowers are the 62.5% controlling member.

East Hanover Plaza Property

The East Hanover Plaza Property is a three building, 98,020 square foot, anchored retail property located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City. The East Hanover Plaza Property was constructed in 1994 and is situated on an 8.43-acre site. As of October 6, 2025, the East Hanover Plaza Property was 100.0% occupied by eight tenants with a weighted average tenant tenure of 9.5 years as of the Cut-off Date. The East Hanover Plaza Property is anchored by HomeGoods and HomeSense and is also shadow anchored by Costco and T.J. Maxx.

Major Tenants. The three largest tenants based on net rentable area are Giant Eagle, Kohl’s and Hobby Lobby.

Giant Eagle (90,722 square feet; 11.8% of total net rentable area; 8.1% of total underwritten base rent). Founded in 1918, Giant Eagle is a food, fuel and pharmacy retailer with more than 470 locations across western Pennsylvania, northern central Ohio, northern West Virginia, Maryland, and Indiana. Giant Eagle has been a tenant at the Stow Community Center Property since October 1996 and has a current lease term through January 2027 with four, five-year renewal options and no termination options remaining.

Kohl’s (86,584 square feet; 11.3% of total net rentable area; 6.0% of underwritten base rent). Founded in 1962, Kohl’s is an omnichannel retailer that serves over 60 million customers across more than 1,100 stores in 49 states, online, and through the Kohl’s Mobile App. Kohl’s has been a tenant at the Stow Community Center Property since October 1998 and has a current lease term through February 2029 with four, five-year renewal options and no termination options remaining.

Hobby Lobby (55,342 square feet; 7.2% of total net rentable area; 3.8% of total underwritten base rent). Founded in 1970, Hobby Lobby is a large privately owned arts and crafts store chain with over 46,000 employees operating more than 1,000 stores across 48 states. Hobby Lobby has been a tenant at the Stow Community Center Property since October 2008 and has a current lease term through October 2028 with two, five-year renewal options and no termination options remaining.

Appraisals. The Haverford Retail Partners Portfolio Properties had an aggregate “as-is” appraised value of $137,300,000 as of the appraisals dated from August 12, 2025 through August 15, 2025, resulting in a Cut-off Date LTV and Maturity Date LTV of 59.7%.

Haverford Retail Partners Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Stow Community Center	$62,850,000	8.00%
Southmont Plaza	$47,750,000	7.75%
East Hanover Plaza	$26,700,000	6.50%
Total/Wtd. Average	$137,300,000	7.62%
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

Environmental. The Phase I environmental assessments of the Haverford Retail Partners Portfolio Properties dated July 14, 2025 and August 29, 2025 identified recognized environmental conditions at the Stow Community Center Property and the East Hanover Plaza Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the Haverford Retail Partners Portfolio Properties:

Occupancy(1)
Property	12/31/2022	12/31/2023	12/31/2024	9/30/2025	Current(2)
Stow Community Center	94.6%	95.5%	96.0%	96.0%	96.2%
Southmont Plaza	98.5%	87.8%	99.0%	99.0%	99.0%
East Hanover Plaza	100.0%	100.0%	88.3%	100.0%	100.0%
Total	96.6%	93.6%	96.0%	97.5%	97.6%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent rolls dated October 6, 2025.

The following table presents certain information relating to the major tenants at the Haverford Retail Partners Portfolio Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date	Renewal Options	Term. Options
Major Tenants
Giant Eagle	Stow Community Center	NR/NR/NR	90,722	11.8%	$934,437	8.1%	$10.30	1/31/2027	4 x 5 yr	N
Kohl's	Stow Community Center	B3/B+/BB-	86,584	11.3%	$692,672	6.0%	$8.00	2/2/2029	4 x 5 yr	N
Hobby Lobby	Stow Community Center	NR/NR/NR	55,342	7.2%	$442,736	3.8%	$8.00	10/31/2028	2 x 5 yr	N
Dick's Sporting Goods	Southmont Plaza	Baa2/BBB/NR	50,000	6.5%	$750,000	6.5%	$15.00	1/31/2030	1 x 4 yr 11 mos.	N
HomeGoods(3)	Stow Community Center and East Hanover Plaza	NR/NR/NR	47,000	6.1%	$733,787	6.4%	$15.61	Various(3)	Various(3)	N
Best Buy	Southmont Plaza	A3/BBB+/NR	33,862	4.4%	$393,041	3.4%	$11.61	1/31/2031	1 x 5 yr	N
Ross Dress for Less	Southmont Plaza	NR/NR/NR	28,150	3.7%	$394,100	3.4%	$14.00	1/31/2035	3 x 5 yr, 1 x 4 yr 11 mos.	N
Homesense	East Hanover Plaza	NR/NR/NR	25,024	3.3%	$500,480	4.3%	$20.00	9/30/2027	4 x 5 yr	N
Barnes & Noble	Southmont Plaza	NR/NR/NR	24,627	3.2%	$492,540	4.3%	$20.00	1/31/2035	N	N
TJ Maxx	Stow Community Center	A2/A/NR	24,002	3.1%	$283,824	2.5%	$11.83	3/31/2032	4 x 5 yr	N
Major Tenants Subtotal/Wtd. Avg.			465,313	60.6%	$5,617,617	48.7%	$12.07
Other Tenants			283,896	37.0%	$5,914,680	51.3%	$20.83
Occupied Subtotal/Wtd. Avg.			749,209	97.6%	$11,532,297	100.0%	$15.39
Vacant Space			18,337	2.4%
Total/Wtd. Avg.			767,546	100.0%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	HomeGoods leases 23,500 square feet of space at the Stow Community Center Property expiring August 31, 2032 with four, five-year renewal options and 23,500 square feet of space at the East Hanover Property expiring October 31, 2028 with, three, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The following table presents certain information relating to the historical sales of the top five tenants that report sales at the Haverford Retail Partners Portfolio Properties:

Tenant Sales History(1)
Tenant	Property	Net Rentable Area (SF)	Annual UW Rent	2022 Sales PSF	2023 Sales PSF	2024 Sales PSF	U/W Occ. Costs
Giant Eagle	Stow Community Center	90,722	$934,436.64	$422.11	$422.13	$402.28	2.6%
HomeGoods	East Hanover Plaza	23,500	$423,000.00	$332.37	$347.10	$389.39	4.6%
HomeSense	East Hanover Plaza	25,024	$500,480.04	$396.32	$383.56	$370.16	5.4%
Hobby Lobby	Stow Community Center	55,342	$442,736.04	$140.98	$127.43	$120.68	6.6%
Ross Dress for Less	Southmont Plaza	28,150	$394,100.04	$0.00	$0.00	$73.22	19.1%
(1)	Historical sales represent Sales PSF / Year.

The following table presents certain information relating to the lease rollover schedule at the Haverford Retail Partners Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,337	2.4%	NAP	NAP	18,337	2.4%	NAP	NAP
2025 & MTM(2)	1	5,694	0.7%	$0	0.0%	24,031	3.1%	$0	0.0%
2026	3	9,905	1.3%	$210,749	1.8%	33,936	4.4%	$210,749	1.8%
2027	10	164,248	21.4%	$2,529,919	21.9%	198,184	25.8%	$2,740,668	23.8%
2028	10	103,132	13.4%	$1,503,560	13.0%	301,316	39.3%	$4,244,228	36.8%
2029	11	169,162	22.0%	$2,193,769	19.0%	470,478	61.3%	$6,437,997	55.8%
2030	9	104,561	13.6%	$1,970,295	17.1%	575,039	74.9%	$8,408,292	72.9%
2031	2	35,642	4.6%	$446,210	3.9%	610,681	79.6%	$8,854,502	76.8%
2032	6	68,782	9.0%	$957,261	8.3%	679,463	88.5%	$9,811,763	85.1%
2033	3	14,190	1.8%	$320,000	2.8%	693,653	90.4%	$10,131,763	87.9%
2034	2	3,721	0.5%	$121,855	1.1%	697,374	90.9%	$10,253,618	88.9%
2035 & Beyond	5	70172	9.1%	$1,278,679	11.1%	767,546	100.0%	$11,532,297	100.0%
Total	62	767,546	100.0%	11,532,297	100.0%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026.
(2)	2025 & MTM includes a temporary license agreement to Bath & Body Works which occupies 5,694 SF at the Stow Community Center Property on a month-to-month basis and to which no rent is attributable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The following table presents certain information relating to the historical and underwritten cash flows of the Haverford Retail Partners Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	9/30/2025	Underwritten	Per Square Foot	%(2)
Base Rent	$10,377,271	$10,661,816	$10,500,037	$11,064,661	$11,431,483	$14.89	74.2%
Contractual Rent Steps	$0	$0	$0	$0	$100,813	$0.13	0.7%
Potential Income from Vacant Space	$0	$0	$0	$0	$545,864	$0.71	3.5%
Reimbursements	$3,705,095	$3,986,469	$3,654,783	$3,637,284	$3,324,180	$4.33	21.6%
Gross Potential Income	$14,082,366	$14,648,284	$14,154,820	$14,701,945	$15,402,340	$20.07	100.0%
Other Income(3)	$147,754	$198,469	$158,206	$165,590	$165,590	$0.22	1.1%
Percentage Rent	$46,938	$63,216	$82,363	$5,140	$0	$0.00	0.0%
Economic Vacancy & Credit Loss	$17,074	($112,340)	($11,091)	$10,192	(770,117)	-$1.00	-5.0%
Effective Gross Income	$14,294,131	$14,797,629	$14,384,297	$14,882,867	$14,797,813	$19.28	96.1%

Real Estate Taxes	$2,179,012	$2,261,253	$1,998,320	$1,915,972	$1,944,120	$2.53	13.1%
Management Fee	$428,824	$443,929	$431,529	$446,486	$443,934	$0.58	3.0%
Insurance	$275,830	$317,529	$303,952	$329,016	$177,442	$0.23	1.2%
CAM Expenses	$1,584,128	$1,623,495	$1,646,024	$1,604,384	$1,604,384	$2.09	10.8%
Other Expenses(4)	$508,373	$406,666	$348,923	$37,928	$25,062	$0.03	0.2%
Total Operating Expenses	$4,976,167	$5,052,871	$4,728,748	$4,333,786	$4,194,943	$5.47	28.3%

Net Operating Income	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,602,870	$13.81	71.7%
Replacement Reserves	$0	$0	$0	$0	$121,666	$0.16	0.8%
TI/LC	$0	$0	$0	$0	$383,773	$0.50	2.6%
Net Cash Flow	$9,317,964	$9,744,758	$9,655,549	$10,549,082	$10,097,432	$13.16	68.2%
(1)	Based on the underwritten rent rolls dated October 6, 2025 and inclusive of $100,813 of contractual rent steps through November 1, 2026
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other Income includes ancillary income such as parking, signage, and storage as well as late fee income.
(4)	Other Expenses includes non-recoverable operating expenses which includes expenses that are not eligible for tenant reimbursement such as permits, fee and miscellaneous expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Haverford Retail Partners Portfolio

The Market. The Haverford Retail Partners Portfolio Properties are located across the Akron, Lehigh Valley - PA, and Eastern Morris retail markets of Stow, Ohio, Easton, Pennsylvania, and East Hanover, New Jersey, respectively.

The Stow Community Center Property is located at 4224 Kent Road in Stow, Ohio, approximately 37 miles south of Cleveland and 10 miles north of Akron, Ohio, and is a part of the Akron retail market. Primary access to the Stow Community Center Property is provided by Interstate 76 and State Route 8. According to the appraisal, as of the second quarter of 2025, the Akron retail submarket had inventory of 32,546,971 square feet, a vacancy rate of 3.2%, and average asking rent of $12.57 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Stow Community Center Property is 6,291, 49,668 and 139,251 and the 2024 average estimated household income within the same radii is $120,843, $118,551 and $103,072.

The Southmont Plaza Property is located at 4423 Birkland Place in Easton, Pennsylvania, approximately 15 miles east of Allentown, Pennsylvania, and is a part of the Lehigh Valley - PA retail market. Primary access to the Southmont Plaza Property is provided by Pennsylvania Route 33 and Pennsylvania Route 22 with access to the Pennsylvania Turnpike. According to the appraisal, as of the second quarter of 2025, the Lehigh Valley – PA retail market had inventory of 50,610,587 square feet, a vacancy rate of 4.5%, and average asking rent of $17.18 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the Southmont Plaza Property is 7,377, 47,831 and 137,390 and the 2024 average estimated household income within the same radii is $157,554, $134,201 and $120,885.

The East Hanover Plaza Property is located at 154 State Route 10 in East Hanover, New Jersey, approximately 26 miles west of New York City and is part of the Eastern Morris retail market. Primary access to the East Hanover Plaza Property is provided by Interstate 287, Route 10, and Route 53. According to the appraisal, as of the second quarter of 2025, the Eastern Morris retail market had inventory of 3,454,422 square feet, a vacancy rate of 3.6%, and average asking rent of $24.29 per square foot. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius from the East Hanover Plaza Property is 3,121, 37,534 and 158,933 and the 2024 average estimated household income within the same radii is $218,083, $233,838 and $227,618.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Haverford Retail Partners Portfolio

The following table presents information relating to comparable retail leases for the Haverford Retail Partners Portfolio Properties:

Comparable Retail Rental Summary - Anchors and Jr Anchors(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
Stow Community Center(2)	-	1968, 1996-1998, 2008, 2013 / NAP	TJ Maxx	24,002	Mar-22	10.0	$11.45
4224 Kent Road Stow, OH 44224
Belden Park Crossing 5496 Dressler Road Canton, OH 44720	20 mi	1995 / NAP	PetSmart	26,326	Feb-23	10.0	$12.90
Massillon Marketplace 1-1001 Massillon Marketplace Drive Massillon, OH 44646	28 mi	2000 / NAP	Ross Dress for Less	25,000	Nov-22	10.0	$20.00
Southmont Plaza(2)	-	2004 / 2021-2024	Dicks Sporting Goods	50,000	Dec-04	25.0	$15.00
4423 Birkland Place Easton, PA 18045
Upland Square 321 Upland Square Drive Pottstown, PA	42 mi	2009 / NAP	Dicks Sporting Goods	46,321	2024	10.0	$16.44
Richoboro Shopping Center 1025 2nd Street Pike Richboro, PA	44 mi	1940 / 2022	Giant	50,000	2022	15.0	$14.00
East Hanover Plaza(2)	-	1994 / NAP	HomeSense	25,024	Sep-17	10.0	$20.00
154 State Route 10 East Hanover, NJ 07936
300 NJ-18 N East Brunswick, NJ	42 mi	NAV	Ross Dress for Less	24,000	Oct-23	10.0	$15.00
Route 46 & Waterview Boulevard Parsippany Troy Hills, NJ	43 mi	NAV	Home Goods	28,100	Aug-19	11.0	$20.00

(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated October 6, 2025. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 4 – Haverford Retail Partners Portfolio

The following table presents information relating to comparable sales for the Haverford Retail Partners Portfolio Properties:

Summary of Comparable Sales(1)
Property Name / Address	Distance from Subject	Sale Date	Sale Price	NRA	Price per SF
Stow Community Center	-	Nov-25	$55,000,000	418,587(2)	$131.39
4224 Kent Road
Stow, OH 44224
Westgate Shopping Center	31 mi	Jun-25	$51,500,000	216,940	$237.39
3181 Westgate Mall Drive
Fairview Park, OH 44126
Creekside Commons	37 mi	Oct-23	$24,125,000	208,433	$115.74
9599 Mentor Avenue
Mentor, OH 44060
Taylor Square	111 mi	Dec-24	$49,250,000	378,102	$130.26
2793 Taylor Road Extension
Reynoldsburg, OH 43068
Southmont Plaza	-	Nov-25	$47,000,000	250,939(2)	$187.30
4423 Birkland Place
Easton, PA 18045
Richland Marketplace	19 mi	Sep-22	$28,750,000	162,128	$177.33
3 W. Pumping Station Road
Quakertown, PA 18951
Forks Town Center	20 mi	Aug-25	$25,500,000	100,250	$254.36
301 Town Center Boulevard
Easton, PA 18040
Chambersburg Crossing	34 mi	Dec-24	$41,300,000	265,306	$155.67
925-971 Norland Ave, 901 Norland Ave
Chambersburg, PA 17201
East Hanover Plaza	-	Nov-25	$24,000,000	98,020(2)	$244.85
154 State Route 10
East Hanover, NJ 07936
Legacy Square	27 mi	Jun-23	$54,520,000	185,682	$293.62
1050 W. Edgar Road
Linden, NJ 7036
Hazlet Town Center	46 mi	Apr-25	$44,000,000	196,581	$223.83
3010-3054 State Route 35
Hazlet, NJ 7730
Cedar Hill Shopping Center	99 mi	Nov-23	$13,000,000	62,358	$208.47
142-178 Route 73
Voorhees, NJ 8043
(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated October 6, 2025.

The Borrowers. The borrowers are (1) HRP Stow LLC, Bramblewood Stow LLC, and Concord Stow LLC, as tenants-in-common with respect to the Stow Community Center Property, (2) HRP East Hanover LLC, Bramblewood East Hanover LLC, and Concord East Hanover LLC, as tenants-in-common with respect to the East Hanover Plaza Property, and (3) HRP Southmont LLC, Bramblewood 89 LLC and Concord 89 LLC, as tenants-in-common with respect to the Southmont Plaza Property. Each of the borrowers is a Delaware limited liability company and a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Haverford Retail Partners Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joseph R. Staugaard, III, Samuel M.V. Hamilton, III and Brian David Hickey, co-founders of Haverford Retail Partners. Haverford Retail Partners is a vertically integrated real estate firm that invests exclusively in retail assets. Haverford Retail Partners has completed over 100 retail transactions valued at over $2.5 billion.

Property Management. The Haverford Retail Partners Portfolio Properties are managed by Haverford Retail LLC, a borrower-affiliated property management company.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Haverford Retail Partners Portfolio

Escrows and Reserves. At origination of the Haverford Retail Partners Portfolio Whole Loan, the borrowers deposited approximately: (i) $722,894 into a tax reserve, (ii) $239,250 into a reserve for stormwater maintenance work and (iii) $829,382 into a leasing reserve for outstanding tenant improvement and leasing commission obligations.

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $9,594 for replacements to the Haverford Retail Partners Portfolio Properties.

TI/LC Reserve – On each monthly payment date, the borrowers are required to deposit approximately $31,981 into a reserve for future tenant improvements and leasing commissions; provided that the borrowers are not required to make such deposit at any time that the funds in such reserve equal or exceed $1,500,000.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $180,723).

Insurance Reserve – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

Condominium Assessments Reserve – After the occurrence and continuance of a Trigger Period (as defined below) the borrowers are required to deposit into a condominium assessment reserve, on a monthly basis, 1/12th of the amount that the lender estimates will be sufficient to pay the condominium assessments over the next-ensuing 12-month period.

Lockbox / Cash Management. The Haverford Retail Partners Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish a lender-controlled lockbox account and to deposit, or cause the property manager to deposit, all revenue generated by the Haverford Retail Partners Portfolio Properties into such lender-controlled lockbox account within two business days of receipt thereof. The borrowers were required to deliver a notice to all tenants at the Haverford Retail Partners Portfolio Properties directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Haverford Retail Partners Portfolio Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Haverford Retail Partners Portfolio Whole Loan documents are required to (i) if a Trigger Period is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the Haverford Retail Partners Portfolio Whole Loan and (ii) if no Trigger Period exists, be disbursed to the borrowers. Notwithstanding the foregoing, if a Trigger Period exists solely due to the occurrence of a Specified Tenant Trigger Period (as defined below), and provided no other Trigger Period is ongoing and the debt yield is equal to or greater than 9.50% (excluding any income or gross rents attributable to the applicable Specified Tenant), deposits into the excess cash flow reserve account will not be required to the extent the amount on deposit in such account exceeds the Specified Tenant Excess Cash Flow Cap (as defined below). In addition, the borrowers may deposit cash or a letter of credit in lieu of required monthly deposits to the excess cash flow reserve account. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers; provided, however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the excess cash flow account until certain stabilization conditions are satisfied. Upon an event of default under the Haverford Retail Partners Portfolio Whole Loan documents, the lender may apply funds to the Haverford Retail Partners Portfolio Whole Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 8.0% for one quarter and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt yield is equal to or greater than 8.25% for one calendar quarter, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Haverford Retail Partners Portfolio

A “Specified Tenant” means, as applicable, (i) HomeSense, together with its successors and/or assigns, (ii) HomeGoods, together with its successors and/or assigns, (iii) Giant Eagle, together with its successors and/or assigns, (iv) Kohl’s, together with its successors and/or assigns (v) any other person that leases either (A) 20% or more of the total rental income for the Haverford Retail Partners Portfolio Properties or (B) 20% or more of the leasable square feet of any individual Haverford Retail Partners Portfolio Property and (vi) any parents or affiliates of such tenants providing credit support for, or guarantor of such Specified Tenant leases.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant being in monetary default of base rent beyond a 30-day cure period or any other material monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) other than in connection with certain permitted going dark events relating to a pandemic or related governmental orders or certain specified events in the nature of a force majeure event (“Permitted Dark Event”), a Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, or applicable portion thereof, (iii) other than in connection with a Permitted Dark Event, a Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space, or applicable portion thereof, (iv) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, or applicable portion thereof, (v) any termination or cancellation of any Specified Tenant lease, including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of a Specified Tenant and (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease as required under the terms of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below) or (2) the borrowers leasing (a) the entire Specified Tenant space, or applicable portion thereof, pursuant to one or more leases in accordance with the applicable terms and conditions of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Cure Conditions” means each of the following, as applicable, the applicable Specified Tenant (i) has cured all defaults under the applicable Specified Tenant lease and no other defaults occur under such Specified Tenant lease for a period of three consecutive months following such cure, (ii) is in actual, physical possession of the Specified Tenant space, or applicable portion thereof, and open for business during customary hours and not “dark” in the Specified Tenant space, or applicable portion thereof, (iii) has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the Haverford Retail Partners Portfolio Whole Loan documents for a minimum term of five years and, in the lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction and (vi) is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Specified Tenant Excess Cash Flow Cap” means an amount (as calculated by the lender) equal to (i) $35.00 per square foot for a Specified Tenant whose lease accounts for 20,000 square feet or less at the applicable property, (ii) $25.00 per square foot for a Specified Tenant whose lease accounts for at least 20,000 square feet up to 50,000 square feet at the applicable property, and (iii) $20.00 per square foot for a Specified Tenant whose lease accounts for greater than 50,000 square feet at any applicable property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Haverford Retail Partners Portfolio

Partial Release. The borrowers have the one-time right at any time after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Haverford Retail Partners Portfolio Whole Loan and (b) November 21, 2028 to obtain the release of any one of the individual Haverford Retail Partners Portfolio Properties, provided that, among other conditions, (i) the borrowers prepay an amount equal to 115% of the allocated loan amount with respect to such individual Haverford Retail Partners Portfolio Property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of a yield maintenance premium and 1.00% of the amount prepaid, (ii) the borrowers deliver a REMIC opinion, (iii) after giving effect to the release, the debt yield with respect to the remaining Haverford Retail Partners Portfolio Properties must be not lesser than the greater of (1) the debt yield of all Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 12%, and (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Haverford Retail Partners Portfolio Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the Haverford Retail Partners Portfolio Properties immediately prior to the release and (2) 66%. The borrowers have the right to make an additional prepayment, without payment of the prepayment fee, to satisfy the above conditions relating to debt yield and loan-to-value ratio.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Sonwil Distribution Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Sonwil Distribution Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Sonwil Distribution Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,500,000	Title:	Fee
Cut-off Date Principal Balance:	$43,500,000	Property Type - Subtype:	Industrial – Warehouse/Distribution
% of IPB:	5.4%	Net Rentable Area (SF):	323,260
Loan Purpose:	Refinance	Location:	Buffalo, NY
Borrower:	283 Ship Canal Parkway, LLC	Year Built / Renovated:	2022 / NAP
Borrower Sponsor:	Peter G. Wilson	Occupancy:	100.0%
Interest Rate:	6.43500%	Occupancy Date:	11/24/2025
Note Date:	11/24/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	12/6/2035	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	36 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$4,852,204
Call Protection:	L(24),D(91),O(5)	UW Expenses:	$97,044
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,755,160
Additional Debt:	No	UW NCF:	$4,690,508
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$76,500,000 / $237
Additional Debt Type:	N/A	Appraisal Date:	11/6/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$135
Taxes:	$28,072	$2,849	N/A	Maturity Date Loan / SF:	$116
Insurance:	$68,154	$11,569	N/A	Cut-off Date LTV:	56.9%
Replacement Reserves:	$0	$2,694	N/A	Maturity Date LTV:	49.2%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,500,000	100.0%	Payoff Existing Debt	$42,874,816	98.6%
			Closing Costs	521,565	1.2
			Upfront Reserves	96,226	0.2
			Return of Equity	7,393	0.0
Total Sources	$43,500,000	100.0%	Total Uses	$43,500,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Historical operating history is not available because the Sonwil Distribution Center Property (as defined below) was recently tenanted by a sponsor-affiliated tenant under a newly executed triple-net lease.

The Loan. The Sonwil Distribution Center mortgage loan (the “Sonwil Distribution Center Mortgage Loan”) is secured by the borrower’s fee interest in a recently constructed industrial property located in Buffalo, New York (the “Sonwil Distribution Center Property”). The Sonwil Distribution Center Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $43,500,000, has a 10-year term and, following a three-year interest-only period, amortizes on a 25-year schedule. The Sonwil Distribution Center Mortgage Loan accrues interest at a rate of 6.43500% per annum on an Actual/360 basis.

The Property. The Sonwil Distribution Center Property is a 323,260 square feet warehouse/distribution property located in Buffalo, New York. The Sonwil Distribution Center Property was constructed in 2022 with a focus on technology and automation. The Sonwil Distribution Center Property features 60-foot clear heights, 35 dock-high doors, high-tech racking systems and a food grade certification from both the FDA and BRC (Brand Reputation through Compliance). The Sonwil Distribution Center Property also includes 35 truck bays that allow for weather-protected loading and unloading with dock levelers that are an automated pallet-like system which directly loads into 18-wheelers. The building is fully racked at 60 feet clear heights, which, according to the borrower sponsor, provides approximately three times the number of pallet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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positions compared to a standard 30-foot clear warehouse. In addition, there are twelve rail docks with 1,500 feet of new track bed located at the Sonwil Distribution Center Property. There is only 2% office build out at the Sonwil Distribution Center Property. The Sonwil Distribution Center Property is 100% occupied by Sonwil Distribution (“Sonwil”), a borrower sponsor affiliate. The borrower sponsor has reported a total cost basis of approximately $65.6 million in the Sonwil Distribution Center Property.

The Sonwil Distribution Center Property benefits from a 15-year PILOT tax exemption (which is an 80% exemption for years one and two, 70% exemption for years three and four, 60% exemption for years five through nine and 50% exemption for years 10 through 15), which was obtained during construction. The PILOT tax exemption commenced in 2023.

Sole Tenant. The sole tenant at the Sonwil Distribution Center Property is Sonwil, an affiliate of the borrower sponsor.

Sonwil (323,260 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Sonwil is a privately-held, family-owned logistics company headquartered in Buffalo, New York (9.5 miles east of the Sonwil Industrial Center Property). The business traces its origins to 1941 in Western New York, with the current corporate entity incorporated in New York in 1962. Sonwil provides warehousing and distribution, e-commerce fulfillment, parcel/value-added services, re-manufacturing/refurbishment and reverse logistics, and transportation solutions delivered through an asset-based fleet and a freight-brokerage arm (Sonwil Logistics). Sonwil is currently led by Peter G. Wilson, who is the third-generation owner and borrower sponsor. Sonwil operates multiple facilities in the Buffalo market (approximately 1.3 million square feet including the Sonwil Industrial Center Property, across five properties). Sonwil is also a nationwide logistics brand that operates another 710,000 square feet in Nevada, New Jersey, Texas, and Georgia, and serves clients in the Las Vegas, New York City, Dallas-Fort Worth and Atlanta markets. Current clients include Tyson, General Mills, Georgia Pacific, Stanislaus, Aldi, and Nestle Purina, among others. An estimated 66%-75% of Sonwil’s business relates to food. At origination of the Sonwil Distribution Center Mortgage Loan, Sonwil entered into a new 15-year lease, which runs through November 2040 with no termination options. The lease contains two, five-year renewal options and require rental increases based on CPI. Additionally, the borrower sponsor personally guarantees the lease.

The following table presents certain information relating to the sole tenant at the Sonwil Distribution Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Sonwil(2)(3)	NR / NR / NR	323,260	100.0%	$15.50	$5,010,540	100.0%	11/23/2040

Occupied Collateral Total / Wtd. Avg.		323,260	100.0%	$15.50	$5,010,540	100.0%

Vacant Space		0	0.0%

Collateral Total		323,260	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Sonwil has two, five-year renewal options remaining.
(3)	Sonwil is a borrower affiliate. The borrower sponsor personally guarantees the Sonwil lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Sonwil Distribution Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	1	323,260	100.0	5,010,540	100.0		323,260	100.0%	$5,010,540	100.0%
Total	1	323,260	100.0%	$5,010,540	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.

The Market. The Sonwil Distribution Center Property is located in Buffalo, Erie County, New York. The Sonwil Distribution Center Property is located within the Lakeside Commerce Park, a recently developed industrial park situated just a few miles south of the Buffalo central business district and located on Buffalo’s Lake Erie Harbor. Buffalo is also a multi-modal logistics hub with access by train, truck or ship. Buffalo has multiple Class I rail connections (CSX, Northfolk Southern, Canadian Pacific and CN) and access to multiple major interstates (I-90, I-190 and I-290). The Sonwil Distribution Center Property is located within the Buffalo industrial market. As of the fourth quarter of 2025, the Buffalo industrial market has a vacancy rate of 5.4% and asking rent of $7.80 per square foot. The appraisal determined market rent of $15.50 per square foot for the industrial space at the Sonwil Distribution Center Property. The estimated 2024 population within a one-, three- and five-mile radius of the Sonwil Distribution Center Property is 2,049, 64,136 and 174,358, respectively. The estimated 2024 median household income within the same radii is $43,429, $48,410 and $45,770, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents industrial rental data for comparable industrial single-tenant property leases with respect to the Sonwil Distribution Center Property as identified in the appraisal:

Comparable Industrial Rental Summary(1)
Property Name/Location	Clear Height (Ft.)	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Yrs.)	Lease Type
Sonwil Distribution Center 283 Ship Canal Parkway Buffalo, NY	60.0	100.0%	323,260	Sonwil	323,260	$15.50	Nov-2025	15.0	NNN
Amazon Last-Mile Facility 3920 Bayview Road Hamburg, NY	32.0	100.0%	183,628	Amazon	183,628	$16.96	Mar-2022	12.0	Net
Amazon.com Services 375 Paragon Drive Ogden, NY	24.0	100.0%	275,069	Amazon.com Services, LLC	275,069	$16.50	Jul-2022	15.0	Net
Amazon Last-Mile Facility 1200 Lexington Avenue Greece, NY	36.0	100.0%	182,803	Amazon.com Services, LLC	182,803	$19.83	Oct-2021	12.5	Net
Confidential Confidential Buffalo, NY	28.0	100.0%	76,000	Confidential	76,000	$11.17	Jul-2024	12.0	Net
Confidential Confidential Buffalo, NY	28.0	100.0%	45,000	Confidential	45,000	$13.34	Jul-2025	5.0	Net
Frito-Lay 6550 New Venture Gear Drive DeWitt, NY	36.0	100.0%	70,800	Frito-Lay	70,800	$12.70	Jul-2022	10.0	Net
Industrial Building 25 Tibbits Avenue Green Island, NY	28.0	100.0%	200,000	NYS OGS	200,000	$16.25	Jun-2025	15.0	Net
Industrial Facility 1000 Driving Park Avenue Rochester, NY	26.0	100.0%	40,000	Farmer Jon’s Popcorn	40,000	$19.87	Mar-2021	12.0	Net
(1)	Source: Appraisal, except for the Sonwil Distribution Center Property, which lease information is based on the underwritten rent roll dated October 1, 2025.

Environmental. According to the Phase I environmental assessment dated November 5, 2025, there was no evidence of any recognized environmental conditions at the Sonwil Distribution Center Property.

The following table presents certain information relating to the historical and current occupancy at the Sonwil Distribution Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
NAV	NAV	NAV	100.0%
(1)	The Sonwil Distribution Center Property received its temporary certificate of occupancy in August 2025.
(2)	Current Occupancy is as of October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the underwritten cash flow at the Sonwil Distribution Center Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,010,540	$15.50	98.1%
Gross Potential Rent	$5,010,540	$15.50	98.1%
Total Reimbursements	97,043	0.30	1.9
Net Rental Income	$5,107,583	$15.80	100.0%
(Vacancy/Credit Loss)	(255,379)	(0.79)	(5.0)
Effective Gross Income	$4,852,204	$15.01	95.0%
Total Expenses	$97,044	$0.30	2.0%
Net Operating Income	$4,755,160	$14.71	98.0%
Total TI/LC, Capex/RR	64,652	0.20	1.3
Net Cash Flow	$4,690,508	$14.51	96.7%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remaining fields.

The Borrower. The borrower is 283 Ship Canal Parkway, LLC, a New York limited liability company and special purpose entity. The sole member of the borrower is also a special purpose entity and has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sonwil Distribution Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Peter G. Wilson. The borrower sponsor leads Sonwil, a third-generation, family-owned logistics company. Mr. Wilson has over 40 years of experience in warehouse and distribution.

Property Management. The Sonwil Distribution Center Property is managed by Sonwil Property Management Services, LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $28,072 for real estate taxes and (ii) $68,154 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $2,849.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $11,569.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $2,694 for replacement reserves (approximately $0.10 per square foot annually).

TI/LC Reserves – On a monthly basis, the borrower is required to escrow $2,694 (approximately $0.10 per square foot annually) for tenant improvement and leasing commission reserves. The TI/LC reserve is suspended so long as no Lease Sweep Period (as defined below) then exists. The reserve is currently suspended.

Lockbox / Cash Management. The Sonwil Distribution Center Mortgage Loan is structured with a soft lockbox and springing cash management. The borrower and/or property manager is required to collect and cause all rents to be deposited into a lockbox account within one business day of receipt. Upon the occurrence and during the continuance of a Sweep Event Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Sonwil Distribution Center Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sonwil Distribution Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sonwil Distribution Center Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Loan (unless such Sweep Event Period is a Lease Sweep Period, then all excess cash flow will be deposited into a reserve for re-leasing the applicable Lease Sweep Tenant (as defined below) space). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrower. Additionally, within two business days of a Sweep Event Period, the borrower is required to direct all tenants to pay rents directly to the lockbox account.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Sonwil Distribution Center Mortgage Loan documents; (ii) the date on which the debt service coverage ratio (“DSCR”) is less than 1.15x based on the trailing 12 months (and based on a 25-year amortization schedule); or (iii) the occurrence of a Lease Sweep Period (as defined below).

A Sweep Event Period will end with regard to: (a) clause (i) above, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii) above, upon the DSCR based on the trailing 12-month period being at least 1.20x for two consecutive calendar quarters; and (c) clause (iii) above, the Lease Sweep Period is cured in accordance with the Sonwil Distribution Center Mortgage Loan documents.

A “Lease Sweep Period” will commence upon the date on the first monthly payment date which: (A) (i) a Lease Sweep Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Sonwil Distribution Center Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the earlier of the date that is 12 months prior to its lease expiration, (ii) a default by such Lease Sweep Tenant occurs under its lease, (iii) a Lease Sweep Tenant goes dark or otherwise ceases operations at the Sonwil Distribution Center Property or any material portion thereof, (iv) a Lease Sweep Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or similar insolvency proceeding (a “Lease Sweep Tenant Insolvency Proceeding”), (v) a Lease Sweep Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Lease Sweep Tenant terminates its lease, gives notice of its intent to terminate its lease, gives notice to vacate or vacates its leased space at the Sonwil Distribution Center Property or any material portion thereof; or (B) from and after December 2026, the ratio of EBITDAR-to-Rent for a Lease Sweep Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) falls below 1.40x for two consecutive calendar quarters.

A Lease Sweep Period will terminate with regard to: all sub-clauses mentioned under clause (A) above, if the related Lease Sweep Tenant has extended its lease for at least five years, on terms acceptable to the lender, the lender has received an estoppel certificate reasonably satisfactory to the lender and the lender has received evidence satisfactory to lender that all tenant improvement and leasing commission costs related thereto for which the borrowers are responsible have been paid in full; (b) clause (ii), upon the related Lease Sweep Tenant curing such default; (c) clause (iii), upon the related Lease Sweep Tenant resuming its customary business operations at its leased space for at least two consecutive calendar quarters; (d) clause (iv), when the lease for the related Lease Sweep Tenant is assumed or affirmed in such proceeding and the related Lease Sweep Tenant, among other things, is discharged from bankruptcy in a manner satisfactory to lender; and (e) clause (vi), the related Lease Sweep Tenant has rescinded such notice to terminate or cancel its lease.

Additionally, a Lease Sweep Period will terminate with regard to clause (B) above upon the EBTIDAR-to-Rent ratio for a Lease Sweep Tenant (based on its annual corporate operating statements submitted annually and as calculated by the lender) being at least 1.45x for one calendar quarter.

A “Lease Sweep Tenant” means Sonwil or any tenant otherwise occupying the space currently leased by Sonwil.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – ExchangeRight Net Leased Portfolio #73

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – ExchangeRight Net Leased Portfolio #73

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$39,750,000	Title:	Fee
Cut-off Date Principal Balance:	$39,750,000	Property Type – Subtype(2):	Various - Various
% of IPB:	4.9%	Net Rentable Area (SF):	241,595
Loan Purpose:	Acquisition	Location(3):	Various, Various
Borrower:	ExchangeRight Net-Leased Portfolio 73 DST	Year Built / Renovated(3):	Various / Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas	Occupancy:	100.0%
Interest Rate:	6.02000%	Occupancy Date:	11/20/2025
Note Date:	11/20/2025	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/1/2035	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$5,251,510
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$157,545
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,093,965
Additional Debt:	No	UW NCF:	$5,057,726
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$80,415,000 / $333
Additional Debt Type:	N/A	Appraisal Date(5):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	18,234	$3,647	N/A	Maturity Date Loan / SF:	$165
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	49.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	49.4%
TI/LC:	$500,000	Springing	N/A	UW NCF DSCR:	2.08x
				UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,750,000	49.2%	Purchase Price(6)	$79,330,259	98.2%
Equity Contribution	41,018,435	50.8	Closing Costs(7)	919,941	1.1
			Upfront Reserves	518,234	0.6
Total Sources	$80,768,435	100.0%	Total Uses	$80,768,435	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The ExchangeRight Net Leased Portfolio #73 Properties (as defined below) are comprised of eight single-tenant retail properties and three single-tenant medical office properties.
(3)	See “The Properties” below for more information.
(4)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #73 Properties (as defined below) were acquired by the borrower between September 25, 2025 and November 20, 2025.
(5)	The individual appraisal valuation dates are between October 15, 2025 and November 7, 2025.
(6)	Purchase Price reflects the combined purchase price of the ExchangeRight Net Leased Portfolio #73 Properties which were acquired between September 25, 2025 and November 20, 2025.
(7)	Closing Costs includes a rate buydown fee of $291,500.

The Loan. The ExchangeRight Net Leased Portfolio #73 mortgage loan (the “ExchangeRight Net Leased Portfolio #73 Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $39,750,000 and is secured by the borrower’s fee interests in eight single-tenant retail properties and three single-tenant medical office properties located across New York, Kentucky, Wisconsin, Idaho, New Jersey and Colorado (the “ExchangeRight Net Leased Portfolio #73 Properties”). The ExchangeRight Net Leased Portfolio #73 Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest at a fixed rate of 6.02000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Properties. The ExchangeRight Net Leased Portfolio #73 Properties are comprised of eight single-tenant retail properties and three single-tenant medical office properties totaling 241,595 square feet and located across six states. The ExchangeRight Net Leased Portfolio #73 Properties are located in the following states: New York (four properties, 33.5% of net rentable area and 33.7% of underwritten rent), Kentucky (two properties, 27.3% of net rentable area and 10.1% of underwritten rent), Wisconsin (two properties, 17.2% of net rentable area and 23.5% of underwritten rent), Idaho (one property, 9.1% of net rentable area and 8.3% of underwritten rent), New Jersey (one property, 8.5% of net rentable area and 10.1% of underwritten rent), and Colorado (one property, 4.4% of net rentable area and 14.4% of underwritten rent). Built between 1976 and 2025, the ExchangeRight Net Leased Portfolio #73 Properties range in size from 10,740 square feet to 55,227 square feet.

The ExchangeRight Net Leased Portfolio #73 Properties are leased to the following four tenants: BioLife Plasma Services, Tractor Supply Company, Dollar General, and Hobby Lobby. Leases representing 92.9% of net rentable area and 88.3% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan.

ExchangeRight Net Leased Portfolio #73 Properties Summary(1)
Tenant Name City, State	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Renewal Options
BioLife Plasma Services - Colorado Springs Colorado Springs, CO	2025	10,740	4.4%	11/30/2040	$5,930,000	$11,500,000	14.3%	$718,995	$66.95	14.2%	3 x 5 yr
BioLife Plasma Services - Madison Madison, WI	1979	24,265	10.0%	12/18/2035	$4,740,000	$9,500,000	11.8%	$587,070	$24.19	11.6%	4 x 5 yr
BioLife Plasma Services - Greenfield Greenfield, WI	1976	17,251	7.1%	9/16/2035	$4,740,000	$9,400,000	11.7%	$589,394	$34.17	11.6%	4 x 5 yr
Tractor Supply - Batavia Batavia, NY	2024	23,957	9.9%	12/31/2040	$4,410,000	$9,200,000	11.4%	$574,673	$23.99	11.3%	3 x 5 yr
Tractor Supply - Lockport Lockport, NY	2024	23,957	9.9%	12/31/2040	$4,270,000	$8,900,000	11.1%	$556,304	$23.22	11.0%	3 x 5 yr
Tractor Supply - Tully Tully, NY	2025	22,161	9.2%	11/30/2040	$3,930,000	$7,500,000	9.3%	$467,570	$21.10	9.2%	3 x 5 yr
Tractor Supply - Warren Warren, NJ	2024	20,419	8.5%	11/30/2040	$3,580,000	$8,200,000	10.2%	$511,823	$25.07	10.1%	3 x 5 yr
Tractor Supply - Driggs Driggs, ID	2023	21,930	9.1%	10/31/2040	$3,220,000	$6,700,000	8.3%	$420,413	$19.17	8.3%	3 x 5 yr
Hobby Lobby - Madisonville Madisonville, KY	2025	55,227	22.9%	7/31/2040	$2,890,000	$5,875,000	7.3%	$382,250	$6.92	7.5%	3 x 5 yr
Dollar General Market Madisonville, KY	2025	10,791	4.5%	9/30/2040	$1,130,000	$2,040,000	2.5%	$143,028	$13.25	2.8%	5 x 5 yr
Dollar General - Endicott Endicott, NY	2023	10,897	4.5%	11/30/2038	$910,000	$1,600,000	2.0%	$115,000	$10.55	2.3%	5 x 5 yr
Total/Weighted Average		241,595	100.00%		$39,750,000	$80,415,000	100.0%	$5,066,521	$20.97	100.0%
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Based on underwritten rent rolls dated November 4, 2025.

Major Tenants. The three largest tenants based on net rentable area are Tractor Supply Company, Hobby Lobby, and BioLife Plasma Services.

Tractor Supply Company (112,424 square feet; 46.5% of net rentable area; 49.7% of underwritten base rent). Founded in 1938, Tractor Supply Company (NASDAQ: TSCO) is a rural lifestyle retailer with over 52,000 team members, ranking 296 on the Fortune 500. As of September 27, 2025, Tractor Supply Company operated 2,364 Tractor Supply stores in 49 states and 206 Petsense by Tractor Supply stores in 23 states. Tractor Supply Company has been a tenant at the ExchangeRight Net Leased Portfolio #73 Properties since November 2025 and leases space at five of the ExchangeRight Net Leased Portfolio #73 Properties with lease expirations between October 2040 and December 2040, three, five-year renewal options, and no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Hobby Lobby (55,227 square feet; 22.9% of net rentable area; 7.3% of underwritten base rent). Founded in 1970, Hobby Lobby is a large privately owned arts and crafts store chain with over 46,000 employees operating more than 1,000 stores across 48 states. Hobby Lobby has been a tenant at the ExchangeRight Net Leased Portfolio #73 Properties since August 2025 and has a current lease term through July 2040 with three, five-year renewal options and no termination options.

BioLife Plasma Services (52,256 square feet; 21.6% of net rentable area; 37.9% of underwritten base rent). BioLife Plasma Services is a national plasma collection company and wholly owned subsidiary of Takeda Pharmaceuticals with more than 80 years of experience and 238 donation centers across the United States. BioLife Plasma Services has been a tenant at the ExchangeRight Net Leased Portfolio #73 Properties since September 2020 and leases space at three of the ExchangeRight Net Leased Portfolio #73 Properties with lease expirations between September 2035 and November 2040, and three, five-year renewal options for the BioLife Plasma Services – Colorado Springs property and four, five-year renewal options for the remaining properties leased to the tenant. The BioLife Plasma Services – Colorado Springs property tenant has the option to terminate its lease at any time during the term as long as it provides 30 days prior written notice to the landlord and pays a termination fee equal to the net present value of the total obligation for base rent and additional rent under such lease for the remainder of the current lease term, using an annual discount rate equal to the Prime Rate as reported in The Wall Street Journal on the date of termination, provided that such rate may not exceed 7.95%.

Appraisals. The ExchangeRight Net Leased Portfolio #73 Properties had an “as-is” appraised value of $80,415,000 as of dates between October 15, 2025, and November 7, 2025. Based on the “as-is” value of $80,415,000, the Cut-off Date LTV and Maturity Date LTV for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan are each 49.4%.

ExchangeRight Net Leased Portfolio #73 Appraised Value(1)
Properties	Value	Capitalization Rate
BioLife Plasma Services - Colorado Springs	$11,500,000	6.25%
BioLife Plasma Services - Madison	9,500,000	6.25%
BioLife Plasma Services - Greenfield	9,400,000	6.25%
Tractor Supply - Batavia	9,200,000	6.25%
Tractor Supply - Lockport	8,900,000	6.25%
Tractor Supply - Warren	8,200,000	6.25%
Tractor Supply - Tully	7,500,000	6.25%
Tractor Supply - Driggs	6,700,000	6.25%
Hobby Lobby - Madisonville	5,875,000	6.50%
Dollar General Market	2,040,000	7.00%
Dollar General - Endicott	1,600,000	7.25%
Total / Wtd. Avg.(2)	$80,415,000	6.31%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. is based on the appraised value of each ExchangeRight Net Leased Portfolio #73 Property.

Environmental. The Phase I environmental assessments for the ExchangeRight Net Leased Portfolio #73 Properties dated between July 21, 2025 and November 6, 2025 identified recognized environmental conditions at the Hobby Lobby-Madisonville property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the occupancy of the ExchangeRight Net Leased Portfolio #73 Properties:

Current Occupancy(1)(2)
100.0%
(1)	Historical Occupancies are not available because the ExchangeRight Net Leased Portfolio #73 Properties were recently acquired between September 25, 2025 and November 20, 2025.
(2)	Based on the underwritten rent rolls dated November 4, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the major tenants at the ExchangeRight Net Leased Portfolio #73 Properties:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Tractor Supply Company(3)	Baa1/NR/BBB	112,424	46.5%	$2,611,883	49.7%	$23.23	Various	3 x 5 yr	N
Hobby Lobby	NR/NR/NR	55,227	22.9%	$382,250	7.3%	$6.92	7/31/2040	3 x 5 yr	N
BioLife Plasma Services(4)	Baa1/NR/BBB+	52,256	21.6%	$1,990,004	37.9%	$38.08	Various	Various(4)	Y(5)
Dollar General(6)	Baa3/NR/BBB	21,688	9.0%	$267,373	5.1%	$12.33	Various	5 x 5 yr	N
Total Occupied /Wtd. Avg.		241,595	100.0%	$5,251,510	100.0%	$21.74
Vacant Space		0	0.0%
Total/Wtd. Avg.		241,595	100.0%
(1)	Based on the underwritten rent rolls dated November 4, 2025 and inclusive of $184,990 of contractual rent steps.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Tractor Supply Company leases 112,424 square feet of space across five properties: (i) Tractor Supply – Batavia, 23,957 square feet of space with an initial lease expiration of December 31, 2040; (ii) Tractor Supply – Lockport, 23,957 square feet of space with an initial lease expiration of December 31, 2040; (iii) Tractor Supply – Tully, 22,161 square feet of space with an initial lease expiration of November 30, 2040; (iv) Tractor Supply – Driggs, 21,930 square feet of space with an initial lease expiration of October 31, 2040, and (v) Tractor Supply – Warren, 20,419 square feet of space with an initial lease expiration of November 30, 2040. The tenant has three, five-year renewal options across all five locations.
(4)	BioLife Plasma Services leases 52,256 square feet of space across three properties: (i) Biolife Plasma Services – Madison, 24,265 square feet of space with an initial lease expiration of December 18, 2035 and four, 5-year renewal options; (ii) Biolife Plasma Services – Greenfield, 17,251 square feet of space with an initial lease expiration of September 16, 2035 and four, 5-year renewal options; and (iii) Biolife Plasma Services – Colorado Springs, 10,740 square feet of space with an initial lease expiration of November 30, 2040 and three, 5-year renewal options.
(5)	BioLife Plasma Services – Colorado Springs has the option to terminate its lease at any time during the term as long as it provides 30 days prior written notice to the landlord and pays a termination fee equal to the net present value of the total obligation for base rent and additional rent under such lease for the remainder of the current lease term, using an annual discount rate equal to the Prime Rate as reported in The Wall Street Journal on the date of termination, provided that such rate may not exceed 7.95%.
(6)	Dollar General leases 21,688 square feet of space across two properties: (i) Dollar General – Endicott, 10,897 square feet of space with an initial lease expiration of November 30, 2038; and (ii) Dollar General Market, 10,791 square feet of space with an initial lease expiration of September 30, 2040. The tenant has five, five-year renewal options across both locations.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #73 Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	2	41,516	17.2%	$1,233,959	23.5%	41,516	17.2%	$1,233,959	23.5%
2036 & Beyond	9	200,079	82.8%	$4,017,551	76.5%	241,595	100.0%	$5,251,510	100.0%
Total	11	241,595	100.0%	5,251,510	100.0%
(1)	Based on the underwritten rent rolls dated November 4, 2025 and inclusive of $184,990 of contractual rent steps.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the underwritten net cash flows of the ExchangeRight Net Leased Portfolio #73 Properties:

Operating History and Underwritten Net Cash Flow(1)(2)

	Underwritten	Per Square Foot	%(3)
Base Rent	$5,066,521	$20.97	96.5%
Contractual Rent Steps	$184,990	$0.77	3.5%
Reimbursements	$0	$0.00	0.0%
Gross Potential Income	$5,251,510	$21.74	100.0%
Economic Vacancy & Credit Loss	0	$0.00	0.0%
Effective Gross Income	$5,251,510	$21.74	100.0%

Management Fee	$157,545	$0.65	3.0%
Other Expenses	$0	$0.00	0.0%
Total Operating Expenses(4)	$157,545	$0.65	3.0%

Net Operating Income	$5,093,965	$21.08	97.0%
Replacement Reserves	$36,239	$0.15	0.7%
Net Cash Flow	$5,057,726	$20.93	96.3%
(1)	Based on the underwritten rent rolls dated November 4, 2025 and inclusive of $184,990 of contractual rent steps.
(2)	Historical financial information is not available because the ExchangeRight Net Leased Portfolio #73 Properties were recently acquired between September 25, 2025 and November 20, 2025.
(3)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(4)	Total Operating Expenses are underwritten based on the ExchangeRight Net Leased Portfolio #73 Properties absolute triple-net leases. As a result, there are no underwritten real estate taxes or insurance costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Market.

The following table presents certain market information relating to the ExchangeRight Net Leased Portfolio #73 Properties:

Market Area Summary(1)(2)
	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy	Submarket NNN Rent PSF
Tenant Name City, State
BioLife Plasma Services - Colorado Springs	Colorado Springs	Southwest	5,117,956	4.1%	$21.78
Colorado Springs, CO
BioLife Plasma Services - Madison	Madison	Northeast Madison	9,049,892	3.7%	$20.71
Madison, WI
BioLife Plasma Services - Greenfield	Milwaukee	SW Outlying Milwaukee	7,551,549	8.7%	$17.01
Greenfield, WI
Tractor Supply - Batavia	Buffalo	10-Mile Radius	3,600,859	6.8%	$12.19
Batavia, NY
Tractor Supply - Lockport	Buffalo	Outlying Niagara County	6,971,157	7.5%	$15.87
Lockport, NY
Tractor Supply - Tully	Syracuse	SE Outer Onondaga County	9,078,428	2.7%	$18.57
Tully, NY
Tractor Supply - Warren	Northern New Jersey	Route 78 East	6,601,788	3.5%	$23.41
Warren, NJ
Tractor Supply - Driggs	State of Idaho	Eastern Idaho	12,302,565	1.6%	$15.32
Driggs, ID
Hobby Lobby - Madisonville	Hopkins County	5-Mile Radius	2,179,071	7.3%	-
Madisonville, KY
Dollar General Market	Hopkins County	5-Mile Radius	2,179,071	7.3%	-
Madisonville, KY
Dollar General - Endicott	Binghamton	5-Mile Radius	1,585,602	15.80%	$13.44
Endicott, NY
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Certain submarket information is not available because there are no delineated submarkets in the area. In these instances, market data is shown instead.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table includes information regarding the demographics of each immediate trade area for the individual ExchangeRight Net Leased Portfolio #73 Properties:

Demographic Summary(1)
		Population(2)			Average Household Income(2)
Property Name	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
BioLife Plasma Services - Colorado Springs	Colorado Springs, CO	11,696	87,616	218,442	$85,266	$100,402	$94,613
BioLife Plasma Services - Madison	Madison, WI	6,716	57,833	131,385	$80,558	$92,904	$106,395
BioLife Plasma Services - Greenfield	Greenfield, WI	9,853	103,922	290,356	$102,435	$99,144	$98,138
Tractor Supply - Batavia	Batavia, NY	2,792	18,338	22,368	$82,903	$82,456	$83,204
Tractor Supply - Lockport	Lockport, NY	3,775	17,344	46,884	$80,844	$91,181	$91,298
Tractor Supply - Tully	Tully, NY	1,021	3,114	5,170	$115,059	$130,309	$126,910
Tractor Supply - Warren	Warren, NJ	3,547	48,930	198,108	$242,704	$200,474	$182,551
Tractor Supply - Driggs	Driggs, ID	517	3,293	4,997	$98,890	$109,764	$118,995
Hobby Lobby - Madisonville	Madisonville, KY	2,619	19,753	26,146	$70,964	$71,321	$71,638
Dollar General Market	Madisonville, KY	4,377	17,548	25,336	$73,426	$64,412	$70,149
Dollar General - Endicott	Endicott, NY	1,283	9,893	28,487	$97,922	$118,949	$98,185
Wtd. Avg. (based on UW NOI)		5,195	43,218	112,718	$104,592	$107,220	$106,310
(1)	Source: Appraisals.
(2)	Population and Average Household Income represent 2025 Population and Average Household Income.

The Borrower. The borrower for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan is ExchangeRight Net-Leased Portfolio 73 DST, a Delaware statutory trust with at least one independent trustee. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are ExchangeRight Real Estate, LLC, David Fisher, Warren Thomas and Joshua Ungerecht (together with David Fisher and Warren Thomas, the “Individual Guarantors”). As of August 31, 2025, ExchangeRight Real Estate, LLC and its affiliates’ vertically integrated platform features more than $6.7 billion in assets under management that are diversified across over 1,300 properties, and 26 million square feet throughout 47 states. ExchangeRight Real Estate, LLC and its three owners, the Individual Guarantors, are the guarantors of certain nonrecourse carveout liabilities under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan.

The borrower has master leased the ExchangeRight Net Leased Portfolio #73 Properties to ExchangeRight NLP 73 Master Lessee, LLC (the “ExchangeRight Net Leased Portfolio #73 Master Tenant”), which is owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #73 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #73 Master Tenant for the operation, maintenance and management of the ExchangeRight Net Leased Portfolio #73 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Net Leased Portfolio #73 Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #73 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #73 Master Tenant to pay rent as a result of the ExchangeRight Net Leased Portfolio #73 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Net Leased Portfolio #73 Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #73 Mortgage Loan is not delivered to the lender.

Property Management. The ExchangeRight Net Leased Portfolio #73 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the ExchangeRight Net Leased Portfolio #73 Whole Loan, the borrower deposited approximately: (i) $18,234 into a real estate tax reserve and (iii) $500,000 into a reserve for unfunded obligations for tenant improvement costs and leasing commissions (“TI/LC”).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $3,647), except that no deposits will be required on account of taxes with respect to the Direct Tax Pay Tenants (as defined below) for so long as the Direct Pay Conditions (as defined below) are satisfied. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents provide that the initial such Direct Tax Pay Tenants are all of the tenants at the ExchangeRight Net Leased Portfolio #73 Properties, other than the Dollar General Market and Dollar General - Endicott properties.

“Direct Pay Conditions” means (i) no event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan has occurred and is continuing, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties or 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies, except that no deposits will be required on account of insurance premiums with respect to the Direct Insurance Pay Tenants (as defined below) for so long as the Direct Pay Conditions are satisfied. In addition, such insurance reserve will be conditionally waived so long as no event of default is continuing under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents and the borrower maintains a blanket policy meeting the requirements of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents. At origination a blanket policy was in place.

“Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable ExchangeRight property and to pay insurance premiums directly to the applicable insurance company and is actually exercising such right or complying with such obligation, as applicable. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents provide that the initial such Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are all of the tenants at the ExchangeRight Net Leased Portfolio #73 Properties, other than the tenant at the Hobby Lobby—Madisonville property.

Replacement Reserve – During a Cash Management Period (as defined below), the borrower is required to deposit into a replacement reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.15 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #73 Properties (initially estimated to be approximately $2,096). Notwithstanding the foregoing, no deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Net Leased Portfolio #73 Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises; in each case, to the extent the Direct Pay Conditions are satisfied. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents provide that the initial such tenants are the tenants at the BioLife Plasma Services - Colorado Springs, BioLife Plasma Services - Greenfield, BioLife Plasma Services -Madison, Dollar General - Endicott and the Dollar General Market ExchangeRight Net Leased Portfolio #73 Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TI/LC Reserve – During a Cash Management Period, the borrower is required to deposit into the TI/LC reserve on a monthly basis an amount equal to 1/12th of the product obtained by multiplying (x) $0.75 by (y) the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #73 Properties (initially estimated to be approximately $15,100)

Lockbox / Cash Management. The ExchangeRight Net Leased Portfolio #73 Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower, property manager and ExchangeRight Net Leased Portfolio #73 Master Tenant are required to cause all rents to be deposited directly by the tenants into a lender approved lockbox account. All funds received by the borrower, property manager, or ExchangeRight Net Leased Portfolio #73 Master Tenant are required to be deposited in the lockbox account within two business days following receipt. If no Cash Management Period Exists, funds in the lockbox account will be disbursed to the ExchangeRight Net Leased Portfolio #73 Master Tenant on each business day. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents are required to be held by the lender in a cash collateral account as additional collateral for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan. Upon the cure of a Cash Management Period, the lender is required to return any amounts remaining on deposit in the cash collateral account to the borrower or ExchangeRight Net Leased Portfolio #73 Master Tenant. Upon an event of default under the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents, the lender may apply funds in the cash collateral account to the ExchangeRight Net Leased Portfolio #73 Mortgage Loan in such priority as it may determine.

A “Cash Management Period” means a period (A) commencing upon the lender giving notice to the lockbox bank of the occurrence of any of the following (i) a default or an event of default, (ii) the debt service coverage ratio being less than 1.20x, or (iii) the monthly payment date that occurs in December 2034, to the extent a Qualified Transfer (as defined below) has not occurred as of such date, and (B) ending upon the lender giving notice to the lockbox bank that the sweeping of the funds into the lockbox account may cease and (a) with respect to clause (i) above, such default has been cured (or in the case of an event of default, waived in writing by lender) and no other default or event of default has occurred and is continuing, (b) with respect to clause (ii) above, the debt service coverage ratio being at least 1.25x for two consecutive calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred.

A “Qualified Transfer” means any time following November 20, 2026, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #73 Master Tenant to an Approved Transferee (as defined below) and to replace the guarantors with such Approved Transferee (or other acceptable replacement guarantor satisfactory to lender in its sole discretion); provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing and no default or event of default will otherwise occur as a result of such transfer, (ii) the ExchangeRight Net Leased Portfolio #73 Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a guarantee of recourse obligations in substantially the same form as the guaranty delivered to the lender at origination pursuant to which it agrees to be liable under such guaranty of recourse obligation (from and after the transfer), (iv) the Approved Transferee owns, directly or indirectly, 100% of the legal and beneficial ownership interests in, and controls, the borrower and the ExchangeRight Net Leased Portfolio #73 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender, and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (i) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (ii) any person that (a) meets the requirements of a Qualified Transferee (as defined below), (b) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Net Leased Portfolio #73 Properties, (c) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (d) immediately upon consummation of the applicable permitted transfer, has, and at all time maintains, either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #73 Properties) or (ii) an investment-grade rating of not less than BBB- by S&P or Baa3 by Moody’s, (e) at all times owns no less than 100% of the legal and beneficial ownership of the borrower, (f) is not a Delaware statutory trust, and (g) causes the borrower to convert into a Delaware limited liability

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – ExchangeRight Net Leased Portfolio #73

company, provided, however, such conversion will not be required if, prior to or otherwise in connection with any such transfer (A) the borrower is solely owned by a person under the management or control of David Fisher, Joshua Ungerecht and Warren Thomas, and (B) the borrower is no longer treated as an investment trust pursuant to the Internal Revenue Code of 1986.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not a sanctioned person and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following November 20, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #73 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof (including ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (“ExchangeRight Operating Partnership”) that is management controlled by such Approved REIT and that meets the requirements of a Qualified Transferee and to replace the guarantors with such Approved REIT subject to satisfaction of the requirements of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents.

"Approved REIT" means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender has received a credit check and bankruptcy, litigation judgment lien and other comparable searches, all of which are reasonably acceptable to the lender, (ii) is at all times (A) owned, directly or indirectly, by David Fisher, Joshua Ungerecht and Warren Thomas in an amount that is equal to either (1) 0.50% of all equity interests or (2) equity interests valued at not less than $15,000,000, and (B) under the management control of an approved REIT manager, and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Operating Partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust shall be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Net Leased Portfolio #73 Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. The borrower is permitted to obtain the release of one or more of the ExchangeRight Net Leased Portfolio #73 Properties from the lien of the ExchangeRight Net Leased Portfolio #73 Mortgage Loan documents at any time after the date that is two years from the closing date of the BBCMS 2025-C39 securitization, subject to satisfaction of the following conditions, among others: (i) REMIC related conditions are satisfied, (ii) the ExchangeRight Net Leased Portfolio #73 Mortgage Loan is defeased in an amount equal to the greater of (a) 115% of the allocated loan amount of the ExchangeRight Net Leased Portfolio #73 Property or Properties being released and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #73 Property or Properties; (iii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan after any such release is no less than the greater of (x) 2.00x and (y) the debt service coverage ratio immediately prior to such release; and (iv) the debt yield for the ExchangeRight Net Leased Portfolio #73 Mortgage Loan after giving effect to any such release is no less than the greater of (x) 12.53% and (y) the debt yield immediately prior to such release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Market Place Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Market Place Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 7 – Market Place Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.3%	Net Rentable Area (SF):	1,154,250
Loan Purpose:	Recapitalization	Location:	Irvine, CA
Borrower:	Market Place Business Center LLC	Year Built / Renovated:	1999-2006 / 2015-2025
Borrower Sponsor:	The Irvine Company LLC	Occupancy:	80.9%
Interest Rate:	5.55200%	Occupancy Date:	7/31/2025
Note Date:	8/26/2025	4th Most Recent NOI (As of):	$20,593,064 (6/30/2023)
Maturity Date:	9/11/2035	3rd Most Recent NOI (As of):	$20,133,595 (6/30/2024)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$20,381,263 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(4):	$21,319,637 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.8%
Amortization Type:	Interest Only	UW Revenues:	$34,555,896
Call Protection(2):	L(24),YM1(3),DorYM1(88),O(5)	UW Expenses:	$10,668,450
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$23,887,446
Additional Debt(1):	Yes	UW NCF:	$22,485,950
Additional Debt Balance(1):	$100,000,000	Appraised Value / Per SF:	$265,000,000 / $230
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/5/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$117
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$117
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	50.9%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.96x
TI/LC Obligations Reserve:	$1,909,289	$0	N/A	UW NOI Debt Yield:	17.7%
Rent Concession Reserve:	$537,085	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$135,000,000	100.0%	Loan Payoff(5)	$104,190,724	77.2%
			Return of Equity	28,010,124	20.7
			Upfront Reserves	2,446,374	1.8
			Closing Costs	352,778	0.3
Total Sources	$135,000,000	100.0%	Total Uses	$135,000,000	100.0%
(1)	The Market Place Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $135.0 million (the “Market Place Center Whole Loan”). The financial information in the chart above reflects the Market Place Center Whole Loan.
(2)	Defeasance of the Market Place Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Market Place Center Whole Loan to be securitized and (b) October 11, 2028. The Market Place Center Whole Loan may be voluntarily prepaid in full, but not in part, after the payment date in October 2027, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in May 2035. The Market Place Center Whole Loan may be voluntarily prepaid at any time on or after the payment date in May 2035 without the payment of a yield maintenance premium. The assumed defeasance lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2025-C39 transaction in December 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” section below.
(4)	The increase in NOI between TTM 6/30/2025 and UW is primarily due to (i) 30 new and renewal leases commencing between July 2024 and July 2026 totaling 233,224 square feet and $5,299,961 of base rent and (ii) underwritten base rent inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(5)	The borrower sponsor paid off approximately $104.2 million of existing debt in March 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Market Place Center

The Loan. The Market Place Center mortgage loan (the “Market Place Center Mortgage Loan”) is part of the Market Place Center Whole Loan secured by the borrower’s fee interest in 22 office buildings totaling 1,154,250 square feet located in Irvine, California (the “Market Place Center Property”). The Market Place Center Whole Loan is evidenced by eight pari passu promissory notes and accrues interest at a rate of 5.55200% per annum on an Actual/360 basis. The Market Place Center Whole Loan has a 10-year term and is interest-only for the entire duration of the term. The Market Place Center Whole Loan was co-originated on August 26, 2025 by Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Market Place Center Mortgage Loan is evidenced by the non-controlling Notes A-1-B, A-2 and A-3-B contributed by WFB with an aggregate original principal balance of $35,000,000.

The Market Place Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. The relationship between the holders of the Market Place Center Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Market Place Center Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$36,000,000	$36,000,000	WFCM 2025-C65	Yes
A-1-B	$4,000,000	$4,000,000	BBCMS 2025-C39	No
A-2	$27,000,000	$27,000,000	BBCMS 2025-C39	No
A-3-A(1)	$10,000,000	$10,000,000	WFB	No
A-3-B	$4,000,000	$4,000,000	BBCMS 2025-C39	No
A-4-A	$24,000,000	$24,000,000	WFCM 2025-C65	No
A-4-B(1)	$10,000,000	$10,000,000	JPMCB	No
A-5(1)	$20,000,000	$20,000,000	JPMCB	No
Whole Loan	$135,000,000	$135,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Market Place Center Property is comprised of 22 two-story office buildings totaling 1,154,250 square feet, located in Irvine, California. The Market Place Center Property is a master planned office development that was constructed by the sponsors in phases between 1999 and 2006. Located along Interstate 5, amenities include a café, fitness center, three outdoor basketball courts, a sand volleyball court, numerous grass lawns and brick paved patios, various indoor and outdoor seating areas, BBQ areas, and electric vehicle charging stations. The Market Place Center Property contains 4,692 parking spaces (4.06 spaces per 1,000 square feet). As of July 31, 2025, the Market Place Center Property was 80.9% leased to 83 unique tenants and averaged 90.1% between fiscal year 2015 and fiscal year 2024.

Major Tenants.

Universal Services of America (53,360 square feet; 4.6% of NRA; 5.6% of underwritten base rent). Founded in 1957, Universal Services of America (“Allied Universal”) is a security and facilities services company that provides security services and smart technology to clients. Operating in more than 100 countries, Allied Universal’s workforce comprises approximately 770,000 people. Allied Universal has been in occupancy at the Market Place Center Property, which serves as its western corporate headquarters, since 2023, has a lease expiration in July 2030 and has one, five-year renewal option. Allied Universal can terminate any time after March 1, 2026 if the manager reduces the contracted billable guard service hours provided by Allied Universal by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.

MobilityWare, LLC & Upstanding (50,851 square feet; 4.4% of NRA; 6.5% of underwritten base rent). Upstanding was founded as a communication software in 1990 by Dave Yonamine and John Libby, who later formed MobilityWare in 2003, MobilityWare is a mobile application game developer and provider that launched 13 titles, including Solitaire and Blackjack, on the first day of the App Store launch in 2008. In 2018, the company reached 400 million downloads across its portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Market Place Center

of games. MobilityWare, LLC & Upstanding has been in occupancy at the Market Place Center Property, which serves as its headquarters, since 2016, has a lease expiration in March 2026 and has one, five-year renewal option and no termination options.

TriMark Raygal, LLC (46,526 square feet; 4.0% of NRA; 5.3% of underwritten base rent). TriMark Raygal, LLC (“TriMark”) is a provider of equipment, supplies, and design services to the foodservice industry. TriMark has over 125 years of history, which includes mergers and acquisitions of several companies that created today’s ten TriMark divisions. TriMark has been in occupancy at the Market Place Center Property since 2017, has a lease expiration in March 2027 and has one, five-year renewal option and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Market Place Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
88.0%	81.0%	79.0%	80.9%
(1)	Occupancies are as of June 30 unless otherwise stated.
(2)	As of July 31, 2025.

The following table presents certain information relating to the major tenants at the Market Place Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
Universal Services of America	NR / NR / NR	53,360	4.6%	$24.36	$1,299,850	5.6%	7/31/2030(2)
MobilityWare, LLC & Upstanding	NR / NR / NR	50,851	4.4%	$29.52	$1,501,122	6.5%	3/31/2026
TriMark Raygal, LLC(3)	NR / NR / NR	46,526	4.0%	$26.40	$1,228,286	5.3%	3/31/2027
HDR Engineering, Inc	NR / NR / NR	44,210	3.8%	$23.52	$1,039,819	4.5%	5/31/2034
Waymakers	NR / NR / NR	31,425	2.7%	$24.00	$754,200	3.3%	Various(4)
Major Tenants Subtotal / Wtd. Avg.		226,372	19.6%	$25.72	$5,823,277	25.1%
Other Tenants		707,607	61.3%	$24.55	$17,370,390	74.9%
Occupied Collateral Total / Wtd. Avg.		933,979	80.9%	$24.83	$23,193,667	100.0%
Vacant Space		220,271	19.1%
Collateral Total		1,154,250	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2025, inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(2)	Universal Services of America can terminate any time after March 1, 2026, if the manager reduces the contracted billable guard service hours provided by the tenant by more than 50% over the hours billed for the trailing 12 month period ending December 31, 2021, by providing at least six months’ prior notice and paying a termination fee equal to two months of base rent plus unamortized TI/LC.
(3)	TriMark is marketing 15,101 square feet (1.3% of NRA) of its space for sublease. TriMark recently renewed its lease in April 2024.
(4)	Waymakers has multiple leases expiring April 30, 2031 (12,213 square feet) and August 31, 2031 (19,212 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Market Place Center

The following table presents certain information relating to the tenant lease expiration of the Market Place Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	220,271	19.1%	$0	0.0%	220,271	19.1%	$0	0.0%
2025 & MTM	0	0	0%	$0	0.0%	220,271	19.1%	$0	0.0%
2026(3)	14	151,302	13.1%	$4,098,868	17.7%	371,573	32.2%	$4,098,868	17.7%
2027	16	168,038	14.6%	$4,070,340	17.5%	539,611	46.7%	$8,169,209	35.2%
2028(4)	20	146,068	12.7%	$3,682,611	15.9%	685,679	59.4%	$11,851,820	51.1%
2029	15	148,748	12.9%	$3,554,005	15.3%	834,427	72.3%	$15,405,825	66.4%
2030	10	156,416	13.6%	$3,891,386	16.8%	990,843	85.8%	$19,297,212	83.2%
2031	5	64,271	5.6%	$1,554,755	6.7%	1,055,114	91.4%	$20,851,967	89.9%
2032	2	28,246	2.4%	$683,972	2.9%	1,083,360	93.9%	$21,535,939	92.9%
2033	0	0	0.0%	$0	0.0%	1,083,360	93.9%	$21,535,939	92.9%
2034	1	44,210	3.8%	$1,039,819	4.5%	1,127,570	97.7%	$22,575,758	97.3%
2035	1	26,680	2.3%	$617,909	2.7%	1,154,250	100.0%	$23,193,667	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	1,154,250	100.0%	$23,193,667	100.0%
Total	84	1,154,250	100.0%	$23,193,667	100.0%
(1)	Information is based on the underwritten rent roll dated July 31, 2025, inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Waymakers has two leases expiring April 30, 2031 (12,213 square feet) and August 31, 2031 (19,212 square feet).
(4)	Irvine Management Company's lease on two spaces (2,133 square feet and 2,374 square feet) expires September 30, 2028.

The following table presents certain information relating to the operating history and underwritten cash flows of the Market Place Center Property:

Operating History and Underwriting Net Cash Flow(1)
	2022(2)	2023(2)	2024	TTM(3)	Underwritten	Per SF	%(4)
Base Rent(5)	$23,984,661	$22,397,820	$21,704,737	$22,542,673	$28,347,985	$24.56	82.0%
(Vacancy)	0	0	0	0	(5,154,318)	($4.47)	(14.9%)
Total Base Rent	$23,984,661	$22,397,820	$21,704,737	$22,542,673	$23,193,667	$20.09	67.1%
(Free Rent Adjustment)	(625,549)	(1,126,550)	(1,354,859)	(1,459,805)	0	$0.00	0.0%
Net Rental Income	$23,359,112	$21,271,270	$20,349,878	$21,082,868	$23,193,667	$20.09	67.1%
Total Recoveries	8,740,508	8,738,054	9,694,591	10,292,638	10,528,606	$9.12	30.5%
Other Income	664,441	588,550	571,334	542,449	833,623	$0.72	2.4%
Effective Gross Income	$32,764,061	$30,597,874	$30,615,804	$31,917,955	$34,555,896	$29.94	100.0%
Total Expenses	$8,558,440	$10,004,810	$10,234,541	$10,598,318	$10,668,450	$9.24	30.9%
Net Operating Income	$24,205,621	$20,593,064	$20,381,263	$21,319,637	$23,887,446	$20.70	69.1%
Capital Expenditures	0	0	0	0	247,246	$0.21	0.7%
TI/LC	0	0	0	0	1,154,250	$1.00	3.3%
Net Cash Flow	$24,205,621	$20,593,064	$20,381,263	$21,319,637	$22,485,950	$19.48	65.1%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Reflect the full-year reporting period for the borrower sponsor, which has a fiscal year ending in June.
(3)	TTM reflects the trailing 12 months ending June 30, 2025.
(4)	% column represents percent of Effective Gross Income.
(5)	Underwritten Base Rent is based on the underwritten rent roll dated July 31, 2025, inclusive of contractual rent steps through September 2026 totaling $540,076 and rent averaging for investment grade tenants (through the earlier of lease maturity or loan maturity) totaling $99,194.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 7 – Market Place Center

Environmental. According to the Phase I environmental site assessment dated March 17, 2025, there was no evidence of any recognized environmental conditions at the Market Place Center Property.

The Market. The Market Place Center Property is located in Irvine, California within Orange County, California. The Market Place Center Property comprises several square blocks, sits on a total of 73.5 acres and is situated at the southeast corner of the Santa Ana Freeway (5) and the Eastern Transportation Corridor (261) with additional frontage on El Camino Real. The Market Place Center Property is approximately 3.0 miles east of Costa Mesa Freeway (55), 3.8 miles north of the San Diego Freeway (405), and 4.6 miles northeast of John Wayne Airport in the City of Irvine, California. The local neighborhood contains a mix of office, industrial, retail, and residential uses. Major employers in the area include Disney Resorts, University of California, Irvine, St. Joseph Health, Kaiser Permanente, Target Brands, Inc., Walmart, Inc., Hoag Memorial Hospital Presbyterian, Allied Universal, California State University and MemorialCare Health System.

According to the appraisal, the Market Place Center Property is located within the Irvine/Tustin Legacy office submarket of the Orange County office market. As of the fourth quarter of 2024, the submarket had an inventory of 23.5 million square feet with a vacancy rate of 20.0% and average rent of $35.39 per square foot. The appraiser concluded to market rents for the Market Place Center Property of $23.40.

The 2023 population within a one-, three- and five-mile radius of the Market Place Center Property was 14,052, 163,308 and 529,936, respectively. The 2023 average household income within the same radii was $138,012, $136,667, $138,311, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property: Property:

Market Rent Summary(1)
	Office Space	Café Space
Market Rent PSF	$23.40	$12.00
Lease Term (Years)	5	5
Lease Type	NNN	NNN
Escalations (Annual)	3.50%	3.50%
Tenant Improvements (New / Renewal)	$65 / $10	$50 / $10
Leasing Commissions (New / Renewal)	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New / Renewal)	5 / 5	5 / 3
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 7 – Market Place Center

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Place Center Property:

Comparable Office Leases(1)
Name / Property Location	Year	Total NRA (SF)	Total Occupancy	Major Tenant	Lease State Date / Term (yrs.)	Lease Size (SF)	Base Rent PSF
Market Place Center Irvine, CA	1999-2006	1,154,250	80.9%(2)	Universal Services of America	Feb-23 / 7.5	53,360	$24.36(3)
Jamboree Business Center 14000 Jamboree Road Irvine, CA	2008	77,624	NAV	Henkel Electronic Materials, LLC	Sep-25 / 5.0	77,624	$24.00
Discovery Park 15480 Laguna Canyon Road Irvine, CA	2000	44,820	NAV	St. Joseph Health System, LLC	Mar-25 / 10.3	44,820	$21.48
Jamboree Business Center 2875 Michelle Drive Irvine, CA	2007	77,625	NAV	C. Patrick Hamblin, APC	Dec-24 / 1.0	3,342	$27.36
Irvine Business Center 7515 Irvine Center Drive Irvine, CA	1998	63,412	NAV	Primoris Services Corporation	Oct-24 / 7.0	31,706	$24.00
Discovery Park 15271 Laguna Canyon Road Irvine, CA	2007	54,306	NAV	DVA Healthcare Renal Care	Sep-24 / 7.0	40,206	$22.80
Discovery Park 47 Discovery Irvine, CA	2000	53,220	NAV	Xilinx International, Inc.	Aug-24 / 3.0	3,615	$25.20
Jamboree Business Center 2860 Michelle Drive Irvine, CA	2004	41,069	NAV	W&W-AFCO Steel, LLC	Jun-24 / 3.2	2,984	$28.80
Discovery Park 46 Discovery Irvine, CA	2001	44,240	NAV	Proteor USA	Jun-24 / 9.0	22,120	$21.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 31, 2025.
(3)	Base Rent PSF for Universal Services of America includes rent steps through February 1, 2026.

Appraisal. According to the appraisal as of March 5, 2025, the Market Place Center Property had an “as-is” appraised value of $265,000,000 and as of April 1, 2028, had an “upon stabilization” value of $304,000,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Market Place Center	$265,000,000	7.58%
(1)	Source: Appraisal.

The Borrower. The borrower is Market Place Business Center LLC, a special purpose, bankruptcy-remote entity and a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Place Center Whole Loan.

The Borrower Sponsor. The borrower sponsor of the Market Place Center Whole Loan is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor is Irvine Core Office LLC. The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren. The Irvine Company focuses on long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million square feet and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company’s collection of office properties are located in Orange County, California, Los Angeles, San Diego, Silicon Valley, Chicago and New York.

Property Management. The Market Place Center Property is managed by Irvine Management Company, an affiliate of the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Market Place Center

Escrows and Reserves.

Tax Escrows – The Market Place Center Whole Loan documents do not require upfront or ongoing reserves for real estate taxes in the amount equal to 1/12th of the annual estimated tax payments; provided, (i) no Cash Trap Event Period (as defined below) has occurred and is continuing and (ii) borrower provides the lender with paid receipts or other evidence reasonably satisfactory to the lender that all taxes have been and continue to be fully and timely paid.

Insurance Escrows – The Market Place Center Whole Loan documents do not require upfront and ongoing insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided, (i) no Cash Trap Event Period has occurred and is continuing; and (ii) the property is covered under an acceptable blanket policy and borrower provides the lender with evidence of renewal.

Replacement Reserve – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $20,604.

TI/LC Reserves – Upon the occurrence of a Cash Trap Event Period, the borrower is required to deposit monthly TI/LC reserves equal to $96,187.50.

Existing TI/LC Reserves – The Market Place Center Whole Loan documents required an upfront deposit of $1,909,289 for outstanding tenant improvements and leasing commissions related to thirteen tenants.

Rent Concession Reserve – The Market Place Center Whole Loan documents required an upfront deposit of $537,085 for outstanding free rent related to 10 tenants.

Lockbox / Cash Management. The Market Place Center Whole Loan is structured with a hard lockbox, which is already in place, and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period, all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Cash Trap Event Period.

A “Cash Trap Event Period” means (A) a period commencing on the earliest of (i) an event of default or (ii) subject to the borrower providing Cash Trap Cure Collateral (as defined below), a net cash flow (“NCF”) debt service coverage ratio (“DSCR”) of less than 1.15x for two consecutive calendar quarters; and (B) expiring upon with regard to (x) clause (i), the cure of such event of default or (y) clause (ii), the date that the NCF DSCR is greater than or equal to 1.20x for two consecutive calendar quarters.

“Cash Trap Cure Collateral” means either, or a combination of cash deposits or a letter of credit delivered to the lender in an amount which, if applied as a principal prepayment of the Market Place Center Whole Loan, would result in a DSCR that is equal to or greater than 1.20x. Provided there is no event of default, the Cash Trap Cure Collateral will be released to the borrower if the DSCR is equal to or greater than 1.20x for two (2) consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 7 – Market Place Center

Partial Release. The Market Place Center Whole Loan documents permit the release, without the lender consent and without fee, of any portion of the Market Place Center Property which: (a) is non-income producing; and (b) does not materially contribute to the ongoing use, economic value of, revenue or operations of the Market Place Center Property.

The Market Place Center Whole Loan documents provide that, following the prepayment lockout release date, the borrower may obtain the release of not more than two adjacent buildings in connection with a sale on an arms-length basis (includes affiliates), subject to certain conditions, including: (i) no event of default shall have occurred or be continuing, (ii) partial prepayment of the loan, together with the applicable yield maintenance premium therefor, in an amount equal to the greatest of (A) 110% of the allocated loan amount for the release building, (B) an amount that would result in the post-release DSCR being no less than the greater of (1) 2.42x and (2) the pre-release DSCR for the then-constituent, (C) an amount that would result in the post-release LTV being at least equal to the lessor of (1) 50.9% and (2) the pre-release LTV for the then-constituent property; and (D) an amount sufficient to comply with related REMIC requirements, (iii) a rating agency confirmation, and (iv) an opinion of counsel that the partial release complies with REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 8 – Capitol Hill Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 8 – Capitol Hill Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 8 – Capitol Hill Hotel
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,500,000	Title:	Fee
Cut-off Date Principal Balance:	$34,500,000	Property Type - Subtype:	Hospitality - Extended Stay
% of Pool by IPB:	4.3%	Net Rentable Area (Rooms):	153
Loan Purpose:	Acquisition	Location:	Washington, DC
Borrowers:	Capitol Hill Hotel Owner 1, LLC, Capitol Hill Hotel Owner 2, LLC, Capitol Hill Hotel Owner 3, LLC, Capitol Hill Hotel Owner 4, LLC and Capitol Hill Hotel Owner 5, LLC	Year Built / Renovated:	1983 / 2022-2023
Borrower Sponsor:	Scott J. Seligman	Occupancy / ADR / RevPAR:	74.3% / $255.63 / $189.92
Interest Rate:	6.82000%	Occupancy / ADR / RevPAR Date:	7/31/2025
Note Date:	10/15/2025	4th Most Recent NOI (As of):	$3,145,108 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of):	$4,170,309 (12/31/2023)
Interest-only Term:	120 months	2nd Most Recent NOI (As of):	$4,534,643 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$4,707,719 (TTM 7/31/2025)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	74.3% / $255.63 / $189.92
Amortization Type:	Interest Only	UW Revenues:	$11,722,605
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$7,019,221
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,703,384
Additional Debt:	No	UW NCF:	$4,234,480
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$63,600,000 / $415,686
Additional Debt Type:	N/A	Appraisal Date:	8/20/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$225,490
Taxes:	$71,270	$71,270	N/A	Maturity Date Loan / Room:	$225,490
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	54.2%
FF&E Reserves:	$250,000	$39,075	N/A	Maturity Date LTV:	54.2%
Deferred Maintenance:	$2,500	$0	N/A	UW NCF DSCR:	1.78x
Other(2):	$0	Springing	$596,395	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,500,000	56.2%	Purchase Price	$60,271,117	98.3%
Sponsor Equity	26,835,961	43.8	Closing Costs	741,074	1.2
			Upfront Reserves	323,770	0.5
Total Sources	$61,335,961	100.0%	Total Uses	$61,335,961	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves include a springing seasonality reserve capped at $596,395. See “Escrows and Reserves” below for further discussion.

The Loan. The Capitol Hill Hotel mortgage loan (the “Capitol Hill Hotel Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $34,500,000 and is secured by the borrowers’ fee interest in a 153-room, extended stay hotel located in Washington, D.C. (the “Capitol Hill Hotel Property”). The Capitol Hill Hotel Mortgage Loan has a ten-year term, is interest-only for the full term of the loan and accrues interest at a rate of 6.82000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Capitol Hill Hotel

The Property. The Capitol Hill Hotel Property is a six-story, 153-room, independent extended stay hotel located in the Capitol Hill neighborhood of Washington, D.C. The Capitol Hill Hotel Property was originally built in 1983 and most recently renovated from 2022 to 2023. Renovations totaled approximately $4,363,709 ($28,521 per room) and included renovations to soft goods and electrical work. Major demand generators for the Capitol Hill Hotel Property include the Library of Congress (0.3 miles), the Capitol Building (0.4 miles), the National Mall (0.9 miles), Union Station (1.0 mile) and the Smithsonian Museums. The Capitol Hill Hotel Property also benefits from its proximity to Reagan International Airport (4.8 miles).

The Capitol Hill Hotel Property contains 25 double queen rooms, 84 queen rooms, four king rooms, and 40 one-bedroom suites. Amenities at the Capitol Hill Hotel Property include approximately 2,445 square feet of meeting space, a business center, a fitness center, valet parking, vending and ice machines, a guest laundry room, and a sundries shop.

The following table presents certain information relating to the July 2025 demand analysis with respect to the Capitol Hill Hotel Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Capitol Hill Hotel	153	62.7%	37.3%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the performance of the Capitol Hill Hotel Property:

Historical Occupancy, ADR, RevPAR
	Capitol Hill Hotel(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	66.2%	$211.19	$139.79	65.5%	$203.06	$133.08	101.0%	104.0%	105.0%
2023	71.6%	$242.73	$173.76	74.1%	$225.62	$167.09	96.7%	107.6%	104.0%
2024	76.1%	$245.04	$186.59	72.4%	$229.36	$165.99	105.2%	106.8%	112.4%
TTM 7/31/2025	74.3%	$255.63	$189.92	71.3%	$230.68	$164.42	104.2%	110.8%	115.5%
(1)	Occupancy, ADR and RevPAR for the Capitol Hill Hotel Property are based on the underwritten cash flow.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Capitol Hill Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set includes Kimpton The Hotel George, YOTEL Washington DC, Courtyard Washington Capitol Hill/Navy Yard, Phoenix Park Hotel, and Residence Inn Washington, DC National Mall.
(4)	Penetration Factor is calculated based on the underwritten cash flow and competitive set data provided by a third-party hospitality research report.

Environmental. According to the Phase I environmental site assessment dated August 21, 2025, there was a controlled recognized environmental condition at the Capitol Hill Hotel Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics--Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 8 – Capitol Hill Hotel

Market. The Capitol Hill Hotel Property is located at the northeast quadrant of the intersection formed by C Street Southeast and 2nd Street Southeast within the Capitol Hill neighborhood of Washington, D.C. Primary access to the Capitol Hill Hotel Property is provided by Pennsylvania Avenue Southeast, Independence Avenue Southeast, C Street Southeast, and 2nd Street Southeast. The Capitol Hill Hotel Property is also located approximately one block from the Capitol South Metro Station. Major demand generators for the Capitol Hill Hotel Property include the Library of Congress (0.3 miles), Capitol Building (0.4 miles), National Mall (0.9 miles), Union Station (1.0 mile) as well as the Smithsonian Museums. The Capitol Hill Hotel Property is also located 4.8 miles from Reagan International Airport.

The following table presents certain information relating to the primary hotel competition for the Capitol Hill Hotel Property:

Competitive Set(1)
Property	Distance from Subject	Year Opened	Number of Rooms	Occupancy	ADR	RevPAR
Capitol Hill Hotel(2)	-	1983	153	74.3%	$255.63	$189.92
Washington, DC
Courtyard Capitol Hill/Navy Yard	0.6 mi	2006	204	90-95%	$270-$275	$245-$250
Washington, DC
Residence Inn National Mall	0.7 mi	2005	233	90-95%	$275-$280	$250-$255
Washington, DC
YOTEL Washington DC	0.8 mi	1970	377	55-60%	$245-$250	$135-$140
Washington, DC
Phoenix Park Hotel	0.8 mi	1922	149	60-65%	$250-$255	$150-$155
Washington, DC
Kimpton The Hotel George	0.8 mi	1928	139	70-75%	$290-$295	$215-$220
Washington, DC
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	The Capitol Hill Hotel Property metrics are based on the underwriting as of July 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Capitol Hill Hotel

The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Capitol Hill Hotel Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 7/31/2025	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	66.19%	71.59%	76.15%	74.29%	74.29%
ADR	$211.19	$242.73	$245.04	$255.63	$255.63
RevPAR	$139.79	$173.76	$186.59	$189.92	$189.92

Room Revenue	$7,806,661	$9,703,714	$10,448,803	$10,606,180	$10,606,180	$69,321	90.5%
Other Departmental Revenue(3)	877,976	945,402	1,083,601	1,116,425	1,116,425	7,297	9.5%
Total Revenue	$8,684,636	$10,649,116	$11,532,404	$11,722,605	$11,722,605	$76,618	100.0%
Room Expense	2,074,546	2,369,438	2,627,750	2,628,807	2,628,807	17,182	24.8%
Other Departmental Expenses(4)	90,051	306,132	237,535	158,694	158,694	1,037	14.2%
Departmental Expenses	$2,164,597	$2,675,571	$2,865,285	$2,787,501	$2,787,501	$18,219	23.8%
Departmental Profit	$6,520,039	$7,973,545	$8,667,119	$8,935,103	$8,935,103	$58,399	76.2%
Management Fee	260,539	319,473	345,972	352,340	351,678	2,299	3.0%
Marketing and Franchise Fee	662,135	842,152	930,572	960,745	960,745	6,279	8.2%
Other Undistributed Expenses(5)	1,613,751	1,708,604	1,845,613	1,946,828	1,946,828	12,724	16.6%
Total Undistributed Expenses	$2,536,425	$2,870,229	$3,122,157	$3,259,913	$3,259,251	$21,302	27.8%
Real Estate Taxes	731,146	834,261	895,148	850,227	851,332	5,564	7.3%
Property Insurance	107,360	98,746	115,171	117,246	121,136	792	1.0%
Net Operating Income	$3,145,108	$4,170,309	$4,534,643	$4,707,719	$4,703,384	$30,741	40.1%
FF&E	347,385	425,965	461,296	468,904	468,904	3,065	4.0%
Net Cash Flow	$2,797,723	$3,744,344	$4,073,347	$4,238,814	$4,234,480	$27,676	36.1%
(1)	Per Room is based on 153 rooms.
(2)	% of Total Revenue for each expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Other Departmental Revenue includes income from resort fees, parking revenue, F&B income, and other miscellaneous revenue.
(4)	Other Departmental Expenses consists of the F&B expense, cost of parking service, and select service banquet expenses.
(5)	Other Undistributed Expenses includes administrative and general expenses, operations and maintenance, heat, power and light expenses, and information and telecommunications expenses.

The Borrowers. The borrowers are Capitol Hill Hotel Owner 1, LLC, Capitol Hill Hotel Owner 2, LLC, Capitol Hill Hotel Owner 3, LLC, Capitol Hill Hotel Owner 4, LLC and Capitol Hill Hotel Owner 5, LLC as tenants in common, each a Delaware limited liability company and special purpose entity with at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Capitol Hill Hotel Mortgage Loan.

The borrowers have master leased the Capitol Hill Hotel Property to Capitol Hill Hotel Lessee LLC, an affiliated master tenant (the “Master Tenant”), which has signed a joinder agreement with respect to the related loan agreement, mortgage, and assignment of leases and rents.

The Borrower Sponsor. The borrower sponsor is Scott J. Seligman (“Scott Seligman”) of The Seligman Group. The non-recourse carve out guarantors are Scott J. Seligman and the Scott J. Seligman Revocable Living Trust Dated 12/17/92. Founded in 1954, The Seligman Group owns and operates a portfolio of commercial development, industrial, residential, and retail properties across the United States. In addition to real estate, The Seligman Group has investment holdings in a variety of industries including banking, private aviation and wealth management. The borrower sponsor is currently and  has previously been subject to defaults and foreclosures.  See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

On March 25, 2024 the United States Office of the Comptroller of the Currency (“OCC”) issued a consent order against Scott Seligman related to his role in Sterling Bank’s residential lending activities. Pursuant to the OCC order, Mr. Seligman agreed to a civil money penalty and to refrain from participating in the banking industry. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Capitol Hill Hotel Property is managed by Hersha Hospitality Management L.P. and Joshua Asset Management, LLC, both independent third-party property management companies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Escrows and Reserves. At origination of the Capitol Hill Hotel Mortgage Loan, the borrowers deposited approximately: (i) $71,270 into a reserve account for taxes, (iii) $250,000 into a furniture, fixtures and equipment (“FF&E”) reserve for specified renovations to the lobby and breakfast room and (iii) $2,500 into a reserve account for deferred maintenance.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the ensuing 12-month period (initially estimated to be approximately $71,270).

Insurance Escrows – At the option of the lender, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or if the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. At origination an approved blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into an FF&E reserve, on a monthly basis, an amount equal to the greater of (i) 1/12th of 4% of the greater of (x) the annual gross revenues for the hotel-related operations at the Capitol Hill Hotel Property for the immediately preceding calendar year as reasonably determined by the lender and (y) the projected annual gross revenues for the hotel-related operations at the Capitol Hill Hotel Property for the calendar year in which such monthly deposit occurs as set forth in the approved annual budget; provided, that if, as of any applicable date of determination, no approved annual budget exists for the applicable calendar year, the amount of the FF&E deposit will be determined by the lender in its reasonable discretion (initially estimated to be approximately $39,075), and (ii) the amount of the deposit (if any) then required by any licensor on account of FF&E under any franchise agreement, if any, and/or the management agreement as applicable. As of the origination date, there is no franchise agreement with respect to the Capitol Hill Hotel Property.

PIP Reserve – In connection with any new property improvement plan or similar requirement under the franchise agreement (“PIP”) and/or modification of any PIP, the borrowers are required to deposit in a PIP reserve an amount equal to 125% of the costs of the related PIP work as estimated by the lender in its reasonable discretion. As of the origination date, there is no PIP with respect to the Capitol Hill Hotel Property.

Seasonality Reserve - The borrowers are required to deposit into a seasonality reserve, beginning on the monthly payment date occurring in March 2026 and on each monthly payment date occurring in April, May, June, September and October of 2026 and on each monthly payment date occurring in the months of January, March, April, May, June, September and October (inclusive) in each calendar year thereafter an amount equal to the Seasonality Reserve Monthly Deposit (as defined below), provided that the borrowers are required to make the Seasonality Reserve Monthly Deposit on any monthly payment date if the funds in the seasonality reserve are less than approximately $397,597. In addition, the funds on deposit in the seasonality reserve at any given time may not exceed approximately $596,395, and accordingly, no deposit may be made if it would cause the seasonality reserve to exceed such amount. The borrowers will cease to be obligated to make deposits into the seasonality reserve (and all amounts then on deposit in such reserve will be disbursed to them) if (i) no event of default is continuing, and (ii) there has been no operating shortfall in any month for 18 consecutive calendar months.

“Seasonality Reserve Monthly Deposit” means (i) with respect to the applicable monthly payment dates occurring in 2026, an amount equal to approximately $99,399; and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2027 and thereafter, an amount equal to the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the negative monthly amounts occurring in the months of February, July, August, November and December (inclusive) immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the negative monthly amounts projected in the months of February, July, August, November and December (inclusive) immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) 7.

Lockbox / Cash Management. The Capitol Hill Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. Within ten days of the origination of the Capitol Hill Hotel Mortgage Loan, the borrowers were required to deliver or cause the Master Tenant to deliver, a notice to each tenant (if any) and each credit card company and each credit card clearing bank with which the borrowers, Master Tenant or property manager has entered into a merchant’s or other credit card agreement directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. In addition, the borrowers are required to instruct the Master Tenant to pay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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all rents under the master lease into the lockbox account. All revenue received by the borrowers, Master Tenant or the property manager is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case such funds will be transferred to a lender-controlled cash management account to be applied and disbursed in accordance with the Capitol Hill Hotel Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the Capitol Hill Hotel Mortgage Loan, and if no Trigger Period exists, will be disbursed to the borrowers. Upon the cure of all Trigger Periods, provided no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Capitol Hill Hotel Mortgage Loan documents, the lender may apply funds to the Capitol Hill Hotel Mortgage Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio being less than 1.25x, (iii) the occurrence of a Franchise Agreement Trigger Period (as defined below) and (iv) certain bankruptcy or insolvency events of the property manager and (B) expiring upon, with regard to (w) clause (i) above, the cure (if applicable) of such event of default, (x) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, (y) clause (iii) above, a Franchise Agreement Trigger Period ceasing to exist and (z) clause (iv) above, the borrowers’ replacement of the applicable property manager with a property manager approved by the lender under a management agreement approved by the lender, which approval may be conditioned, but not unreasonably withheld, upon receipt of a rating agency confirmation.

“Franchise Agreement Trigger Period” means, at any time a franchise agreement is in place, a period (A) commencing upon the first to occur of (i) borrowers or Master Tenant being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) borrowers, Master Tenant, or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of franchisor) and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of any franchisor, (v) the Capitol Hill Hotel Property failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any permit applicable to the franchise agreement ceasing to be in full force in effect; and (B) expiring upon lender’s receipt of reasonably acceptable evidence (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to the lender) of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Capitol Hill Hotel Property pursuant to a replacement Qualified Franchise Agreement (as defined below) entered into in accordance with the terms of the Capitol Hill Hotel Mortgage Loan documents and (2) to the extent any PIP is required in connection with the foregoing, the deposit of the corresponding PIP Deposit into the PIP reserve account.

“Franchise Agreement Cure Conditions” means each of the following (i) borrowers or Master Tenant have cured all defaults (if any) under the franchise agreement to the satisfaction of the applicable franchisor, (ii) borrowers and/or Master Tenant and the applicable franchisor have re-affirmed the franchise agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or franchise agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such franchise agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Capitol Hill Hotel Property continues to be operated, “flagged” and branded pursuant to the franchise agreement and (v) all permits applicable to the related franchise agreement are in full force and effect.

“Qualified Franchise Agreement” means a franchise, trademark and franchise agreement with respect to the Capitol Hill Hotel Property with a qualified franchisor containing all applicable hotel operating agreements which is approved by the lender in writing (which such approval may be conditioned upon lender’s receipt of a rating agency confirmation with respect to such agreement).

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MOVIE TAVERN
ACE
Aaron's
PICKLR
planet fitness
DENTON THRIFT
MC NAILS
Kroger
CARROLL BOULEVARD
PACK 'N' MAIL
SMOKE VAPES
HAPPY BEAUTY
THISTLE
Freeway
cricket
Firestone
total
bb.q CHICKEN
J's CHEAPER CIGAR
Crawford
octapharma plasma
DOLLAR TREE
BEAUTY MART
H&R BLOCK
Liquor
pro-cuts
ALPHA AUTO INSURANCE
NEW CHINA KING BUFFET
W. UNIVERSITY DRIVE
Anchor / Major
Non Anchor / Inline
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.1%	Net Rentable Area (SF):	334,347
Loan Purpose:	Refinance	Location:	Denton, TX
Borrower:	RPI Denton Center, LTD.	Year Built / Renovated:	1964-2015 / NAP
Borrower Sponsor:	Jeffrey L. Olyan	Occupancy:	90.9%
Interest Rate:	5.74000%	Occupancy Date:	10/1/2025
Note Date:	9/5/2025	4th Most Recent NOI (As of):	$2,874,329 (12/31/2022)
Maturity Date:	9/6/2035	3rd Most Recent NOI (As of):	$3,170,689 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	$3,176,714 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(1)(2):	$3,434,708 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	91.1%
Amortization Type:	Interest Only	UW Revenues:	$5,707,309
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$1,730,108
Lockbox / Cash Management:	Springing	UW NOI(2):	$3,977,200
Additional Debt:	No	UW NCF:	$3,793,625
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$57,000,000 / $170
Additional Debt Type:	N/A	Appraisal Date:	7/8/2025

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$99
Taxes:	$574,063	$63,785	N/A	Maturity Date Loan / SF:	$99
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	57.9%
Replacement Reserves:	$150,456	Springing	$150,456	Maturity Date LTV:	57.9%
TI/LC:	$835,868	Springing	$835,868	UW NCF DSCR:	1.98x
Other Reserves(4):	$276,993	Springing	(4)	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Loan Payoff	$29,750,000	90.2%
			Reserves	1,837,380	5.6
			Closing Costs(5)	1,091,215	3.3
			Return of Equity	321,405	1.0
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	The increase in 2nd Most Recent NOI to Most Recent NOI is due to the Denton Center Property’s (as defined below) increased leasing momentum. Ten new leases commenced throughout 2024 including four new tenants, five renewals and an expansion, totaling 59,060 SF (17.7% of NRA) and $911,450 of underwritten base rent (21.9% of total underwritten base rent).
(2)	The increase in Most Recent NOI to UW NOI is due to the Denton Center Property’s ongoing leasing activity, including the execution of four lease renewals in 2025 and two lease renewals scheduled for early 2026, totaling 17,000 SF (5.1% of NRA) and $275,510 of underwritten base rent (6.6% of total underwritten base rent).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Other Reserves include (i) an upfront outstanding TI/LC reserve deposit of $276,993, (ii) a springing monthly critical tenant reserve subject to the conditions and cap amount set forth in “Escrows and Reserves” below and (iii) a springing monthly low DSCR sweep avoidance reserve subject to the conditions and cap amount set forth in “Escrows and Reserves” below.
(5)	Closing Costs include a $660,000 rate buydown.

The Loan. The Denton Center mortgage loan (the “Denton Center Mortgage Loan”) has an original and Cut-off Date balance of $33,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 334,347 square foot anchored retail property located in Denton, Texas (the “Denton Center Property”). The Denton Center Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a fixed rate of 5.74000% per annum on an Actual/360 basis.

The Property. The Denton Center Property consists of a 334,347 square foot anchored retail center situated on approximately 34.0 acres in Denton, Texas. The Denton Center Property consists of 10 buildings built in phases between 1964 and 2015 and offers 1,200 parking spaces. Per the rent roll dated October 1, 2025, the Denton Center Property is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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90.9% occupied and contains national tenants such as Kroger (18.2% of NRA), Movie Tavern (15.9% of NRA), Picklr (6.7% of NRA) and Planet Fitness (6.2% of NRA).

Major Tenants.

Kroger (60,930 square feet; 18.2% of NRA; 8.9% of underwritten base rent). Kroger is one of the nation’s largest retail grocery store chains, operating nearly 2,800 stores across 35 states as well as 1,500 fuel centers and 2,000 pharmacies. Kroger recorded 2024 year-end sales of approximately $61.8 million 2024 ($1,013 per SF) at the Denton Center Property which results in an occupancy cost of approximately 0.85%. Kroger has been in occupancy at the Denton Center Property since 1982, has a lease expiration date in February 2027 and has four, five-year renewal options remaining. Kroger has renewed five times since their original lease term expired.

Movie Tavern (53,029 square feet; 15.9% of NRA; 25.0% of underwritten base rent). Movie Tavern was acquired in 2019 by Marcus Corporation through its Marcus Theatres division, which is the fourth largest theatre circuit in the U.S. and owns or operates 985 screens at 78 locations across 17 states. Movie Tavern operates nine screens at the Denton Center Property, and recorded trailing twelve-month sales ending July 2025 of approximately $3.6 million ($399,591 per SF) resulting in an occupancy cost of 36.37%. Movie Tavern has been in occupancy at the Denton Center Property since 2005, has a lease expiration date in November 2031 and has four, five-year renewal options remaining.

Picklr (22,360 square feet; 6.7% of NRA; 6.9% of underwritten base rent). Picklr is an indoor pickleball club that offers pickleball court access, clinics and tournaments through varying levels of membership packages. Picklr has been in occupancy at the Denton Center Property since 2024, has a lease expiration date in October 2034 and has two, five-year renewal options remaining.

Planet Fitness (20,840 square feet; 6.2% of NRA; 7.0% of underwritten base rent). Planet Fitness was founded in 1992 and has grown into one of the largest fitness center operators and franchisors in the U.S., with over 2,700 gyms located across the U.S. and internationally. Planet Fitness has been in occupancy at the Denton Center Property since 2013, has a lease expiration date in November 2034 and has two, five-year renewal options remaining. Planet Fitness also signed a lease in December 2024 to expand 5,440 additional square feet at the Denton Center Property.

Environmental. According to the Phase I environmental assessment dated July 15, 2025, there was no evidence of any recognized environmental conditions at the Denton Center Property. However, the Phase I environmental assessment did identify a controlled recognized environmental condition in connection with residual groundwater impacts resulting from certain underground storage tanks related to a former gas station as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental

Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the Denton Center Property:

Historical and Current Occupancy(1)
2022	2023	2024(2)	Current(2)(3)
78.9%	79.0%	80.8%	90.9%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	The increase in occupancy from 2024 to Current is due to four new leases signed in 2024 totaling 28,220 SF, including a 10-year lease with Picklr covering 22,360 SF (6.7% of NRA).
(3)	Current occupancy is as of October 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the major tenants at the Denton Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Renewal Options
Kroger	Baa1/BBB/NR	60,930	18.2%	$6.05	$368,822	8.9%	2/28/2027	4 x 5 yrs
Movie Tavern(4)	NR/NR/NR	53,029	15.9	$19.55	$1,036,717	25.0	11/30/2031	4 x 5 yrs
Picklr	NR/NR/NR	22,360	6.7	$12.88	$287,997	6.9	10/31/2034	2 x 5 yrs
Planet Fitness	NR/NR/NR	20,840	6.2	$14.00	$291,760	7.0	11/30/2034	2 x 5 yrs
Ace Hardware	NR/NR/NR	14,221	4.3	$9.50	$135,099	3.3	1/31/2029	3 x 5 yrs
Thrift World	NR/NR/NR	12,600	3.8	$11.20	$141,126	3.4	10/31/2028	1 x 5 yrs
Aaron’s	NR/NR/NR	10,596	3.2	$7.00	$74,172	1.8	3/31/2028	2 x 5 yrs
New China King Buffet	NR/NR/NR	10,320	3.1	$10.50	$108,360	2.6	6/30/2028	N/A
Dollar Tree	Baa2/BBB/NR	9,600	2.9	$13.50	$129,600	3.1	4/30/2030	1 x 5 yrs
Octapharma Plasma	NR/NR/NR	9,598	2.9	$13.75	$131,973	3.2	12/31/2029	1 x 5.5 yrs
Major Tenants		224,094	67.0%	$12.07	$2,705,626	65.1%

Other Tenants		79,961	23.9%	$18.11	$1,448,089	34.9%

Occupied Collateral Total		304,055	90.9%	$13.66	$4,153,714	100.0%

Vacant Space		30,292	9.1%

Collateral Total		334,347	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees its lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include rent steps through December 2026 totaling $71,154.
(4)	Movie Tavern’s base rent is currently comprised of $75,124 per month of minimum rent, plus $9,391 per month of deferred rent. Deferred rent payments extend through December 2026. Beginning in June 2026, Movie Tavern’s minimum rent steps up to $86,393, totaling $1,036,717 annually. UW Base Rent of $1,036,717 does not reflect the monthly deferred rent payments which extend through December 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Denton Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	30,292	9.1%	NAP	NA	P	30,292	9.1%	NAP	NAP
2025 & MTM	1	1,200	0.4	$23,760	0.6%		31,492	9.4%	$23,760	0.6%
2026	2	8,100	2.4	112,177	2.7		39,592	11.8%	$135,937	3.3%
2027	6	78,530	23.5	650,316	15.7		118,122	35.3%	$786,253	18.9%
2028	11	62,217	18.6	861,545	20.7		180,339	53.9%	$1,647,798	39.7%
2029	9	40,819	12.2	577,575	13.9		221,158	66.1%	$2,225,373	53.6%
2030	4	13,200	3.9	214,220	5.2		234,358	70.1%	$2,439,592	58.7%
2031	2	54,629	16.3	1,063,085	25.6		288,987	86.4%	$3,502,677	84.3%
2032	0	0	0.0	0	0.0		288,987	86.4%	$3,502,677	84.3%
2033	0	0	0.0	0	0.0		288,987	86.4%	$3,502,677	84.3%
2034	3	45,360	13.6	651,037	15.7		334,347	100.0%	$4,153,714	100.0%
2035	0	0	0.0	0	0.0		334,347	100.0%	$4,153,714	100.0%
2036 & Beyond	0	0	0.0	0	0.0		334,347	100.0%	$4,153,714	100.0%
Total	38	334,347	100.0%	$4,153,714	100.0%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through December 2026 totaling $71,154.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 9 – Denton Center

The following table presents certain information relating to the operating history and underwritten cash flows at the Denton Center Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024(2)	TTM(2)(3)(4)	Underwritten(3)	Per SF	%(5)
Base Rent	$3,306,199	$3,374,403	$3,503,385	$3,694,952	$4,153,714	$12.42	67.8%
Vacancy Gross Up	0	0	0	0	419,900	1.26	6.9%
Percentage Rent	102,890	140,908	168,653	168,259	168,259	0.50	2.7%
Gross Potential Income	$3,409,090	$3,515,311	$3,672,038	$3,863,211	$4,741,873	$14.18	77.4%
Reimbursements	1,128,568	1,309,748	1,229,756	1,340,573	1,381,385	4.13	22.5%
Other Income	210	1,543	1,461	3,950	3,950	0.01	0.1%
Net Rental Income	$4,537,868	$4,826,601	$4,903,255	$5,207,734	$6,127,209	$18.33	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(419,900)	(1.26)	(6.9%)
Effective Gross Income	$4,537,868	$4,826,601	$4,903,255	$5,207,734	$5,707,309	$17.07	93.1%
Taxes	880,972	792,387	801,028	801,028	743,123	2.22	13.0%
Insurance	392,183	453,148	394,832	394,832	394,832	1.18	6.9%
Management Fee	136,136	144,798	147,098	156,232	171,219	0.51	3.0%
Other Expenses	254,248	265,578	383,582	420,934	420,934	1.26	7.4%
Total Expenses	$1,663,540	$1,655,912	$1,726,540	$1,773,026	$1,730,108	$5.17	30.3%
Net Operating Income	$2,874,329	$3,170,689	$3,176,714	$3,434,708	$3,977,200	$11.90	69.7%
TI/LC	0	0	0	0	133,423	0.40	2.3%
Cap Ex	0	0	0	0	50,152	0.15	0.9%
Net Cash Flow	$2,874,329	$3,170,689	$3,176,714	$3,434,708	$3,793,625	$11.35	66.5%
(1)	Based on the underwritten rent roll dated October 1, 2025.
(2)	The increase in 2024 Net Operating Income and TTM Net Operating Income is due to the Denton Center Property’s increased leasing momentum. Ten new leases commenced throughout 2024 including four new tenants, five renewals and an expansion, totaling 59,060 SF (17.7% of NRA) and $911,450 of underwritten base rent (21.9% of total underwritten base rent).
(3)	The increase in TTM Net Operating Income to Underwritten Net Operating Income is due to the Denton Center Property’s ongoing leasing activity, including the execution of four lease renewals in 2025, and two lease renewals scheduled for early 2026, totaling 17,000 SF (5.1% of NRA) and $275,510 of underwritten base rent (6.6% of total underwritten base rent)
(4)	TTM represents the trailing 12-month period ending May 31, 2025.
(5)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Denton Center Property is located in Denton, Texas within the Dallas-Fort Worth-Arlington metropolitan statistical area, approximately 40 miles northwest of downtown Dallas. The Denton Center Property benefits from its proximity to the University of North Texas (over 40,000 student enrollment) and Texas Women’s University (over 12,000 student enrollment at its Denton campus), both of which serve as primary demand generators for the Denton Center Property. US 280 and Interstate Highway 35 are readily accessible from the Denton Center Property via West University Drive, facilitating connectivity to Dallas, Fort Worth, and broader North Texas markets.

According to the appraisal, the Denton Center Property is situated within the Denton retail submarket. As of the second quarter of 2025, the total inventory of the Denton retail market was approximately 9.6 million square feet with a 5.4% vacancy rate and asking rents of $22.87 per square foot. Per the appraisal, the 2024 total population within a one-, three-, and five-mile radius of the Denton Center Property was 12,751, 88,636, and 127,235, respectively, and the median household income within the same radius was $70,172, $63,613, and $68,822, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 9 – Denton Center

The appraiser identified four comparable grocery unit retail rentals to the Denton Center Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Denton Center Denton, TX	1964-2015	90.9%(2)	334,347(2)	Kroger(2)	60,930(2)	$6.05(2)(3)	Mar-1982(2)	45(2)
Albertsons Corinth, TX	1997	100.0%	57,574	Albertsons	57,574	$8.31	Jul-2023	20
H-E-B Plus! Center Waxahachie, TX	1997	100.0%	128,258	H-E-B Plus!	128,258	$7.67	Mar-2024	15
Albertsons Azle, TX	1998	100.0%	55,922	Albertsons	55,922	$7.93	July-2023	20
Plaza 303 Grand Prairie, TX	1973	100.0%	51,000	Kroger	51,000	$5.99	Apr-2023	10
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2025.
(3)	Rent PSF for the Denton Center Property is inclusive of underwritten rent steps through December 2026 totaling $71,154.

The following table presents certain information relating to comparable sales for the Denton Center Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Denton Center Denton, TX	NAP	334,347(2)	90.9%	(2)	NAP	NAP	NAP
Marketplace At Highland Village Highland Village, TX	Jan-2024	206,792	93.0%		$42,000,000	$203.10	NAP
Arapaho Village Richardson, TX	Oct-2024	101,507	90.4%		$16,450,000	$162.06	NAP
Independence Square Plano, TX	Mar-2025	140,218	93.5%		$24,445,000	$174.34	NAP
Richardson Heights Richardson, TX	Mar-2024	201,433	79.9%		$43,750,000	$217.19	$221.24
The Crossing DeSoto, TX	Feb-2024	195,363	94.0%		$28,000,000	$143.32	NAP
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 1, 2025.

The Borrower. The borrower is RPI Denton Center, LTD., a Texas limited partnership and single purpose entity. The general partner of the borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Denton Center Mortgage Loan. The non-recourse carve-out guarantor of the Denton Center Mortgage Loan is Jeffrey L. Olyan.

The Borrower Sponsor. The borrower sponsor is Jeffrey L. Olyan, founder and president of Retail Plazas, Inc. (“RPI”), which is a commercial real estate firm focused on acquiring and managing anchored shopping centers. Founded in 1992, RPI manages 13 properties in Texas and Nevada. Olyan has over 30 years of experience practicing law and operating and financing commercial properties.

Property Management. The Denton Center Property is managed by Freehold Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $574,063 for real estate taxes, (ii) $835,868 for future tenant improvements and leasing commissions, (iii) $150,456 for ongoing replacements and (iv) $276,993 for outstanding tenant improvements and leasing commissions and free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is approximately $63,785.

Insurance Escrows – The borrower will not be required to escrow for monthly insurance premiums provided that (i) no event of default has occurred or is continuing and (ii) the Denton Center Property is covered under a blanket policy acceptable to the lender. As of origination, an acceptable blanket policy is in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 9 – Denton Center

Replacement Reserves – On a monthly basis when the replacement reserve falls under $150,456, the borrower will be required escrow the lesser of (i) $4,179.34 (approximately $0.15 per SF per year) and (ii) the amount necessary to raise the replacement reserve balance to $150,456.

TI/LC Reserves – On a monthly basis when the TI/LC reserve falls under $835,868, the borrower will be required to escrow the lesser of (i) $27,862.25 (approximately $1.00 per SF per year) and (ii) the amount necessary to raise the TI/LC reserve balance to $835,868.

Critical Tenant Reserve – Upon the occurrence of a Critical Tenant Trigger Period (as defined below), the borrower will be required to deposit (A) in the case of a Critical Tenant Trigger Period under Movie Tavern’s lease, either (i) a monthly deposit of $41,667, subject to a cap of $600,000, for a maximum of six calendar months if such Critical Tenant Trigger Period is due to clause (iv) of the Critical Tenant Trigger Period definition or (ii) a $600,000 deposit in cash or letter of credit on the first payment date, or (B) in the case of a Critical Tenant Trigger Period under Kroger’s lease, either (i) a monthly deposit of $41,667, subject to a cap of $500,000, for a maximum of six calendar months if such Critical Tenant Trigger Period is due to clause (iv) of the Critical Tenant Trigger Period definition or (ii) a $500,000 deposit in cash or letter of credit on the first loan payment date.

Low DSCR Sweep Avoidance Reserve – Upon the occurrence of the debt service coverage ratio being less than 1.25x for the previous two calendar quarters, the borrower may avoid a Low DSCR Period (as defined below) by making a Monthly DSCR Sweep Avoidance Deposit (as defined below) in the form of cash or a letter of credit until the Low DSCR Period is no longer ongoing. At no point will the balance of the Low DSCR Sweep Avoidance Reserve account exceed $600,000.

A ”Critical Tenant Trigger Period” will occur upon any of (i) the bankruptcy of a Critical Tenant (as defined below), (ii) an event of default for the Critical Tenant under its lease, (iii) upon the Critical Tenant discontinuing business operations in a material portion of its space other than for repairs lasting less than 180 days or (iv) the Critical Tenant failing to renew its lease under terms acceptable to the lender by the earlier of (A) six months or (B) the date such Critical Tenant is required to deliver notice of its lease renewal pursuant to the terms of its lease. A Critical Tenant Trigger Period will end upon, with respect to clause (i), the Critical Tenant withdrawing its petition for bankruptcy or the borrower delivering to the lender one or more acceptable replacement leases, with respect to clause (ii), cure of such event of default, with respect to clause (iii), full physical occupancy of the Critical Tenant for at least 30 consecutive days and with respect to clause (iv), the Critical Tenant deciding to extend its lease with terms acceptable to the lender or the borrower delivering to the lender one or more acceptable replacement leases.

A “Critical Tenant” means each of (i) Movie Tavern and (ii) Kroger, together with their respective successors and assigns, and any other tenant hereafter occupying the related Critical Tenant space.

A “Critical Tenant Lease” means each of (i) the Movie Tavern lease, (ii) the Kroger lease and (iii) any lease entered into pursuant to which a tenant leases the related Critical Tenant space.

A “Low DSCR Period” will occur upon the debt service coverage ratio being less than 1.25x for two consecutive calendar quarters and will be cured upon the debt service coverage ratio being greater than or equal to 1.30x for two consecutive calendar quarters.

A “Monthly DSCR Sweep Avoidance Deposit” will be either (i)(x) $50,000 per month on each of the first 12 payment dates during which the Low DSCR Period is continuing and (y) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) per month on each subsequent payment date that the Low DSCR Period is continuing or (ii) following the date that both the cash management and lockbox accounts are open and available to receive deposits, (x) $300,000 in cash or a letter of credit on the first and seventh payment date during the Low DSCR Period and (y) cash or a letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each 6th subsequent payment date during the continuation of such Low DSCR Period.

The ”Monthly DSCR Sweep Avoidance Recalculated Amount” will be equal to 1/12th of the difference of (i) the amount of excess cash flow for then-following 12-month period which would exist if the Denton Center Property was operating at a debt service coverage ratio of 1.25x minus (ii) the excess cash flow for the then-following 12-month period as reasonably determined by the lender. The Monthly DSCR Sweep Avoidance Amount will be calculated once every 12 months beginning on the 13th month of an ongoing Low DSCR Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Denton Center

Lockbox / Cash Management. The Denton Center Mortgage Loan requires a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly. Upon the occurrence of a Trigger Period, all amounts in the lockbox account will be automatically transferred for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and if any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will occur upon (i) an event of default or (ii) insolvency of the borrower. A Trigger Period will be cured, with respect to clause (i) upon the cure of such event of default.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 10 – 4 Union Square South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 10 – 4 Union Square South

4 UNION SQUARE SOUTH

6
Burlington
30,842 SF 3/2030
5
Burlington
30,881 SF 3/2030
4
Burlington
30,879 SF 3/2030
3
DSW
30,762 SF 10/2034
2
Whole Foods
17,214 SF 11/2040
Five Below
9,796 SF 1/2037
1
Kazunori
1,682 SF 3/2038
Whole Foods
15,792 SF 11/2040
Five Below
227 SF 1/2037
Sephora
8,018 SF 1/2033
LL
Whole Foods
28,091 SF 11/2040
Vacant
2030 – 2031
2032 – 2033
2034 – 2035
2036+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 10 – 4 Union Square South

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 10 – 4 Union Square South
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$32,500,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.0%	Net Rentable Area (SF):	204,189
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	4 USS LLC	Year Built / Renovated:	1971 / 2003
Borrower Sponsor:	Vornado Realty L.P.	Occupancy:	100.0%
Interest Rate:	5.64200%	Occupancy Date:	4/1/2025
Note Date:	8/12/2025	4th Most Recent NOI (As of):	$16,890,623 (12/31/2022)
Maturity Date:	9/11/2035	3rd Most Recent NOI (As of):	$16,961,741 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$17,204,383 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$17,243,702 (TTM 6/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$28,099,056
Call Protection(2):	L(27),D(86),O(7)	UW Expenses:	$11,025,961
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,073,095
Additional Debt(1):	Yes	UW NCF:	$16,588,633
Additional Debt Balance(1):	$87,500,000	Appraised Value / Per SF:	$290,000,000 / $1,420
Additional Debt Type(1):	Pari Passu	Appraisal Date:	5/12/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$588
Taxes:	$1,567,806	$522,602	N/A	Maturity Date Loan / SF:	$588
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.4%
Rollover Reserve(4):	$200,000	$34,031	N/A	UW NCF DSCR:	2.42x
				UW NOI Debt Yield:	14.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$120,000,000	97.5%	Loan Payoff	$120,234,395	97.6%
Borrower Sponsor Equity	3,134,253	2.5	Reserves	1,767,806	1.4
			Closing Costs	1,132,052	0.9

Total Sources	$123,134,253	100.0%	Total Uses	$123,134,253	100.0%
(1)	The 4 Union Square South Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “4 Union Square South Whole Loan”). The Financial Information in the chart above reflects the 4 Union Square South Whole Loan.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date on October 11, 2025. Defeasance of the 4 Union Square South Whole Loan in full is permitted at any time after the earlier to occur of (i) October 11, 2028 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, the 4 Union Square South Whole Loan documents permit partial prepayment at any time of the loan (with the applicable yield maintenance-based prepayment premium) if the borrower elects to make a low debt yield avoidance amount payment (a prepayment amount that results in the debt yield being at least 9.0%). The assumed lockout period of 27 payments is based on the anticipated closing date of the BBCMS 2025-C39 securitization in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	Initial deposit represents outstanding TI/LC Obligations related to Burlington (as defined below).

The Loan. The 4 Union Square South mortgage loan (the “4 Union Square South Mortgage Loan”) is part of the 4 Union Square South Whole Loan secured by the borrower’s fee interest in a 204,189 square foot, trophy-class urban anchored retail center located at 44 East 14th Street in New York, New York (the “4 Union Square South Property”). The 4 Union Square South Whole Loan is evidenced by three pari passu promissory notes and accrues interest at a rate of 5.64200% per annum on an Actual/360 basis. The 4 Union Square South Whole Loan has a 10-year term and is interest-only for the entire duration of the term. The 4 Union Square South Whole Loan was originated on August 12, 2025 by Wells Fargo Bank, National Association (“WFB”). The 4 Union Square South Mortgage Loan is evidenced by the non-controlling Note A-1-2 with an original principal balance of $32,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 10 – 4 Union Square South

The 4 Union Square South Whole Loan is serviced pursuant to the pooling and servicing agreement for the WFCM 2025-C65 transaction. The relationship between the holders of the 4 Union Square South Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 4 Union Square South Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$60,000,000	$60,000,000	WFCM 2025-C65	Yes
A-1-2	$32,500,000	$32,500,000	BBCMS 2025-C39	No
A-2(1)	$27,500,000	$27,500,000	WFB	No
Whole Loan	$120,000,000	$120,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The 4 Union Square South Property is an anchored retail center totaling 204,189 square feet located in New York, New York. Situated on an approximately 0.757-acre site, the property was built in 1971 and was redeveloped by the borrower sponsor in 2003 from a single-tenant department store into a multi-tenant retail center. The 4 Union Square South Property is anchored by Burlington, Whole Foods and DSW Shoes (“DSW”) with additional national tenants including Five Below and Sephora. As of April 1, 2025, the 4 Union Square South Property was 100.0% leased to six retail tenants and has averaged 99.0% occupancy since 2015.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the 4 Union Square South Property:

Tenant Sales(1)
	2023 Sales PSF	2024 Sales PSF	March 2025 TTM Sales PSF	Occupancy Cost(2)
Burlington	$390	$401	$399	27.0%
Whole Foods	$1,152	$1,207	$1,251	13.1%
DSW	$466	$525	$482	19.9%
Five Below	$421	$446	$444	24.4%
Sephora	$3,038	$3,074	$3,210	17.9%
(1)	Information obtained from the borrower.
(2)	Occupancy Cost is based on the underwritten rent and total reimbursements divided by March 2025 TTM reported sales.

Major Tenants.

Burlington (92,602 square feet; 45.4% of NRA; 21.8% of underwritten base rent). Founded in 1972 and headquartered in Burlington Township, New Jersey, Burlington is an American national off-price department store retailer with more than 1,100 stores in 47 states and Puerto Rico. As of March 31, 2025, Burlington reported trailing 12-month sales of $399 per square foot and an occupancy cost of 27.0%. Burlington has been in occupancy at the 4 Union Square South Property since 2012, has a lease expiration in March 2030 and has no renewal or termination options.

Whole Foods (61,097 square feet; 29.9% of NRA; 41.6% of underwritten base rent). Whole Foods Market, Inc., a subsidiary of Amazon, is an American multinational supermarket chain founded in 1980 and headquartered in Austin, Texas. Whole Foods has more than 500 stores in North America and seven in the United Kingdom. As of March 31, 2025, Whole Foods reported trailing 12-month sales of $1,251 per square foot and an occupancy cost of 13.1%. Whole Foods has been at the 4 Union Square South Property since 2004, has a lease expiration in November 2040 and has no renewal or termination options.

DSW (30,762 square feet; 15.1% of NRA; 12.5% of underwritten base rent). Founded in 1969, DSW is an American retail shoe store chain with more than 500 stores in the United States. As of March 31, 2025, DWS reported trailing 12-month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – 4 Union Square South

sales of $482 per square foot and an occupancy cost of 19.9%. DSW has been in occupancy at the 4 Union Square South Property since 2004, has a lease expiration in October 2034 and has no renewal or termination options.

The following table presents certain information relating to the historical and current occupancy of the 4 Union Square South Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of April 1, 2025.

The following table presents certain information relating to the largest tenants by net rentable area at the 4 Union Square South Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	March 2025 TTM Sales $	March 2025 TTM Sales PSF	March 2025 TTM Occ Cost %	Lease Expiration Date
Major Tenants
Burlington	NR/Ba1/BB+	92,602	45.4%	$55.66	$5,154,227	21.8%	$36,923,091	$399	27.0%	3/31/2030
Whole Foods	NR/A1/AA-	61,097	29.9%	$161.18	$9,847,604	41.6%	$76,424,936	$1,251	13.1%	11/30/2040
DSW	NR/NR/NR	30,762	15.1%	$95.90	$2,950,000	12.5%	$14,823,322	$482	19.9%	10/31/2034
Five Below	NR/NR/NR	10,025	4.9%	$100.55	$1,008,000	4.3%	$4,448,092	$444	24.4%	1/31/2037
Sephora	NR/NR/NR	8,018	3.9%	$545.00	$4,369,810	18.5%	$25,733,955	$3,210	17.9%	1/31/2033
Kazunori	NR/NR/NR	1,682	0.8%	$190.76	$320,855	1.4%	NAV	NAV	NAV	3/31/2038
Major Tenants Subtotal / Wtd. Avg.		204,186	100.0%	$115.83	$23,650,496	100.0%
Other(3)		3	0.0%	$2,675.36	$8,026	0.0%
Occupied Collateral Total / Wtd. Avg.		204,189	100.0%	$115.87	$23,658,522	100.0%
Vacant Space		0	0.0%
Collateral Total		204,189	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2025 and includes rent steps through July 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	Certain ratings may be those of the parent company whether or not the parent guarantees the lease.
(3)	Includes three antenna/telecommunication tenants totaling 3 square feet and $8,026 of underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 4 Union Square South Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)	Net Rentable Area Expiring(3)	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2025 & MTM(3)	1	1	0.0%	$6,753	0.0%	1	0.0%	$6,753	0.0%
2026	0	0	0.0%	$0	0.0%	1	0.0%	$6,753	0.0%
2027(3)	1	1	0.0%	$1,273	0.0%	2	0.0%	$8,026	0.0%
2028	0	0	0.0%	$0	0.0%	2	0.0%	$8,026	0.0%
2029	0	0	0.0%	$0	0.0%	2	0.0%	$8,026	0.0%
2030	1	92,602	45.4%	$5,154,227	21.8%	92,604	45.4%	$5,162,253	21.8%
2031(3)	1	1	0.0%	$0	0.0%	92,605	45.4%	$5,162,253	21.8%
2032	0	0	0.0%	$0	0.0%	92,605	45.4%	$5,162,253	21.8%
2033	1	8,018	3.9%	$4,369,810	18.5%	100,623	49.3%	$9,532,063	40.3%
2034	1	30,762	15.1%	$2,950,000	12.5%	131,385	64.3%	$12,482,063	52.8%
2035	0	0	0.0%	$0	0.0%	131,385	64.3%	$12,482,063	52.8%
2036 & Beyond	3	72,804	35.7%	$11,176,459	47.2%	204,189	100.0%	$23,658,522	100.0%
Total	9	204,189	100.0%	$23,658,522	100.0%
(1)	Information is based on the underwritten rent roll dated April 1, 2025 and includes rent steps through July 2026 totaling $134,492 and straight line rent averaging for investment grade tenants totaling $1,447,604.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes three antenna/telecommunication tenants totaling 3 square feet and $8,026 of underwritten rent.

Environmental. According to the Phase I environmental site assessment dated May 23, 2025, there was no evidence of any recognized environmental conditions at the 4 Union Square South Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – 4 Union Square South

The following table presents certain information relating to the operating history and underwritten cash flows of the 4 Union Square South Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM	Underwritten	Per SF	%(2)
Base Rent(3)	$20,121,754	$20,237,645	$20,838,157	$21,637,240	$23,658,522	$115.87	84.2%
(Vacancy)	$0	$0	$0	$0	($1,182,926)	($5.79)	(4.2%)
Total Base Rent	$20,121,754	$20,237,645	$20,838,157	$21,637,240	$22,475,596	$110.07	80.0%
(Free Rent Adjustment)	($340,417)	($125,755)	$0	$0	$0	$0.00	0.0%
Other Income	$22,117	$23,113	$23,008	$23,027	$23,020	$0.11	0.1%
Total Recoveries	$5,720,068	$6,109,529	$6,556,604	$6,135,677	$5,600,440	$27.43	19.9%
Effective Gross Income	$25,523,522	$26,496,042	$27,417,769	$27,795,944	$28,099,056	$137.61	100.0%
Total Expenses	$8,632,899	$9,534,301	$10,213,386	$10,552,243	$11,025,961	$54.00	39.2%
Net Operating Income	$16,890,623	$16,961,741	$17,204,383	$17,243,702	$17,073,095	$83.61	60.8%
Capital Expenditures	$0	$0	$0	$0	$76,090	$0.37	0.3%
TI/LC	$0	$0	$0	$0	$408,372	$2.00	1.5%
Net Cash Flow	$16,890,623	$16,961,741	$17,204,383	$17,243,702	$16,588,633	$81.24	59.0%
(1)	TTM reflects the trailing 12 months ending June 30, 2025.
(2)	% column represents percent of Effective Gross Income.
(3)	Underwritten Base Rent is based on the underwritten rent roll dated April 1, 2025, inclusive of rent averaging for investment grade tenants totaling $1,447,604.

The Market. The 4 Union Square South Property is located along the south side of East 14th Street and the north side of East 13th Street between Broadway and University Place within the Union Square neighborhood of Manhattan. According to the appraisal, the estimated 2024 population within a 0.25-, 0.5- and one-mile radius was approximately 21,649, 68,718 and 274,520, respectively, and the average household income within the same radii was $233,379, $213,493 and $189,537, respectively.

According to a third-party report, the 4 Union Square South Property is located within the Gramercy Park Retail submarket of the New York-NY retail market. As of third quarter 2025, the submarket reported total inventory of approximately 1.48 million square feet with a 3.8% vacancy rate and average asking rent of $143.92 per square foot. The appraiser concluded to market rents for the 4 Union Square South Property ranging from $110.0 per square foot for Retail (Floors 3-6), to $500.0 for Retail (Grade) (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the 4 Union Square South Property:

Market Rent Summary(1)
	Retail (Grade University Place)	Retail (Grade)	Retail (Multi-Level Small)	Retail (Floors 3-6)	Retail (Multi-Level Large)
Market Rent (PSF)	$175.00	$500.00	$125.00	$110.00	$140.00
Lease Term (Years)	10	10	10	15	15
Lease Type (Reimbursements)	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross	Mod. Gross
Tenant Improvements New (PSF)	$100.00	$100.00	$100.00	$100.00	$100.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Appraisal. The appraisal concluded to an “as-is” value for the 4 Union Square South Property of $290,000,000 as of May 12, 2025.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
4 Union Square South	$290,000,000	5.50%
(1)	Source: Appraisal.

The Borrower. The borrower is 4 USS LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4 Union Square South Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Vornado Realty L.P., owned and controlled by Vornado Realty Trust (“Vornado”, NYSE: VNO). Vornado is a fully-integrated real estate investment trust founded in 1982 and headquartered in New York City. As of April 2025, Vornado is the second largest commercial real estate owner in New York City with a portfolio of more than 34.8 million square feet of commercial real estate, with 26.4 million square feet located in New York City across 64 properties.

Property Management. The 4 Union Square South Property is managed by Vornado Office Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves.

Real Estate Taxes – The 4 Union Square South Whole Loan documents require an upfront deposit of $1,567,806 and ongoing monthly deposits equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially totaling $522,602).

Insurance Reserve – The 4 Union Square South Whole Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the 4 Union Square South Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

TI/LC Reserve – The 4 Union Square South Whole Loan documents require an upfront deposit of $200,000 for outstanding tenant improvements and leasing commissions related to Burlington. Additionally, the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $34,031 for tenant improvements and leasing commissions.

Replacement Reserves – During the occurrence of a Trigger Period (as defined below), the 4 Union Square South Whole Loan documents require ongoing monthly deposits of $6,340 for capital expenditures.

Lockbox / Cash Management. The 4 Union Square South Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct tenants to pay rent directly into such lockbox account and all rents received directly by the borrower or the property manager are required to be deposited into the lockbox account within 10 business days of receipt. Prior to the occurrence of a Trigger Period, all funds in the lockbox account are required to be distributed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account. Any excess cash flow remaining after satisfaction of the waterfall items outlined in the 4 Union Square South Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the loan during the continuance of the Trigger Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Trigger Period” means (A) a period commencing on the earliest of (i) an event of default, (ii) a net operating income (“NOI”) debt yield (“DY”) of less than 9.0%, provided, however, a Trigger Period shall be deemed not to exist if, within 15 business days after the borrower receives notice from the lender that a Trigger Period has commenced, the borrower (a) prepays a portion of the loan (including any applicable yield maintenance premium) in an amount that would result in the NOI DY being at least 9.0% or (b) delivers cash or a letter of credit to the lender as additional collateral for the loan in an amount that, if applied to the outstanding principal balance of the loan, would result in the NOI DY being at least 9.0% or (iii) either (a) Burlington or Whole Foods (each a “Major Tenant”) goes dark, vacates, is in material default under its lease or is subject to a bankruptcy or insolvency proceeding, or (b) Burlington has not yet renewed its lease at least 12 months prior to lease expiration for a term of at least five years; and (B) expiring upon with regard to (x) clause (i), the cure of such event of default, (y) clause (ii), the date that the NOI DY is greater than or equal to 9.0% or (z) clause (iii), (A) the entirety or a portion of the applicable major tenant space is leased to one or more replacement tenants pursuant to one or more executed qualified leases and the occupancy conditions are satisfied; (B) the Major Tenant is fully occupying its space and has recommenced normal business operations, the Major Tenant pays all obligations under its lease, the bankruptcy or insolvency proceeding is discharged and/or the applicable Major Tenant affirms the lease in such proceeding and is current on rent and other amounts due under the lease; or (C) Burlington extends or renews the existing lease for an additional 5 year period as evidenced by a written acknowledgement of such extension or renewal executed by Burlington Tenant in a form reasonably acceptable to the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Foothill Tech Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,000,000	Title:	Fee
Cut-off Date Principal Balance:	$32,000,000	Property Type – Subtype:	Office – Flex/Lab
% of IPB:	4.0%	Net Rentable Area (SF):	254,862
Loan Purpose:	Refinance	Location:	Monrovia, CA
Borrower:	Foothill Technology Center LLC	Year Built / Renovated:	1986, 1989 / NAP
Borrower Sponsors:	Blaine P. Fetter and Lynda Boone Fetter	Occupancy:	84.8%
Interest Rate:	6.33600%	Occupancy Date:	9/8/2025
Note Date:	10/16/2025	4th Most Recent NOI (As of):	$5,054,533 (12/31/2022)
Maturity Date:	11/6/2035	3rd Most Recent NOI (As of)(1):	$4,412,371 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	$2,980,595 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,069,730 (TTM 8/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	81.4%
Amortization Type:	Interest Only	UW Revenues:	$7,608,089
Call Protection:	L(12),YM1(101),O(7)	UW Expenses:	$3,472,365
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$4,135,724
Additional Debt:	No	UW NCF:	$3,806,313
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$63,700,000 / $250
Additional Debt Type:	N/A	Appraisal Date:	8/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$126
Taxes:	$269,156	$70,363	N/A	Maturity Date Loan / SF:	$126
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.2%
Replacement Reserves:	$0	$4,885	N/A	Maturity Date LTV:	50.2%
TI/LC Reserve(3):	$1,115,000	Springing	$1,115,000	UW NCF DSCR:	1.85x
Rent Replication Reserve:	$351,399	$0	N/A	UW NOI Debt Yield:	12.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Loan Payoff	$28,245,886	88.3%
			Reserves	1,735,555	5.4
			Closing Costs	1,124,909	3.5
			Borrower Sponsor Equity	893,650	2.8
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%
(1)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is mainly attributable to tenant turnover.
(2)	The increase from Most Recent NOI to UW NOI is mainly attributable to new leasing and rent steps.
(3)	TI/LC funds are reserved for general future leasing.

The Loan. The Foothill Tech Center mortgage loan (the “Foothill Tech Center Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $32,000,000 and is secured by the borrower’s fee interest in a research and development (“R&D”) office property located in Monrovia, California totaling 254,862 square feet (the “Foothill Tech Center Property”). The Foothill Tech Center Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.33600% per annum on an Actual/360 basis.

The Property. The Foothill Tech Center Property is comprised of a 254,862 square foot, multi-tenant office/lab/R&D campus located in Monrovia, California. The Foothill Tech Center Property consists of three buildings and one parking structure, situated on an approximately 11.4-acre site along Huntington Drive in the heart of the San Gabriel Valley’s Huntington High-Tech Corridor. Built between 1986 and 1989, the Foothill Tech Center Property has received approximately $1.6 million in capital improvements since 2021. The campus features a mix of office, lab, and warehouse space, with the buildout approximately 59% office, 31% lab, and 10% warehouse by square footage. The Foothill Tech Center Property includes a two-story, R&D facility with significant clean room space, a concrete parking structure with pedestrian bridge access, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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multiple ingress/egress points. In addition, two of the buildings feature roll up loading doors and 24’ clear heights for warehousing space.

As a result of recent leasing activity and capital investment, the Foothill Tech Center Property had an occupancy of 84.8% as of September 2025. The Foothill Tech Center Property features a parking ratio of approximately 3.7 spaces per 1,000 square feet, with 940 parking spaces available. The Foothill Tech Center Property is leased to a diverse tenant base of 26 tenants, which include tenants operating in industries such as biotech/life sciences, technology and software, manufacturing, public works, transportation, and education. Key tenants include Azusa Pacific University (Moody’s/S&P/Fitch: Ba2/NR/BBB-), LabCorp (Moody’s/S&P/Fitch: Baa2/BBB/NR), and City of Hope (Moody’s/S&P/Fitch: A3/A-/A), with no single tenant occupying more than 10.8% of net rentable area. The average length of tenancy at the Foothill Tech Center Property is 12.4 years with a weighted average lease term remaining of 2.8 years. At loan closing, a $1,115,000 TI/LC reserve was funded for future leasing.

Major Tenants.

Azusa Pacific University (27,585 square feet; 10.8% of NRA; 13.5% of underwritten base rent) (Moody’s/S&P/Fitch: Ba2/NR/BBB-). Azusa Pacific University is a private, evangelical Christian university founded in 1899 and headquartered in Azusa, California. Azusa Pacific University is recognized for its strong academic programs, particularly in nursing, and has a total enrollment of 6,272 students with 934 faculty and 603 staff. At the Foothill Tech Center Property, Azusa Pacific University utilizes its space primarily for its nursing program. Azusa Pacific University has been a tenant at the Foothill Tech Center Property since 2013. The lease expires in July 2027 and does not include renewal options or termination options.

LabCorp (18,670 square feet; 7.3% of NRA; 11.2% of underwritten base rent) (NYSE: LH) (Moody’s/S&P/Fitch: Baa2/BBB/NR). LabCorp is a global life sciences company specializing in laboratory services for healthcare providers, pharmaceutical companies, and patients. LabCorp is publicly traded on the New York Stock Exchange and as of November 12, 2025, had a market capitalization of $22.0 billion. At the Foothill Tech Center Property, LabCorp utilizes its space for diagnostic testing, research and development, and biopharma services, including oncology and drug testing. LabCorp has been a tenant at the Foothill Tech Center Property since 2008, with its current lease expiring in October 2026. LabCorp has recently expanded its footprint at the Foothill Tech Center Property by 2,851 SF in August 2025. The lease includes one three-year renewal option at market value, and does not include termination options.

City of Hope (20,269 square feet; 8.0% of NRA; 8.8% of underwritten base rent) (Moody’s/S&P/Fitch: A3/A-/A). City of Hope is one of the largest cancer research and treatment organizations in the United States. Headquartered in Duarte, California, City of Hope is recognized as a national leader in cancer care, with a 100-year legacy. City of Hope enrolls over 6,000 patients and was ranked among the nation’s top 5 hospitals for cancer care by a third-party report. At the Foothill Tech Center Property, City of Hope’s space includes freezer lab and warehouse facilities for research purposes. City of Hope has been a tenant at the Foothill Tech Center Property since 2015, with the current lease expiring in December 2029. The lease includes one three-year renewal option, and does not include termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Environmental. The Phase I environmental assessment dated August 20, 2025 identified no evidence of any recognized environmental conditions at the Foothill Tech Center Property.

The following table presents certain information relating to the historical and current occupancy of the Foothill Tech Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
93.3%	70.8%	79.0%	84.8%
(1)	Occupancies are as of December 31 unless otherwise indicated.
(2)	As of September 8, 2025.

The following table presents certain information relating to the top tenants at the Foothill Tech Center Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Azusa Pacific University	Ba2 / NR / BBB-	27,585	10.8%	$30.28	$835,344	13.5%	7/31/2027
LabCorp	Baa2 / BBB / NR	18,670	7.3%	$37.29	696,120	11.2	10/31/2026
City of Hope	A3 / A- / A	20,269	8.0%	$27.00	547,263	8.8	12/31/2029
Financial Technology Solutions International, Inc.(3)	NR / NR / NR	13,370	5.2%	$30.90	413,136	6.7	4/30/2029
Episcopal Communities and Services(4)	NR / NR / NR	10,724	4.2%	$30.64	328,536	5.3	10/15/2027
China Mfg. Alliance LLC	NR / NR / NR	11,189	4.4%	$29.05	324,996	5.2	6/30/2027
SPS North America, Inc.	NR / NR / NR	9,980	3.9%	$28.80	287,424	4.6	6/30/2030
NZXT, Inc.	NR / NR / NR	10,827	4.2%	$25.92	280,632	4.5	9/30/2029
LL2, Inc.	NR / NR / NR	10,940	4.3%	$25.43	278,232	4.5	9/30/2027
Ortel LLC	NR / NR / NR	14,510	5.7%	$18.00	261,180	4.2	3/31/2030
Top Tenants Total		148,064	58.1%	$28.72	$4,252,863	68.7%
Other Occupied		68,073	26.7%	$28.50	1,940,088	31.3
Occupied Collateral Total / Wtd. Avg.		216,137	84.8%	$28.65	$6,192,951	100.0%
Vacant Space		38,725	15.2%
Collateral Total		254,862	100.0%

(1)	Information is based on the underwritten rent roll dated September 8, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	As of October 2025, Financial Technology Solutions International, Inc. consolidated its operations into 5,382 square feet in 605 East Huntington Drive and the remaining suite is listed for sublease.
(4)	Episcopal Communities and Services is currently subleasing approximately 2,950 square feet to Schneider Medical Industries; the sublease will expire on October 15, 2027 and the sublease rent is $19.93 per square foot. Episcopal Communities and Services had also subleased approximately 5,080 square feet to Curative, Inc.; the sublease expired on November 30, 2025 and the sublease rent was $24.59 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 11 – Foothill Tech Center

The following table presents certain information relating to the tenant lease expiration of the Foothill Tech Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	38,725	15.2%	NAP	NAP	38,725	15.2%	NAP	NAP
2025 & MTM	1	4,060	1.6%	$126,720	2.0%	42,785	16.8%	$126,720	2.0%
2026	5	20,746	8.1%	760,236	12.3%	63,531	24.9%	886,956	14.3%
2027	8	70,597	27.7%	2,059,476	33.3%	134,128	52.6%	2,946,432	47.6%
2028	4	24,047	9.4%	697,944	11.3%	158,175	62.1%	3,644,376	58.8%
2029	8	55,641	21.8%	1,551,987	25.1%	213,816	83.9%	5,196,363	83.9%
2030	7	37,147	14.6%	870,948	14.1%	250,963	98.5%	6,067,311	98.0%
2031	0	0	0.0%	0	0.0%	250,963	98.5%	6,067,311	98.0%
2032	0	0	0.0%	0	0.0%	250,963	98.5%	6,067,311	98.0%
2033	1	3,899	1.5%	125,640	2.0%	254,862	100.0%	6,192,951	100.0%
2034	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
2035	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
2036	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%	254,862	100.0%	6,192,951	100.0%
Total	34	254,862	100.0%	$6,192,951	100.0%
(1)	Information is based on the underwritten rent roll dated September 8, 2025. Certain tenants may have lease termination options which were not considered for the purposes of this table.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 11 – Foothill Tech Center

The following table presents certain information relating to the operating history and underwritten net cash flows of the Foothill Tech Center Property:

Operating History and Underwriting Net Cash Flow(1)
	2022	2023	2024	TTM(2)(3)	Underwritten(3)	Per SF	%(4)
Base Rent	$7,396,352	$6,861,305	$5,532,373	$5,543,388	$6,192,951	$24.30	70.7%
Rent Steps(5)	0	0	0	0	177,942	0.70	2.0
Value of Vacant Space	0	0	0	0	1,153,323	4.53	13.2
Gross Potential Rent	$7,396,352	$6,861,305	$5,532,373	$5,543,388	$7,524,216	$29.52	85.9%
Total Reimbursements	1,036,350	800,173	726,266	838,519	1,232,576	4.84	14.1
Other Income	58,551	62,179	7,453	14,799	4,620	0.02	0.1
Total Gross Income	$8,491,254	$7,723,657	$6,266,092	$6,396,706	$8,761,412	$34.38	100.0%
Vacancy	0	0	0	0	(1,153,323)	(4.53)	(13.2)
Effective Gross Income	$8,491,254	$7,723,657	$6,266,092	$6,396,706	$7,608,089	$29.85	86.8%
Real Estate Taxes	768,575	775,287	762,615	762,876	817,439	3.21	10.7
Insurance	69,146	84,023	97,473	120,607	121,183	0.48	1.6
Other Expenses	2,598,999	2,451,976	2,425,408	2,443,493	2,533,743	9.94	33.3
Total Expenses	$3,436,720	$3,311,286	$3,285,497	$3,326,976	$3,472,365	$13.62	45.6%
Net Operating Income(6)	$5,054,533	$4,412,371	$2,980,595	$3,069,730	$4,135,724	$16.23	54.4%
Capital Expenditures	0	0	0	0	58,618	0.23	0.8
TI/LC	0	0	0	0	270,793	1.06	3.6
Net Cash Flow	$5,054,533	$4,412,371	$2,980,595	$3,069,730	$3,806,313	$14.93	50.0%
(1)	Based on the underwritten rent roll dated September 8, 2025.
(2)	TTM reflects the trailing 12 months ending August 31, 2025.
(3)	The increase from TTM Base Rent and Net Operating Income to Underwritten Base Rent and Net Operating Income is mainly attributable to new leasing and rent steps.
(4)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Rent Steps are based on the underwritten rent roll dated September 8, 2025, inclusive of straight-line rent of $53,363 through the current lease term for investment grade rated tenants.
(6)	The decline from 3rd Most Recent NOI to 2nd Most Recent NOI is mainly attributable to tenant turnover.

The Market. The Foothill Tech Center Property is located in Monrovia, California, within the Huntington High-Tech Corridor of the San Gabriel Valley, approximately 15 miles northeast of downtown Los Angeles and 8.5 miles east of Pasadena. The Foothill Tech Center Property is situated along East Huntington Drive, a major arterial that provides direct access to the I-210 freeway, which connects to Interstates 10 and 605, offering access to the central business districts of Pasadena, Downtown Los Angeles, and other regional employment hubs. The Monrovia station on the Metro Gold Line is located approximately one mile south of the Foothill Tech Center Property, providing light rail service to Pasadena and Downtown Los Angeles. The Huntington High-Tech Corridor is a well-established cluster of office, R&D, and life science facilities, attracting both large and emerging technology, biotech, and nanotech firms. The area benefits from proximity to leading research institutions, including the California Institute of Technology (Caltech), located 8.5 miles west of the Foothill Tech Center Property, which ranks among the nation’s top universities in biological sciences and biochemistry.

The Foothill Tech Center Property is located within the Western San Gabriel Valley office submarket and the Upper San Gabriel Valley flex/industrial submarket. As of the second quarter of 2025, the Western San Gabriel Valley office submarket had a vacancy rate of 6.5%, significantly below the Los Angeles metro average of 16.2%, and availability of 6.6%, with only 6,000 square feet under construction, indicating limited new supply. Average asking rents in the submarket are approximately $31.35 per square foot, compared to $41.50 per square foot for the Los Angeles metro. According to the appraisal, the Foothill Tech Center Property may benefit from insulation from the broader office market headwinds due to its mixed-use configuration—approximately 59% office, 31% lab, and 10% warehouse—and its location within a supply-constrained, high-demand corridor. The borrower sponsor for the Foothill Tech Center property owns two additional properties on Huntington Drive that compete with the Foothill Tech Center property.

According to the appraisal, the estimated 2024 population within a one-, three-, and five-mile radius of the Foothill Tech Center Property was 21,673, 98,290, and 315,351, respectively, and the 2024 average household income within the same radii was $131,243, $145,662, and $136,706, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 11 – Foothill Tech Center

The following table presents certain information relating to comparable sales to the Foothill Tech Center Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Distance from Subject
Foothill Tech Center Monrovia, CA	NAP	254,862(2)	84.8	%(2)	NAP	NAP	NAP
R&D Facility Torrance, CA	Feb-25	79,652	0.0%		$21,400,000	$268.67	29 Miles
Pacific Concourse Los Angeles, CA	Oct-24	169,791	43.0%		$55,000,000	$323.93	26 Miles
Atrium Business Center Torrance, CA	Sep-24	62,620	94.4%		$18,500,000	$295.43	31 Miles
Gateway Corporate Center Diamond Bar, CA	Jul-24	80,753	100.0%		$18,875,000	$233.74	13 Miles
Multi Tenant Office Building Monrovia, CA	Sep-23	118,628	70.0%		$25,000,000	$210.74	0.3 Milles
Valencia Corporate Plaza, Santa Clarita, CA	Jan-23	195,387	63.4%		$48,930,000	$250.43	40 Miles
Multi-Tenant Office, Burbank, CA	Jan-23	127,140	71.0%		$37,000,000	$291.02	21 Miles
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 8, 2025.

The following table presents certain information relating to comparable leasing to the Foothill Tech Center Property:

Comparable Leasing(1)
Name / Property Location	Year Built / Renovated	Total NRA (SF)	Occupancy		Lease Date	Base Rent	Lease Area (SF)
Foothill Tech Center Monrovia, CA	1986, 1989 / NAP	254,862(2)	84.8	%(2)	NAP	NAP	NAP
101 East Huntington Drive Monrovia, CA	1986 / NAP	85,986	84%		May-24	$27.00 Modified Gross	12,733
Monrovia Technology Campus Monrovia, CA	2002 / NAP	163,593	100%		Mar-24	$34.20 Full Service	28,430
Office Property Monrovia, CA	1976 / NAP	68,120	100%		Oct-23	$30.00 Modified Gross	3,202
Huntington Plaza Monrovia, CA	1988 / NAP	121,873	86%		Aug-25	$30.00 Full Service	4,970
Lakeview Innovation Center Westlake Village, CA	1985 / 2023	259,540	51%		May-24	$27.12 Modified Gross	33,751
Free-Standing Lab Building Pasadena, CA	1954 / NAP	20,380	100%		Dec-25	$27.60 NNN	20,380
Agoura Hills Business Park Agoura Hill, CA	1986 / 2023	118,906	78%		May-24	$30.00 Modified Gross	4,863
Monrovia Technology Campus Monrovia, CA	2002 / NAP	163,593	100%		Feb-23	$36.00 NNN	37,823
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 12 – Merritt Creek Farm
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,000,000	Title:	Fee
Cut-off Date Principal Balance:	$30,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.7%	Net Rentable Area (SF):	226,452
Loan Purpose:	Refinance	Location:	Barboursville, WV
Borrower:	Tanyard THD, LLC	Year Built / Renovated:	2002, 2003, 2013, 2023 / NAP
Borrower Sponsors:	James Brent Roswall and J. Michael Nidiffer	Occupancy:	94.8%
Interest Rate:	6.41500%	Occupancy Date:	9/11/2025
Note Date:	10/8/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,195,119 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,285,127
Call Protection:	L(26),D(89),O(5)	UW Expenses:	$1,185,003
Lockbox / Cash Management:	Springing	UW NOI:	$3,100,124
Additional Debt:	No	UW NCF:	$2,844,229
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,025,000 / $199
Additional Debt Type:	N/A	Appraisal Date:	8/4/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$73,774	$28,375	N/A	Maturity Date Loan / SF:	$132
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	66.6%
Replacement Reserves:	$0	$3,774	$135,871	Maturity Date LTV:	66.6%
TI/LC Reserve:	$0	$18,871	N/A	UW NCF DSCR:	1.46x
Other Reserves(4):	$0	Springing	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,000,000	100.0%	Loan Payoff	$29,411,095	98.0%
			Closing Costs	352,816	1.2
			Return of Equity	162,314	0.5
			Upfront Reserves	73,774	0.2
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	Historical NOIs are not available due to historical cash flows not including all of the collateral associated with the Merritt Creek Farm Property (as defined below).
(2)	The Most Recent NOI includes only the cash flow for the retail center called Merritt Creek Farm and the manual addition of base rent and CAM reconciliation associated with the Academy Sports lease at Tanyard Station. Actual historical cash flows for solely the Academy Sports tenant at Tanyard Station were not provided. See “The Property” below for further details on the collateral.
(3)	On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender.
(4)	Other Reserves consist of a springing monthly DSCR Trigger Suspension Payment (as defined below). If the borrower elects to prevent or stop a Cash Management DSCR Trigger Event or a Cash Sweep DSCR Trigger Event (as further detailed in the Merritt Creek Farm Mortgage Loan documents), the borrower will be required to deposit with or deliver (as applicable) to the lender a letter of credit or cash in an amount determined by the lender sufficient that, if applied to pay down the then current outstanding principal balance of the Merritt Creek Farm Mortgage Loan, would cause the trailing 12-month period debt service coverage ratio (“DSCR”) to be at least 1.25x (the “DSCR Trigger Suspension Payment”), to be held as additional collateral for the Merritt Creek Farm Mortgage Loan. A “Material Tenant” means (i) Home Depot, (ii) Academy Sports or (iii) any tenant at the Merritt Creek Farm Property that, individually or together with its affiliates, either (a) leases no less than 20% of the total rentable square footage of the Merritt Creek Farm Property or (b) accounts for (or would account for) no less than 20% of the total in-place base rent at the Merritt Creek Farm Property.

The Loan. The Merritt Creek Farm mortgage loan (the “Merritt Creek Farm Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is secured by a first lien mortgage encumbering the borrower’s fee interest in a 226,452 square foot retail property located in Barboursville, West Virginia (the “Merritt Creek Farm Property”). The Merritt Creek Farm Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.41500% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 12 – Merritt Creek Farm

The Property. The Merritt Creek Farm Property is a 226,452 square foot anchored shopping center consisting of a retail center called Merritt Creek Farm (163,153 square feet) and an anchored box at Tanyard Station (63,299 square feet) located in Barboursville, West Virginia. The Merritt Creek Farm Property consists of seven buildings (including the Home Depot and O’Charley’s ground lease buildings, each building tenant-owned) situated on an approximately 56.4-acre site and includes 1,673 parking spaces (7.4 spaces per 1,000 square feet). The Merritt Creek Farm buildings (163,153 square feet) were constructed in stages from 2002 to 2023 with the Tanyard Station building (63,299 square feet) completed in 2023.

As of September 11, 2025, the Merritt Creek Farm Property was 94.8% leased and is anchored by Home Depot (on a ground lease), Marshall’s (13.2% of NRA), Ross (9.4% of NRA) and Target (tenant-owned), which are part of Merritt Creek Farm, and Academy Sports (28.0% of NRA), which is part of Tanyard Station. Other national retailers at the Merritt Creek Farm Property include Petco (5.5% of NRA), Dollar Tree (4.4% of NRA), 5 Below (3.7% of NRA), Sally Beauty Co. (0.9% of NRA) and Starbucks (0.7% of NRA). The borrower sponsor owns Tanyard Station, but only the space occupied by Academy Sports is part of the collateral.

Major Tenants.

Academy Sports (63,299 square feet; 28.0% of NRA; 22.8% of underwritten base rent): Academy Sports (S&P: BB+) (NASDAQ: ASO) is a full-line sporting goods and outdoor recreation retailer in the United States. Founded in 1938 as a family business in Texas, Academy Sports operates 298 stores across 19 states as of February 1, 2025. Product assortments include outdoor, apparel, sports and recreation, and footwear (representing 30%, 27%, 23% and 20% of its 2024 net sales, respectively) through both national brands and a portfolio of 19 private label brands.

Marshall’s (30,000 square feet; 13.2% of NRA; 8.3% of underwritten base rent): Marshall’s is a retail chain segment of parent company, The TJX Companies, Inc. (Moody’s/S&P: A2/A) (NYSE: TJX), a Fortune 100 company and off-price retailer of apparel and home fashions in the U.S. and worldwide. The TJX Companies, Inc. has over 5,000 stores and six branded e-commerce sites consisting of retail chains TJ Maxx, Marshall’s, Sierra, HomeGoods, TJX Canada and TJX International as of fiscal 2024 year-end. The TJX Companies, Inc., which acquired Marshall’s in 1995, which sells family apparel (including footwear), accessories (including beauty and jewelry), home fashions (including home basics, decorative accessories and giftware), and other merchandise. Marshall’s e-commerce site, marshalls.com, launched in 2019.

Ross (21,306 square feet; 9.4% of NRA; 4.6% of underwritten base rent): Ross Stores, Inc. (Moody’s/S&P: A2/BBB+) (NASDAQ: ROST), is an S&P 500, Fortune 500, and Nasdaq 100 company headquartered in Dublin, California, with fiscal 2024 revenues of approximately $21.1 billion. Currently, Ross Stores, Inc. operates Ross, the largest off-price apparel and home fashion chain in the United States with 1,873 locations in 44 states, the District of Columbia, Guam, and Puerto Rico as of August 2, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 12 – Merritt Creek Farm

The following table presents certain information relating to the largest tenants by net rentable area at the Merritt Creek Farm Property:

Top Tenant Summary(1)
Tenant	Ratings (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Academy Sports	NR/BB+/NR	63,299	28.0%	$12.00	$759,588	22.8%	3/31/2043
Marshall's	A2/A/NR	30,000	13.2%	$9.25	$277,500	8.3%	1/31/2028
Ross	A2/BBB+/NR	21,306	9.4%	$7.25	$154,469	4.6%	1/31/2033
Office Depot	NR/NR/NR	18,448	8.1%	$13.50	$249,048	7.5%	10/31/2035
Petco	B3/B/NR	12,500	5.5%	$13.00	$162,500	4.9%	4/30/2035
Shoe Show	NR/NR/NR	10,075	4.4%	$15.51	$156,263	4.7%	1/31/2035
Dollar Tree	Baa2/BBB/NR	10,020	4.4%	$15.92	$159,518	4.8%	2/28/2034
5 Below	NR/NR/NR	8,400	3.7%	$17.60	$147,840	4.4%	4/22/2031
Eyemart Express, Ltd	NR/NR/NR	4,800	2.1%	$14.51	$69,668	2.1%	5/31/2030
Cato	NR/NR/NR	4,200	1.9%	$14.29	$60,000	1.8%	1/31/2027
Top 10 Tenants Subtotal / Wtd. Avg.		183,048	80.8%	$12.00	$2,196,395	65.9%
Other Tenants Collateral Total / Wtd. Avg.(3)		31,722	14.0%	$35.85	$1,137,146	34.1%
Occupied Collateral Total / Wtd. Avg.		214,770	94.8%	$15.52	$3,333,540	100.0%
Vacant Space		11,682	5.2%
Collateral Total		226,452	100.0%
(1)	Based on the underwritten rent roll dated September 11, 2025, inclusive of contractual rent steps through November 1, 2026.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Other Tenants includes Home Depot (one square foot; 12.6% of underwritten base rent) and O’Charley’s (one square foot; 3.3% of underwritten base rent), which are on ground leases. Other Tenants also includes Target (one square foot), which is not part of the collateral, but pays CAM with certain tenants having co-tenancy options associated with Target.

The following table presents certain information relating to the lease rollover schedule at the Merritt Creek Farm Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	11,682	5.2%	NAP	NAP	11,682	5.2%	NAP	NAP
2025 & MTM(3)	5	7,981	3.5%	$111,800	3.4%	19,663	8.7%	$111,800	3.4%
2026	1	2,800	1.2%	$70,840	2.1%	22,463	9.9%	$182,640	5.5%
2027(4)	5	12,233	5.4%	$333,320	10.0%	34,696	15.3%	$515,960	15.5%
2028	3	34,020	15.0%	$359,620	10.8%	68,716	30.3%	$875,580	26.3%
2029(5)	2	1,673	0.7%	$468,956	14.1%	70,389	31.1%	$1,344,536	40.3%
2030	1	4,800	2.1%	$69,668	2.1%	75,189	33.2%	$1,414,204	42.4%
2031	2	10,400	4.6%	$185,950	5.6%	85,589	37.8%	$1,600,154	48.0%
2032	0	0	0.0%	$0	0.0%	85,589	37.8%	$1,600,154	48.0%
2033	1	21,306	9.4%	$154,469	4.6%	106,895	47.2%	$1,754,623	52.6%
2034	1	10,020	4.4%	$159,518	4.8%	116,915	51.6%	$1,914,141	57.4%
2035	5	46,238	20.4%	$659,811	19.8%	163,153	72.0%	$2,573,952	77.2%
2036 & Thereafter	1	63,299	28.0%	$759,588	22.8%	226,452	100.0%	$3,333,540	100.0%
Total	27	226,452	100.0%	$3,333,540	100.0%
(1)	Based on the underwritten rent roll dated September 11, 2025, inclusive of contractual rent steps through November 1, 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Includes Target (one square foot), which is not part of the collateral, but pays CAM with certain tenants having co-tenancy options associated with Target.
(4)	Includes O’Charley’s (one square foot; 3.3% of underwritten base rent), which is on a ground lease and owns its own improvements.
(5)	Includes Home Depot (one square foot; 12.6% of underwritten base rent), which is on a ground lease and owns its own improvements.

Environmental. According to the Phase I environmental assessment dated August 11, 2025, there was no evidence of any recognized environmental conditions at the Merritt Creek Farm Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 12 – Merritt Creek Farm

The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Merritt Creek Farm Property:

Operating History and Underwritten Net Cash Flow(1)
	2024(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$3,446,452	$3,333,540	$14.72	73.9%
Vacant Income	0	226,440	1.00	5.0
Gross Potential Rent	$3,446,452	$3,559,980	$15.72	78.9%
Total Reimbursements	855,157	951,586	4.20	21.1
Other Income	0	0	0.00	0.0
Net Rental Income	$4,301,609	$4,511,567	$19.92	100.0%
(Vacancy/Credit Loss)	0	(226,440)	(1.00)	(5.0)
Effective Gross Income	$4,301,609	$4,285,127	$18.92	95.0%

Total Expenses	1,106,490	1,185,003	5.23	27.7

Net Operating Income	$3,195,119	$3,100,124	$13.69	72.3%

Total TI/LC, Capex/RR	0	255,894	1.13	6.0

Net Cash Flow	$3,195,119	$2,844,229	$12.56	66.4%
(1)	Historical cash flows are not available due to historical cash flows not including all of the collateral associated with the Merrit Creek Farm Property.
(2)	2024 includes only the cash flow for Merritt Creek Farm and the manual addition of base rent and CAM reconciliation associated with the Academy Sports lease at Tanyard Station. Actual historical cash flows for solely the Academy Sports tenant at Tanyard Station were not provided. See “The Property” for further details on the collateral.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Based on the underwritten rent roll dated September 11, 2025, inclusive of contractual rent steps through November 1, 2026.

Appraisal. According to the appraisal, the Merritt Creek Farm Property had an “as-is” appraised value of $45,025,000 as of August 4, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$45,025,000	7.25%

The Market. The Merritt Creek Farm Property is located in Barboursville, West Virginia, approximately 9.3 miles from Huntington, 24.6 miles from Ashland and 42.7 miles from Charleston, West Virginia. Primary access to the Merritt Creek Farm Property is provided by Interstate 64, a major east-west highway with two major junctions with Interstate 77, and US Route 60, which runs southeast to northwest through the central and southern portions of West Virginia. The only major retail development within the submarket is Huntington Mall, located in the central portion of the area at the junction of Interstate 64 and East Mall Road, approximately 3.0 miles east of the Merritt Creek Farm Property. This regional mall has approximately 1,095,000 square feet, over 120 stores and is anchored by JC Penney, Dick’s Sporting Goods, Best Buy, Books-A-Million, Cinemark and Dave and Buster’s, as well as several other national retailers.

According to a third-party market research report, the Merritt Creek Farm Property is located in the Huntington, WV retail market within the South Cabell County retail submarket. As of July 2025, the South Cabell County retail submarket contained 2,215,324 square feet of retail inventory space with an average rent of $15.83 PSF and a vacancy rate of 5.7%. As of year-end 2024, the South Cabell County retail submarket contained 2,215,324 square feet of retail inventory space with an average rent of $15.77 and a vacancy rate of 7.4%.

According to a third-party market research report, the estimated 2025 population within a five-mile radius of the Merritt Creek Farm portion of the Merritt Creek Farm Property was 35,718, and the estimated 2025 average household income within the same radius was $84,308. The estimated 2025 population within a five-mile radius of the Tanyard Station portion of the Merritt Creek Farm Property was 37,154, and the estimated 2025 average household income within the same radius was $82,988.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 12 – Merritt Creek Farm

The following table presents certain information with respect to comparable retail leases to the Merritt Creek Farm Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built / Renovated	Total NRA	Occ. %	Tenant Name	Lease Date / Term (Yrs.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Merritt Creek Farm Barboursville, WV	2002, 2003, 2013, 2023 / NAP	226,452(2)	94.8%(2)
Riverwalk Plaza 5-40 Riverwalk Mall South Charleston, WV	1988 / NAP	143,833	100.0%	Thomas Hospital Sonnet Skies George Shawkey A&B Tobacco	Jan-23 / 7.0 Jul-22 / 3.0 Sep-21 / 5.0 Aug-20 / 5.0	3,800 1,200 1,200 1,265	$15.00 $20.00 $17.00 $15.00	NNN NNN NNN NNN
Bowling Green Specialty Center 1680 Campbell Lane Bowling Green, KY	1995 / NAP	97,170	100.0%	My Eye Lab Great Clips T-Mobile Sun Tan City	Jan-24 / 5.0 Nov-23 / 5.0 Aug-23 / 5.0 Apr-23 / 5.0	2,800 1,200 2,058 2,800	$22.00 $24.50 $23.80 $23.00	NNN NNN NNN NNN
Mayo Plaza 334 North Mayo Plaza Paintsville, KY	1987 / NAP	333,554	68.0%	TJ Maxx Rymco, LLC	Aug-23 / 10.1 Apr-22 / 5.4	21,600 1,200	$8.95 $20.00	NNN NNN
Cross Roads Plaza 35-296 Weddington Branch Road Coal Run Village, KY	1988 / 2010	107,515	60.0%	Emerald Energy Edward Jones & Co. DaVita	Jan-23 / 3.0 Oct-21 / 5.0 Sep-21 / 5.0	2,400 1,360 4,800	$13.75 $17.87 $12.50	NNN NNN NNN
Weddington Square Shopping Center 4519 North Mayo Trail Coal Run Village, KY	1987 / 1993	84,146	96.0%	New Day Nutrition 2 Broke Teachers Daffodils Boutique Peking Restaurant	May-25 / 5.0 Jun-24 / 1.1 Jan-24 / 3.0 Jan-24 / 8.0	1,900 1,000 3,880 6,500	$14.05 $18.00 $13.61 $11.08	NNN NNN NNN NNN
Cumberland Crossing Shopping Center 133-255 Cumberland Crossing Monticello, KY	1988 / 2024	84,174	97.0%	Trays Garden Chinese Buffet	Jul-23 / 10.0	3,200	$6.69	NNN
Woodlawn Shopping Center 291 North Hubbards Lane Louisville, KY	1990 / NAP	142,000	90.0%	Mathnasium Louisville Optometric Center Osteo Strong	Jun-22 / 5.0 Oct-21 / 5.0 Jun-19 / 5.3	1,540 1,950 2,030	$20.00 $25.00 $17.00	NNN NNN NNN
Middletown Shops 12911, 12935, 12937 & 12949 Shelbyville Road Louisville, KY	2003 / NAP	59,338	94.0%	Nothing Bundt Cakes Feeders Supply Massage Envy	Oct-24 / 5.0 Apr-24 / 5.0 Jul-23 / 5.0	2,724 14,840 4,628	$27.50 $18.00 $26.50	NNN NNN NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated September 11, 2025.

The following table presents certain information with respect to market rent at the Merritt Creek Farm Property as identified in the appraisal:

Market Rent Summary(1)

	Inline (<3,000 SF)	Inline (3,000 SF - 5,000 SF)	Junior Anchor	Anchor	Anchor Ground Lease	Pad Ground Lease
Market Rent (PSF/Years)	$20.00	$18.00	$16.00	$11.00	$3.50	$16.00
Lease Term (Years)	5	5	10	10	10	10
Lease Type	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin	Net plus 15% Admin
Escalations	2.5% / Year	2.5% / Year	2.5% / Year	2.5% / Year	2.5% / Year	2.5% / Year
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 13 – U-Haul Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$29,953,838	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	3.7%	Net Rentable Area (SF):	649,445
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsor:	U-Haul Holding Company	Occupancy:	87.9%
Interest Rate(3):	5.58000%	Occupancy Date:	8/31/2025
Note Date:	11/6/2025	4th Most Recent NOI (As of):	$8,725,246 (12/31/2022)
Anticipated Repayment Date(3):	11/6/2035	3rd Most Recent NOI (As of):	$9,121,646 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$9,124,120 (12/31/2024)
Original Term(3):	120 months	Most Recent NOI (As of):	$9,228,360 (TTM 8/31/2025)
Original Amortization Term(3):	300 months	UW Economic Occupancy:	87.8%
Amortization Type(3):	Amortizing Balloon - ARD	UW Revenues:	$12,779,671
Call Protection(4):	L(25),D(88),O(7)	UW Expenses:	$4,070,946
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$8,708,724
Additional Debt(1):	Yes	UW NCF:	$8,611,699
Additional Debt Balance(1):	$48,868,688	Appraised Value / Per SF(5):	$152,700,000 / $235
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	9/25/2025

Escrows and Reserves				Financial Information(1)(3)
.	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$121
Taxes:	$650,670	Springing	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.6%
Replacement Reserve	$0	Springing	N/A	Maturity Date LTV:	39.5%
				UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$78,944,000	100.0%	Loan Payoff	$40,713,461	51.6%
			Return of Equity	35,885,493	45.5
			Closing Costs	1,694,376	2.1
			Upfront Reserves	650,670	0.8
Total Sources	$78,944,000	100.0%	Total Uses	$78,944,000	100.0%
(1)	The U-Haul Portfolio Mortgage Loan (as defined below) is part of the U-Haul Portfolio Whole Loan (as defined below) which is comprised of four pari passu promissory notes with an aggregate original principal balance of $78,944,000. The U-Haul Portfolio Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”). The financial information presented above is based on the U-Haul Portfolio Whole Loan.
(2)	The borrowers are U-Haul Co. of Florida 11, LLC, AREC 11, LLC and UHIL 11, LLC.
(3)	The U-Haul Portfolio Whole Loan is structured with an anticipated repayment date of November 6, 2035, (the “ARD”) and a final maturity of November 6, 2050. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate as of the ARD plus 1.31%. The financial information above is calculated based on the ARD.
(4)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on December 6, 2025. Defeasance of the U-Haul Portfolio Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note comprising a part of the U-Haul Portfolio Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the expected BBCMS 2025-C39 securitization closing date in December 2025. The actual lockout period may be longer.
(5)	Based on the portfolio appraised value of $152,700,000 as of September 25, 2025, which is inclusive of an approximately 4.4% portfolio premium and reflects the “as-is” values of the U-Haul Portfolio Properties (as defined below) as a whole if sold in their entirety to a single buyer. The aggregate as-is appraised value of the U-Haul Portfolio Properties is $146,240,000. The Cut-off Date LTV and Maturity Date LTV of the U-Haul Portfolio Whole Loan based upon the aggregate individual “as-is” appraised value are 53.9% and 41.2%, respectively.

The Loan. The U-Haul Portfolio mortgage loan (the “U-Haul Portfolio Mortgage Loan”) is part of a whole loan (the “U-Haul Portfolio Whole Loan”) secured by the borrowers’ fee interests in 21 self-storage properties, totaling 7,609 units and 649,445 square feet, located across California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

Oklahoma and Illinois (the “U-Haul Portfolio Properties”). The U-Haul Portfolio Whole Loan is evidenced by four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $78,822,526. The U-Haul Portfolio Whole Loan was originated on November 6, 2025 by GSBI and accrues interest at a fixed rate of 5.58000% per annum on an Actual/360 basis. The U-Haul Portfolio Whole Loan has a 10-year term and amortizes based on a 25-year schedule for the 10-year term. From and after the ARD, the U-Haul Portfolio Whole Loan will bear interest at a rate per annum equal to 3.0% in excess of the greater of (a) the initial interest rate of 5.58000% and (b) the 10-year treasury swap rate plus 1.31%, until the final maturity date of November 6, 2050. The U-Haul Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of approximately $29,953,838.

The U-Haul Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-C39 trust securitization until the controlling Note A-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the U-Haul Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$30,000,000	$29,953,838	GSMC	Yes
A-2	$30,000,000	$29,953,838	BBCMS 2025-C39	No
A-3(1)	$10,000,000	$9,984,613	GSMC	No
A-4(1)	$8,944,000	$8,930,237	GSMC	No
Whole Loan	$78,944,000	$78,822,526
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The U-Haul Portfolio Properties are comprised of 21 self-storage properties totaling 649,445 square feet of net rentable area containing an aggregate of 7,609 units. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois. The U-Haul Portfolio Properties were built between 1911 and 2024. The U-Haul Portfolio Properties range in size from 7,143 to 97,515 square feet and contain between 128 and 1,092 units. The U-Haul Portfolio Properties has a granular rent roll with no individual property accounting for more than 10.2% of underwritten net cash flow.

The following table presents certain information relating to the historical and current occupancy of the U-Haul Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.9%	93.6%	92.1%	87.9%
(1)	Historical Occupancies are the annual average occupancy of each respective year and based on total units.
(2)	Current Occupancy is based on units and the underwritten rent rolls dated as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

The following table presents certain information relating to the U-Haul Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built / Renovated	Net Rentable Area (SF)(1)	Units(1)	As-Is Appraised Value	% of UW NCF
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	$8,304,000	10.5%	92.2%	1958, 1962, 1983 / NAP	43,289	721	$15,080,000	10.2%
U-Haul Moving & Storage of Pasadena	Pasadena, TX	$8,252,000	10.5%	81.1%	1979 / 2016	97,515	1,092	$13,400,000	10.1
U-Haul Moving & Storage of Hamden	Hamden, CT	$7,226,000	9.2%	93.5%	1940 / 1958	50,305	665	$14,100,000	8.8
U-Haul Moving & Storage of Evansville	Evansville, IN	$6,224,000	7.9%	90.5%	1980, 2015 / NAP	61,540	640	$10,350,000	7.9
U-Haul Moving & Storage at Janaf	Norfolk, VA	$5,959,000	7.5%	92.1%	1966, 2015, 2024 / NAP	33,543	225	$9,260,000	7.5
U-Haul Moving & Storage of Eastside Erie	Erie, PA	$4,937,000	6.3%	89.7%	1978, 1998- 2012 / NAP	54,022	511	$8,150,000	6.2
U-Haul Moving & Storage of Gardena	Gardena, CA	$4,889,000	6.2%	95.9%	1958 / NAP	23,581	281	$14,440,000	6.4
U-Haul Moving & Storage of Garden City	Garden City, ID	$3,804,000	4.8%	91.5%	1984 / NAP	30,617	270	$8,000,000	4.9
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	$3,258,000	4.1%	90.1%	1994 / NAP	25,794	317	$5,300,000	4.2
U-Haul Moving & Storage of Leominster	Leominster, MA	$3,233,000	4.1%	86.7%	1950, 2001 / NAP	22,152	331	$6,120,000	4.1
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	$2,985,000	3.8%	91.3%	1977 / 2005	19,375	261	$4,780,000	4.0
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	$2,970,000	3.8%	72.9%	1966, 2019 / NAP	51,804	505	$8,100,000	3.8
U-Haul Moving & Storage of Norristown	Norristown, PA	$2,846,000	3.6%	86.4%	1950, 1983 / NAP	16,517	272	$4,900,000	3.6
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	$2,604,000	3.3%	87.6%	1973, 1993 / NAP	20,070	266	$4,600,000	3.3
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	$2,427,000	3.1%	94.7%	1963 / NAP	16,585	164	$3,810,000	3.3
U-Haul Moving & Storage of Duluth	Hermantown, MN	$2,178,000	2.8%	95.2%	1980 / 1984	9,915	146	$3,360,000	3.1
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	$2,074,000	2.6%	94.6%	1911 / 2005	18,667	248	$3,200,000	2.7
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	$1,943,000	2.5%	76.6%	1994, 1998 / NAP	19,496	231	$3,540,000	2.4
U-Haul Moving & Storage at Burlingame	Wyoming, MI	$1,101,000	1.4%	82.1%	1976, 1980 / NAP	10,240	128	$1,870,000	1.4
U-Haul Moving & Storage at Southside	Oklahoma City, OK	$1,055,000	1.3%	91.0%	1978 / NAP	17,276	200	$2,280,000	1.3
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	$675,000	0.9%	85.2%	1945 / NAP	7,143	135	$1,600,000	0.9
Total		$78,944,000	100.0%	87.9%		649,445	7,609	$146,240,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

The following table presents detailed information with respect to the unit mix of the U-Haul Portfolio Properties:

U-Haul Portfolio Properties Unit Mix(1)

Property Name	Available Units	% of Available Units	Available SF	% of Available SF	Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage Units	Current Occupancy
U-Haul Moving & Storage of Moreno Valley	721	9.5%	43,289	6.7%	72	10.0%	92.2%
U-Haul Moving & Storage of Pasadena	1,092	14.4%	97,515	15.0%	732	67.0%	81.1%
U-Haul Moving & Storage of Hamden	665	8.7%	50,305	7.7%	336	50.5%	93.5%
U-Haul Moving & Storage of Evansville	640	8.4%	61,540	9.5%	533	83.3%	90.5%
U-Haul Moving & Storage at Janaf	225	3.0%	33,543	5.2%	0	0.0%	92.1%
U-Haul Moving & Storage of Eastside Erie	511	6.7%	54,022	8.3%	284	55.6%	89.7%
U-Haul Moving & Storage of Gardena	281	3.7%	23,581	3.6%	79	28.1%	95.9%
U-Haul Moving & Storage of Garden City	270	3.5%	30,617	4.7%	0	0.0%	91.5%
U-Haul Moving & Storage at Edgewood Ave	317	4.2%	25,794	4.0%	153	48.3%	90.1%
U-Haul Moving & Storage of Leominster	331	4.4%	22,152	3.4%	265	80.1%	86.7%
U-Haul Moving & Storage of Hillwood Plaza	261	3.4%	19,375	3.0%	17	6.5%	91.3%
U-Haul Moving & Storage of Spartanburg	505	6.6%	51,804	8.0%	125	24.8%	72.9%
U-Haul Moving & Storage of Norristown	272	3.6%	16,517	2.5%	141	51.8%	86.4%
U-Haul Moving & Storage at Capital Boulevard	266	3.5%	20,070	3.1%	30	11.3%	87.6%
U-Haul Moving & Storage at Appleton Ave	164	2.2%	16,585	2.6%	44	26.8%	94.7%
U-Haul Moving & Storage of Duluth	146	1.9%	9,915	1.5%	67	45.9%	95.2%
U-Haul Moving & Storage at Montgomery Highway	248	3.3%	18,667	2.9%	0	0.0%	94.6%
U-Haul Moving & Storage of Albuquerque	231	3.0%	19,496	3.0%	108	46.8%	76.6%
U-Haul Moving & Storage at Burlingame	128	1.7%	10,240	1.6%	128	100.0%	82.1%
U-Haul Moving & Storage at Southside	200	2.6%	17,276	2.7%	114	57.0%	91.0%
U-Haul Moving & Storage of Center Main Street	135	1.8%	7,143	1.1%	135	100.0%	85.2%
Total	7,609	100.0%	649,445	100.0%	3,363	44.2%	87.9%
(1)	Based on the underwritten rent rolls dated as of August 31, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BBCMS 2025-C39
No. 13 – U-Haul Portfolio

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the U-Haul Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	2024	TTM August 2025	UW	Per Unit	Per Square Foot	%(2)
Net Storage Income	$6,961,638	$7,821,649	$9,170,916	$9,753,234	$9,859,368	$10,015,756	$10,015,756	$1,316	$15.42	100.0%
Net Sales	772,204	740,339	718,718	688,395	610,321	545,108	545,108	72	0.84	5.4
Other Income(3)	1,345,966	1,633,823	1,817,147	1,705,922	1,739,258	1,842,091	1,842,091	242	2.84	18.4
Commercial Income(4)	336,676	336,570	340,705	347,876	341,331	344,664	344,664	45	0.53	3.4
Miscellaneous Income	27,030	39,644	38,511	31,336	39,940	32,052	32,052	4	0.05	0.3
Total Other Income	$2,481,876	$2,750,376	$2,915,080	$2,773,528	$2,730,850	$2,763,914	$2,763,914	$363	$4.26	27.6%
Effective Gross Income	$9,443,514	$10,572,025	$12,085,996	$12,526,762	$12,590,218	$12,779,671	$12,779,671	$1,680	$19.68	127.6%
Real Estate Taxes	953,178	1,001,995	1,126,675	1,164,234	1,208,221	1,232,883	1,347,835	177	2.08	10.5
Insurance	116,721	111,419	137,636	123,460	157,042	204,987	98,483	13	0.15	0.8
Management Fee	0	0	0	0	0	0	511,187	67	0.79	4.0
Other Expenses(5)	1,948,233	2,050,506	2,096,439	2,117,422	2,100,834	2,113,442	2,113,442	278	3.25	16.5
Total Expenses	$3,018,132	$3,163,920	$3,360,750	$3,405,116	$3,466,098	$3,551,311	$4,070,946	$535	$6.27	31.9%

Net Operating Income	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,708,724	$1,145	$13.41	68.1%
Replacement Reserves	0	0	0	0	0	0	97,025	13	0.15	0.8
Net Cash Flow	$6,425,382	$7,408,105	$8,725,246	$9,121,646	$9,124,120	$9,228,360	$8,611,699	$1,132	$13.26	67.4%
(1)	Based on the underwritten rent roll dated August 31, 2025.
(2)	% column reflects percent of Net Storage Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Other Income consists of U-Box storage income, U-Box other income, U-Box delivery income and U-Move net commission.
(4)	Commercial Income includes intercompany and third-party leases.
(5)	Other Expenses includes personnel, repairs and maintenance, utilities, advertising, supplies and telephone costs.

Environmental. According to the Phase I environmental assessments dated between September 12, 2025 and September 23, 2025, there was (i) a controlled recognized environmental condition at the U-Haul Moving & Storage at Burlingame property related to impacts from former underground storage tanks at the property, (ii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to the absence of completed subsurface investigations in the area related to the former operation of a dry cleaner at the property, (iii) a recognized environmental condition at the U-Haul Moving & Storage of Gardena property related to chlorinated solvent contamination that appears to be migrating onto the property from off-site sources, (iv) a recognized environmental condition at the U-Haul Moving & Storage of Spartanburg property related to continued remediation and monitoring activity at the property, in connection with leaking underground storage tank listings, (v) a recognized environmental condition at the U-Haul Moving & Storage of Eastside Erie property related to the lack of identified institutional/engineering controls or deeded activity and use restrictions in connection with the presence of contaminated soils at the property, (vi) a recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to the unknown disposition of an underground storage tank at the property, (vii) a controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to activity and use limitations and continuing obligations related to residual contamination at the property as well as a closed leaking underground storage tank case file related to the property, (viii) another controlled recognized environmental condition at the U-Haul Moving & Storage at Appleton Ave property related to continuing obligations related to a closed environmental repair program case file, (ix) a recognized environmental condition at the U-Haul Moving & Storage at Montgomery Highway property related to a waste oil underground storage tank listing and in-ground hydraulic lifts, and (x) a controlled recognized environmental condition at the U-Haul Moving & Storage at Janaf property related to the closure of a release case pertaining to the release of hydraulic oil. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Markets. The U-Haul Portfolio Properties are located in California, Texas, Connecticut, Indiana, Virginia, Pennsylvania, Idaho, Florida, Massachusetts, Tennessee, South Carolina, North Carolina, Wisconsin, Minnesota, Alabama, New Mexico, Michigan, Oklahoma and Illinois.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 13 – U-Haul Portfolio

The following table presents certain 2024 demographic information for the U-Haul Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
U-Haul Moving & Storage of Moreno Valley	Moreno Valley, CA	25,468	144,773	237,062	$67,335	$83,744	$92,947
U-Haul Moving & Storage of Pasadena	Pasadena, TX	15,149	115,957	218,855	$66,639	$68,029	$70,700
U-Haul Moving & Storage of Hamden	Hamden, CT	15,345	95,136	222,989	$75,736	$73,031	$67,453
U-Haul Moving & Storage of Evansville	Evansville, IN	12,480	58,773	110,418	$49,955	$50,997	$54,381
U-Haul Moving & Storage at Janaf	Norfolk, VA	8,635	103,486	313,388	$68,442	$68,117	$72,435
U-Haul Moving & Storage of Eastside Erie	Erie, PA	3,410	30,684	75,098	$83,682	$64,797	$52,590
U-Haul Moving & Storage of Gardena	Gardena, CA	40,289	300,136	742,641	$75,650	$79,496	$83,549
U-Haul Moving & Storage of Garden City	Garden City, ID	9,421	97,440	215,670	$83,565	$79,643	$84,935
U-Haul Moving & Storage at Edgewood Ave	Jacksonville, FL	7,594	77,258	163,599	$42,095	$39,042	$46,086
U-Haul Moving & Storage of Leominster	Leominster, MA	15,307	42,187	78,675	$70,288	$84,614	$84,649
U-Haul Moving & Storage of Hillwood Plaza	Nashville, TN	9,067	45,671	131,123	$70,560	$106,821	$94,403
U-Haul Moving & Storage of Spartanburg	Spartanburg and Boiling Springs, SC	6,561	46,542	107,037	$39,412	$47,473	$55,710
U-Haul Moving & Storage of Norristown	Norristown, PA	21,835	101,717	188,614	$65,897	$88,054	$104,187
U-Haul Moving & Storage at Capital Boulevard	Raleigh, NC	9,229	91,603	238,668	$82,765	$82,263	$86,393
U-Haul Moving & Storage at Appleton Ave	Milwaukee, WI	23,039	160,873	340,247	$57,633	$58,510	$58,592
U-Haul Moving & Storage of Duluth	Hermantown, MN	1,914	17,810	67,104	$68,833	$75,865	$61,376
U-Haul Moving & Storage at Montgomery Highway	Dothan, AL	5,005	37,035	68,716	$41,077	$46,844	$59,627
U-Haul Moving & Storage of Albuquerque	Albuquerque, NM	18,139	109,218	253,148	$43,594	$56,189	$60,140
U-Haul Moving & Storage at Burlingame	Wyoming, MI	16,250	98,358	260,845	$66,463	$68,557	$72,121
U-Haul Moving & Storage at Southside	Oklahoma City, OK	13,191	74,685	214,787	$42,416	$44,899	$52,619
U-Haul Moving & Storage of Center Main Street	Bloomington, IL	15,886	86,581	130,258	$46,110	$58,852	$75,541
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,650,000	Title:	Fee
Cut-off Date Principal Balance:	$26,650,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.3%	Net Rentable Area (SF):	177,000
Loan Purpose:	Acquisition	Location:	South Jordan, UT
Borrower:	FSP17 Daybreak, LLC	Year Built / Renovated:	2008 / NAP
Borrower Sponsors:	James Balderson and Crest Commercial Management, LLC	Occupancy:	95.4%
Interest Rate:	6.35000%	Occupancy Date:	7/1/2025
Note Date:	9/12/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	10/6/2035	3rd Most Recent NOI (As of)(1):	$340,631 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,633,751 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$3,828,586 (TTM 7/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$5,912,103
Call Protection:	L(26),D(87),O(7)	UW Expenses:	$1,264,572
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,647,531
Additional Debt:	No	UW NCF:	$4,541,153
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,500,000 / $234
Additional Debt Type:	N/A	Appraisal Date:	7/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$343,966	$29,524	N/A	Maturity Date Loan / SF:	$141
Insurance:	$9,621	$4,811	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$3,688	$88,500	Maturity Date LTV:	60.3%
TI / LC Reserve:	$0	$22,125	N/A	UW NCF DSCR:	2.28x
				UW NOI Debt Yield:	17.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,650,000	63.4%	Purchase Price	$41,000,000	97.5%
Principal Cash Contribution	15,405,242	36.6	Closing Costs	701,655	1.7
			Upfront Reserves	353,587	0.8
Total Sources	$42,055,242	100.0%	Total Uses	$42,055,242	100.0%
(1)	2023 NOI was materially lower than other historical periods due to $3,121,947 in rent concessions associated with Rio Tinto Kennecott’s lease renewal and the execution of direct leases from Travelpass Group and Enova. Rio Tinto Kennecott received 10 months of free rent from February 2023 to November 2023 ($2,683,475), Enova received 7 months of free rent from February 2023 to August 2023 ($264,864) and Travelpass Group received 3 months of free rent from February 2023 to April 2023 ($173,608).

The Loan. The Daybreak Corporate Center mortgage loan (the “Daybreak Corporate Center Mortgage Loan”) is secured by the borrower’s fee simple interest in an approximately 177,000 square foot Class A office building located in South Jordan, Utah (the “Daybreak Corporate Center Property”). The Daybreak Corporate Center Mortgage Loan was originated by Goldman Sachs Bank USA on September 12, 2025, has a 60-month interest-only term, followed by 60 months of amortization on a 360-month term, and accrues interest at a rate of 6.35000% per annum on an Actual/360 basis. The scheduled maturity date of the Daybreak Corporate Center Mortgage Loan is the payment date in October 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center

The Property. The Daybreak Corporate Center Property is a Class A, 177,000 square foot, office building located at 4700 West Daybreak Parkway in South Jordan, Salt Lake County, Utah. Constructed in 2008 (built-to-suit for Rio Tinto Kennecott), the building is 95.4% occupied as of July 1, 2025 by three tenants, with Rio Tinto Kennecott being the largest tenant, occupying 127,131 square feet (71.8% of the rentable square footage) with a lease expiring in November 2033 that includes 3.0% annual rent increases. The property is LEED Platinum certified. The Daybreak Corporate Center Property features a rooftop terrace and a workout space exclusively for Rio Tinto Kennecott.

The property was sold to the current seller through a sale-lease back agreement in January 2016. At that time, Rio Tinto Kennecott signed a new 7-year lease through January 2023. In 2019, Rio Tinto Kennecott subleased approximately 35,700 SF to Travelpass Group (22,966 SF) and Enova (12,709 SF), with sublease terms that both terminated in January 2023, which was followed with the execution of direct leases later that year.

The following information presents certain information relating to the historical and current occupancy of the Daybreak Corporate Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	95.4%	95.4%	95.4%
(1)	Based on December 31 of each respective year.
(2)	Current Occupancy is as of July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center

Appraisal. According to the appraisal, the Daybreak Corporate Center Property had an “as-is” appraised value of $41,500,000 as of July 10, 2025.

Appraisal Valuation Summary(1)
Property Name	Appraised Value	Capitalization Rate
Daybreak Corporate Center	$41,500,000	9.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated July 17, 2025, there was no evidence of any recognized environmental conditions at the Daybreak Corporate Center Property. The Phase I environmental report dated July 17, 2025 identified a controlled recognized environmental condition at the Daybreak Corporate Center Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Major Tenants. The three largest tenants by underwritten net rentable area (“NRA”) at the Daybreak Corporate Center Property are Kennecott Utah Copper LLC ("Rio Tinto Kennecott"), TravelPass Group, Inc. ("Travelpass Group") and ODK Capital, LLC, CNU of Louisiana, LLC and NC Financial Solutions of Louisiana, LLC ("Enova").

Rio Tinto Kennecott (127,131 square feet; 71.8% of NRA; 75.0% of underwritten base rent): Rio Tinto Kennecott is a major integrated copper mining, smelting, and refining company in the United States, owned by the Rio Tinto Group. Located near Salt Lake City, its primary asset is the Bingham Canyon Mine. Rio Tinto Kennecott produces significant amounts of copper, gold, silver, and molybdenum. Rio Tinto Kennecott has operations spanning every stage of mineral production—from exploration and extraction to processing and distribution. In addition to its mining operations, Rio Tinto Kennecott manages a global network of infrastructure, including ports, railways, smelters, refineries, processing plants, and research centers. Rio Tinto Kennecott has ongoing investments in sustainable mining practices.

Travelpass Group (25,252 square feet; 14.3% of NRA; 15.3% of underwritten base rent): Travelpass Group is a travel technology company. Acting as a marketplace, Travelpass Group connects independent and brand-name hotels, wholesalers and travel agencies. Travelpass Group utilizes a proprietary technology platform built on advanced machine learning.

Enova (16,511 square feet; 9.3% of NRA; 9.7% of underwritten base rent): Enova is a financial technology company delivering online lending solutions through its advanced AI-and machine learning-powered platform. Specializing in serving non-prime consumers and small businesses, Enova provides fast, flexible financial products.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center

The following table presents certain information relating to the major tenants at the Daybreak Corporate Center Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Rio Tinto Kennecott	A1/A/A	127,131	71.8%	$29.32	$3,727,481	75.0%	11/30/2033
Travelpass Group	NR/NR/NR	25,252	14.3%	$30.05	$758,699	15.3%	7/31/2029
Enova	NR/NR/NR	16,511	9.3%	$29.18	$481,789	9.7%	4/30/2028
Occupied Total Collateral		168,894	95.4%	$29.41	$4,967,969	100.0%
Vacant Space (Owned)		8,106	4.6%
Totals/ Wtd. Avg. All Owned Tenants		177,000	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Daybreak Corporate Center Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	8,106	4.6%	NAP	NAP	8,106	4.6%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	8,106	4.6%	$0	0.0%
2026	0	0	0.0%	0	0.0%	8,106	4.6%	0	0.0%
2027	0	0	0.0%	0	0.0%	8,106	4.6%	0	0.0%
2028	1	16,511	9.3%	481,789	9.7%	24,617	13.9%	481,789	9.7%
2029	1	25,252	14.3%	758,699	15.3%	49,869	28.2%	1,240,488	25.0%
2030	0	0	0.0%	0	0.0%	49,869	28.2%	1,240,488	25.0%
2031	0	0	0.0%	0	0.0%	49,869	28.2%	1,240,488	25.0%
2032	0	0	0.0%	0	0.0%	49,869	28.2%	1,240,488	25.0%
2033	1	127,131	71.8%	3,727,481	75.0%	177,000	100.0%	4,967,969	100.0%
2034	0	0	0.0%	0	0.0%	177,000	100.0%	4,967,969	100.0%
2035	0	0	0.0%	0	0.0%	177,000	100.0%	4,967,969	100.0%
2036 & Beyond	0	0	0.0%	0	0.0%	177,000	100.0%	4,967,969	100.0%
Total	3	177,000	100.0%	$4,967,969	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Daybreak Corporate Center Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2023	2024	TTM 7/31/2025	Underwritten	PSF	%(2)
Base Rental Revenue	$4,530,432	$4,516,026	$4,776,793	$4,967,969	$28.07	80.7%
Credit Tenant Rent Steps(3)	0	0	0	611,707	$3.46	9.9%
Total Commercial Reimbursement Revenue	63,259	418,505	270,661	220,758	$1.25	3.6%
Market Revenue from Vacant Units	0	0	0	241,295	$1.36	3.9%
Other Revenue	105,203	108,422	110,130	111,669	$0.63	1.8%
Potential Gross Revenue	$4,698,894	$5,042,953	$5,157,584	$6,153,398	$34.76	100.0%
Vacancy Loss	0	0	0	(241,295)	($1.36)	(3.9%)
Concessions / Credit Loss	(3,121,947)	0	0	0	$0.00	0.0%
Effective Gross Revenue	$1,576,948	$5,042,953	$5,157,584	$5,912,103	$33.40	96.1%
Real Estate Taxes	427,895	349,953	322,440	343,966	$1.94	5.8%
Insurance	54,592	79,130	97,876	57,727	$0.33	1.0%
Utilities	215,587	344,542	311,234	313,003	$1.77	5.3%
Repairs & Maintenance	411,749	337,621	350,362	287,214	$1.62	4.9%
Management Fee	95,698	201,486	195,096	236,484	$1.34	4.0%
General and Administrative - Direct	30,795	96,471	51,990	26,178	$0.15	0.4%
Total Expenses	$1,236,317	$1,409,202	$1,328,998	$1,264,572	$7.14	21.4%
Net Operating Income(4)	$340,631	$3,633,751	$3,828,586	$4,647,531	$26.26	78.6%
Replacement Reserves	0	0	0	44,250	$0.25	0.7%
TI/LC	0	0	0	62,127	$0.35	1.1%
Net Cash Flow	$340,631	$3,633,751	$3,828,586	$4,541,153	$25.66	76.8%
(1)	Based on the underwritten rent roll dated July 1, 2025.
(2)	% column represents percentage of Potential Gross Revenue for all revenue lines and represents percentage of Effective Gross Revenue for the remaining fields.
(3)	Underwritten Credit Tenant Rent Steps are the present value of contractual rent increases for Rio Tinto Kennecott over their lease term.
(4)	2023 NOI was materially lower than other historical periods due to $3,121,947 in rent concessions associated with Rio Tinto Kennecott’s lease renewal and the execution of direct leases from Travelpass Group and Enova. Rio Tinto Kennecott received 10 months of free rent from February 2023 to November 2023 ($2,683,475), Enova received 7 months of free rent from February 2023 to August 2023 ($264,864) and Travelpass Group received 3 months of free rent from February 2023 to April 2023 ($173,608).

The Market. The Daybreak Corporate Center Property is situated in the Southwest Valley submarket, which is part of the broader Salt Lake City metropolitan area in South Jordan, Salt Lake County, Utah. According to the appraisal, the Salt Lake City MSA's economy is experiencing broad-based hiring in various sectors including manufacturing, finance, and construction, and it is projected to outperform National Region Metros in most performance categories over the next five years. Key economic drivers include high-wage jobs in tech and knowledge-based industries, a favorable age structure, and stable employment from universities. As of the second quarter of 2025, the average vacancy rate for the Southwest Valley submarket was 6.8%, which is lower than the overall Salt Lake City market's average of 10.2%. The average office gross rental rate for the Southwest Valley submarket was $27.48 per square foot, annually, which is higher than the overall Salt Lake City market's rate of $25.84 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – Daybreak Corporate Center

The following table presents certain information regarding comparable sales of the Daybreak Corporate Center Property:

Competitive Sales(1)
Property Name	Yr. Built	Sale Date	Rentable Area	Occupancy	Price Per SF	Cap Rate
Daybreak Corporate Center	2008	September 2025	177,000	95.4(2)%	$232	9.5%
Podium Lehi, Building I	2018	February 2025	132,541	100%	$238	10.0%
Sandy Commerce Center	2017	November 2023	121,197	100%	$182	10.2%
Tech Center 2000 B and C	2000	August 2023	29,312	94%	$198	7.8%
Newpark I & III	2005	August 2024	123,123	100%	$315	8.2%
(1)	Source: Appraisal.
(2)	Current Occupancy is as of July 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$24,000,000	Title:	Fee
Cut-off Date Principal Balance:	$24,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.0%	Net Rentable Area (SF):	118,334
Loan Purpose:	Refinance	Location:	Folsom, CA
Borrower:	Broadstone Plaza 02, L.P.	Year Built / Renovated:	2002 / NAP
Borrower Sponsors:	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy:	98.8%
Interest Rate:	6.70000%	Occupancy Date:	11/20/2025
Note Date:	8/6/2025	4th Most Recent NOI (As of):	$2,327,052 (12/31/2022)
Maturity Date:	8/6/2035	3rd Most Recent NOI (As of):	$2,463,992 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,422,915 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,459,068 (TTM 10/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,262,198
Call Protection:	L(28),D(87),O(5)	UW Expenses:	$766,596
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,495,602
Additional Debt:	No	UW NCF:	$2,382,917
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,500,000 / $300
Additional Debt Type:	N/A	Appraisal Date:	7/10/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$203
Taxes:	$177,654	$29,609	N/A	Maturity Date Loan / SF:	$203
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.6%
Replacement Reserves:	$0	$1,479	N/A	Maturity Date LTV:	67.6%
TI / LC(1):	$250,000	$9,368	$500,000(1)	UW NCF DSCR:	1.46x
Existing TI / LC Reserve(2):	$168,389	$0	N/A	UW NOI DY:	10.4%
Lease Sweep Reserve(3):	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$24,000,000	100.0%	Loan Payoff	$21,281,667	88.7%
			Return of Equity	1,512,736	6.3
			Closing Costs	609,555	2.5
			Upfront Reserves	596,043	2.5
Total Sources	$24,000,000	100.0%	Total Uses	$24,000,000	100.0%

(1)	So long as no event of default or cash trap event period is continuing (as defined in the Broadstone Plaza II Mortgage Loan (as defined below) documents), the TI / LC reserve cap will be $500,000; provided, further, that the borrower is required to recommence making the monthly TI / LC reserve deposits in the event the balance of said reserve (less any pending disbursements) is thereafter less than $500,000.
(2)	The Existing TI / LC Reserve includes tenant improvements and leasing commissions owed under the lease documents for the tenants Umpqua Bank and Knee Deep Brewing.
(3)	The Lease Sweep Reserve relates to covenant triggers tied to tenants Ashley Furniture HomeStore and American Furniture Galleries, as further described in the Broadstone Plaza II Mortgage Loan documents.

The Loan. The Broadstone Plaza II mortgage loan (the “Broadstone Plaza II Mortgage Loan”) is evidenced by a single promissory note in the original principal balance and Cut-off Date balance of $24,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Folsom, California (the “Broadstone Plaza II Property”). The Broadstone Plaza II Mortgage Loan was originated by Zions Bancorporation, N.A., accrues interest at a fixed rate of 6.70000% per annum on an Actual/360 basis, has a 10-year term and is interest-only for the entire term.

The Property. The Broadstone Plaza II Property is a 118,334 square foot, anchored retail center located in Folsom, California. The Broadstone Plaza II Property, constructed in 2002, is a part of the larger Broadstone Plaza, a 508,511 power

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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center anchored by major tenants including Home Depot, Bob’s Discount Furniture, Marshalls, Ross Dress for Less, Michaels, Old Navy, and PetSmart, which are not part of the collateral for the Broadstone Plaza II Mortgage Loan.

The Broadstone Plaza II Property comprises five one-story buildings located on an approximately 12.6-acre site and has 595 surface parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 square feet. According to a third-party market research provider, traffic counts at the intersection of East Bidwell Street and Broadstone Parkway NW (immediately proximate to the Broadstone Plaza II Property) feature 41,953 vehicles per day. The borrower sponsors completed approximately $1,127,251 in capital expenditures at the Broadstone Plaza II Property from 2004-2025, including capital roofing, parking lot repairs, painting, and electrical maintenance and repairs.

As of November 20, 2025, the Broadstone Plaza II Property is 98.8% leased to 21 tenants, which includes both national and local retailers. National retailers include tenants such as Ashley Furniture HomeStore, World Market, Bath & Body Works, Batteries Plus, Jamba Juice, The UPS Store, Cold Stone Creamery, GNC, Sport Clips, Golftec, and Nothing Bundt Cakes.

As of the Cut-off Date, the current tenant roster has been at the Broadstone Plaza II Property for a weighted average of 12.8 years.

Major Tenants. The three largest tenants based on net rentable area and underwritten base rent are Ashley Furniture HomeStore, American Furniture Galleries and World Market.

Ashley Furniture HomeStore (32,711 square feet; 27.6% of net rentable area; 19.4% of underwritten base rent). Founded in 1945, Ashley Furniture HomeStore is family-owned home furnishings retailer and manufacturing company. Ashley Furniture HomeStore operates more than 1,000 retail stores and 15 manufacturing and distribution facilities and has more than 20,000 storefronts across 155 countries. Ashley Furniture HomeStore has been a tenant at the Broadstone Plaza II Property since June 2013 and has a current lease term through February 2029 with two, five-year renewal options remaining and no termination options. The base rent for the next renewal option, if exercised, would increase to $17.05 per square foot from March 2029 to February 2034.

American Furniture Galleries (30,930 square feet; 26.1% of net rentable area; 15.7% of underwritten base rent). Founded in 1991, American Furniture Galleries is family-owned home furnishings company that sells furniture for the living room, bedroom, dining room, home office, and entertainment centers. American Furniture Galleries operates five storefront locations in California. American Furniture Galleries has been at the Broadstone Plaza II Property since February 2019 and has a current lease term through July 2029 with one, five-year renewal option remaining and no termination options. The base rental rate for the next renewal option, if exercised, would increase to $14.52 per square foot from August 2029 to August 2034.

World Market (17,857 square feet; 15.1% of net rentable area; 10.3% of underwritten base rent). Founded in 1958, World Market is a national specialty retailer that sells a wide variety of furniture, home décor, and international food and beverage items. World Market operates over 240 stores across the United States. World Market has been at the Broadstone Plaza II Property since August 2002 and has a current lease term through January 2028 with one, five-year renewal option remaining and no termination options. The base rental rate for the next renewal option, if exercised, would increase to $24.50 per square foot from February 2028 to January 2033.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the historical and current occupancy of the Broadstone Plaza II Property:

Historical and Current Occupancy(1)
2022	2023	2024	2025	Current(2)
97.6%	100.0%	96.6%	96.6%	98.8%
(1)	Historical Occupancies are as of January 1st of each respective year.
(2)	Based on the underwritten rent roll dated November 20, 2025.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Broadstone Plaza II Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	UW Occ. Cost(5)	Term. Option	Renewal Option
Ashley Furniture HomeStore	NR/NR/NR	32,711	27.6%	$15.50	$507,021	19.4%	2/28/2029	NAV	NAV	N	2 x 5 yr
American Furniture Galleries	NR/NR/NR	30,930	26.1	$13.20	$408,276	15.7	7/31/2029	NAV	NAV	N	1 x 5 yr
World Market	NR/NR/NR	17,857	15.1	$15.00	$267,855	10.3	1/31/2028	$194	10.5%	N	1 x 5 yr
Umpqua Bank	NR/BBB/BBB+	4,705	4.0	$46.13	$217,042	8.3	3/31/2030	NAV	NAV	N	1 x 3 yr
Knee Deep Brewing Company	NR/NR/NR	3,991	3.4	$37.08	$147,986	5.7	7/31/2030	NAV	NAV	N	2 x 5 yr
Top 5 Tenants		90,194	76.2%	$17.16	$1,548,179	59.4%
Other Tenants		26,729	22.6%	$39.64	$1,059,440	40.6%
Occupied Collateral Total / Wtd. Avg.		116,923	98.8%	$22.30	$2,607,619	100.0%
Vacant Space		1,411	1.2%
Collateral Total		118,334	100.0%

(1)	Based on the underwritten rent roll dated November 20, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent, and % of Total UW Base Rent include contractual steps through November 1, 2026, for nine tenants totaling $23,252.
(4)	Sales PSF are as of the trailing 12-month period ending December 31, 2024, as provided by the tenants to the borrower.
(5)	UW Occ. Cost is based on underwritten base rent and reimbursements and most recently reported sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to tenant lease expirations at the Broadstone Plaza II Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	1,411	1.2%	NAP	NAP	1,411	1.2%	NAP	NAP
2025 & MTM	0	0	0.0%	$0	0.0%	1,411	1.2%	$0	0.0%
2026	5	8,539	7.2%	$316,959	12.2%	9,950	8.4%	$316,959	12.2%
2027	2	2,514	2.1%	$104,191	4.0%	12,464	10.5%	$421,150	16.2%
2028	4	24,444	20.7%	$528,579	20.3%	36,908	31.2%	$949,729	36.4%
2029	2	63,641	53.8%	$915,297	35.1%	100,549	85.0%	$1,865,026	71.5%
2030	3	9,826	8.3%	$417,234	16.0%	110,375	93.3%	$2,282,260	87.5%
2031	2	2,590	2.2%	$98,288	3.8%	112,965	95.5%	$2,380,548	91.3%
2032	2	2,471	2.1%	$116,869	4.5%	115,436	97.6%	$2,497,417	95.8%
2033	1	2,898	2.4%	$110,202	4.2%	118,334	100.0%	$2,607,619	100.0%
2034	0	0	0.0%	$0	0.0%	118,334	100.0%	$2,607,619	100.0%
2035	0	0	0.0%	$0	0.0%	118,334	100.0%	$2,607,619	100.0%
2035 & Beyond	0	0	0.0%	$0	0.0%	118,334	100.0%	$2,607,619	100.0%
Total	21	118,334	100.0%	$2,607,619	100.0%	118,334	100.0%	$2,607,619	100.0%
(1)	Based on the underwritten rent roll dated November 20, 2025.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through November 1, 2026, for nine tenants totaling $23,252.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to operating history and underwritten net cash flows at the Broadstone Plaza II Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 10/31/2025	Underwritten	Per SF	%(1)
Base Rent(2)	$2,374,751	$2,452,352	$2,428,233	$2,438,747	$2,607,619	$22.04	76.0%
Grossed Up Vacant Space	$0	$0	$0	$0	$56,440	$0.48	1.6
Reimbursements	$671,748	$692,588	$706,869	$780,589	$766,680	$6.48	22.3
Gross Potential Income	$3,046,499	$3,144,940	$3,135,101	$3,219,336	$3,430,739	$28.99	100.0%
(Vacancy & Credit Loss)(3)	0	0	0	0	(171,537)	($1.45)	(5.0)
Other Income(4)	$10,859	$5,283	$3,076	$2,995	$2,995	$0.03	0.1
Effective Gross Income	$3,057,357	$3,150,223	$3,138,177	$3,222,332	$3,262,198	$27.57	95.1%
Total Expenses(5)	$730,306	$686,230	$715,262	$763,264	$766,596	$6.48	23.5%

Net Operating Income	$2,327,052	$2,463,992	$2,422,915	$2,459,068	$2,495,602	$21.09	76.5%
Capital Expenditures	$0	$0	$0	$0	$17,750	$0.15	0.5
TI/LC	$0	$0	$0	$0	$94,935	$0.80	2.9
Net Cash Flow	$2,327,052	$2,463,992	$2,422,915	$2,459,068	$2,382,917	$20.14	73.0%

(1)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Underwritten Base Rent includes contractual rent steps through November 1, 2026, for nine tenants totaling $23,252.
(3)	The underwritten economic occupancy is 95.0%, based on Gross Potential Income. The Broadstone Plaza II Property was 98.8% leased based on the November 20, 2025 rent roll.
(4)	Historically, Other Income reflects immaterial late fees, insufficient fund fees, and lease cancellation fees, which are non-recurring, one-time events.
(5)	The management fee is underwritten to reflect 4.0% of Effective Gross Income and is subordinate to the Broadstone Plaza II Mortgage Loan. The Broadstone Plaza II Property is managed by a borrower sponsor affiliate.

Appraisal. According to the appraisal, the Broadstone Plaza II Property had an “as-is” appraised value of $35,500,000 as of July 10, 2025, as shown in the table below.

Broadstone Plaza II Appraised Value(1)
Property	Value	Capitalization Rate
Broadstone Plaza II	$35,500,000	7.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental report dated July 25, 2025, there was no evidence of any recognized environmental conditions at the Broadstone Plaza II Property.

The Market. The Broadstone Plaza II Property is located in Folsom, California, approximately 25 miles east of downtown Sacramento, California with access provided by Highway 50. According to the appraisal, the immediate area surrounding the Broadstone Plaza II Property is approximately 5% industrial, 15% office or retail, 70% residential and 10% other uses. Folsom recently expanded its city limits south of US-50, in an area known as Folsom Ranch. Construction is underway with 10,000 planned homes, along with schools and concentrated retail to serve this residential development. Plans do not include major anchored shopping centers, and additional direct competition from this expansion area is not expected, according to the appraisal.

According to a third-party market research report, within a one-, three- and five- mile radius of the Broadstone Plaza II Property, the reported average household income was $177,051, $160,612 and $157,176, respectively; and the estimated population was 8,548, 72,618 and 132,217, respectively. According to a third-party market research report, the Broadstone Plaza II Property is situated in the Folsom retail submarket of the Sacramento – CA retail market. As of October 2, 2025, the submarket reported a total inventory of approximately 5,789,108 square feet, an overall vacancy rate of 3.6% and average asking rents of $29.42 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable Anchor / Junior Anchor leases for the Broadstone Plaza II Property:

Comparable Anchor / Junior Anchor Rental Summary(1)
Property Name/Location	Year Built	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Broadstone Plaza II 2779-2799 East Bidwell Street Folsom, CA	2002	Various(2)	Various(2)	17,857 -32,711(2)	$13.20 -$15.50(2)	NNN(2)
Sierra Oaks Plaza 4060-4090 Douglas Boulevard Granite Bay, CA	1987	Nugget Market	20.0	46,500	$23.40	NNN
Elk Grove Marketplace 8517 Bond Road Elk Grove, CA	2005	Joann Fabric	5.0	35,000	$15.48	NNN
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	2002	World Market	10.3	20,177	$19.75	NNN
The Ridge 7530 Elk Grove Boulevard Elk Grove, CA	2018	Nordstrom Rack	10.0	25,000	$21.00	NNN
Rock Creek Plaza State Highway 49 at Bell Road Auburn, CA	1980	Old Navy	10.0	15,850	$15.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 20, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable in-line leases for the Broadstone Plaza II Property:

Comparable In-Line Rental Summary(1)
Property Name/Location	Year Built	Tenant Name	Lease Term (Years)	Tenant Size (SF)	Annual Base Rent PSF	Lease Type
Broadstone Plaza II 2779-2799 East Bidwell Street Folsom, CA	2002	Various(2)	Various(2)	1,077 -4,705(2)	$33.72 -$57.60(2)	NNN(2)
Broadstone Marketplace 2750 E Bidwell Street Folsom, CA	2007	Available	NAV	2,303	$36.00	NNN
Country Gables Shopping Center 6811-6987 Douglas Blvd Granite Bay, CA	1989	Mimosa House	10.0	2,845	$28.33	NNN
Marketplace at Birdcage 6110 Sunrise Boulevard Citrus Heights, CA
	1976	Teriyaki Madness	10.0	1,400	$36.00	NNN

Country Gables Shopping Center 6811-6987 Douglas Blvd Granite Bay, CA
	1989	Club Pilates	10.0	2,144	$33.00	NNN

Raley’s at the Parkway 25065 Blue Ravine Road Folsom, CA	2006	Tri Counties Bank	10.0	3,263	$42.60	NNN
Shops at Folsom Ranch 3230 East Bidwell Street Folsom, CA	2023	Capriotti’s Sandwich Shop	10.0	1,556	$45.00	NNN
Country Gables Shopping Center 6811-6987 Douglas Blvd Granite Bay, CA	1989	Green Grill	11.0	1,224	$36.00	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 20, 2025.

The following table presents information relating to comparable sales for the Broadstone Plaza II Property:

Summary of Comparable Sales(1)
Property Name / Address	Sale Date	Sale Price	Square Feet	Price per SF
Willow Creek Shopping Center 2825 Grass Valley Highway Auburn, CA	May-25	$27,750,000	67,825	$409.14
Point West Plaza 1874-1892 Arden Way Sacramento, CA	Apr-25	$28,964,000	119,664	$242.04
Empire Shopping Center 5865 Lone Tree Way 5897 Antioch, CA	Jan-25	$34,825,000	122,742	$283.73
Ridge at Creekside/Creekside Plaza 1112-1164 Galleria Boulevard Roseville, CA	Oct-24	$39,750,000	186,385	$213.27
Arden Watt Market Place 3308-3350 Arden Way Sacramento, CA	Feb-23	$25,500,000	137,714	$185.17
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the appraisal’s market rent conclusions for the Broadstone Plaza Il Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Reimbursement Method
Anchor / Junior Anchor	$18.00	10	NNN
Retail	$40.00	10	NNN
(1)	Source: Appraisal.

Right of First Offer to Purchase. In the event that the owner of the Broadstone Plaza II Property desires to sell such property to a third party, such owner is obligated to first notify and offer to sell the Broadstone Plaza II Property to the owner of a neighboring property.  Such right of first offer does not apply to a foreclosure or the first sale following a foreclosure but such right will apply to any subsequent sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Walter Johnston – Director	walter.johnston@barclays.com	(212) 526-5248
Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972
Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268
Barclays CMBS Trading
Wenfei Liu - Director	wenfei.liu@barclays.com	(212) 526-2615
Sophia Ouyang – Assistant Vice President	sophia.ouyang@barclays.com	(212) 526-2615
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295
Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn – Managing Director	daniel.penn@db.com	(212) 250-5149
Goldman CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Lisa Schexnayder – Vice President	Lisa.schexnayder@gs.com	(212) 902-2330
UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832
Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278
Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 713-3506
Wells Fargo Real Estate Securitization and Capital Markets
Brigid Mattingly – Managing Director	brigid.mattingly@wellsfargo.com	(312) 269-3062
Sean Duffy – Managing Director	sean.duffy@wellsfargo.com	(312) 827-1518
Dan Thomas – Vice President	daniel.p.thomas@wellsfargo.com	(212) 214-2813

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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